Exhibit 10.24

LIMITED LIABILITY COMPANY AGREEMENT

OF JP-KBS RICHARDSON HOLDINGS, LLC

This LIMITED LIABILITY COMPANY AGREEMENT OF JP-KBS RICHARDSON HOLDINGS, LLC (this “Agreement”), is entered into effective as of November 22, 2011, by and between JP-RICHARDSON, LLC, a Delaware limited liability company (“JV Member”), and KBS SOR RICHARDSON PORTFOLIO JV, LLC, a Delaware limited liability company (“KBS” or “Co-Managing Member”). JV Member and KBS may hereinafter be referred to herein collectively, as the “Members” or individually as a “Member.”

ARTICLE I

FORMATION

1.01.    Formation.   The limited liability company created pursuant to this Agreement and the filing of that certain Certificate of Formation dated October 6, 2011 (the “Company”) was formed under and pursuant to the Act. The term “Act” means the Delaware Limited Liability Company Act, 6 Delaware Code, Sections 18-101 et. seq., as hereafter amended from time to time.

1.02.    Names and Addresses.   The name of the Company is JP-KBS RICHARDSON HOLDINGS, LLC. The principal office of the Company shall be 14801 Quorum Drive, Suite 200, Dallas, Texas 75254, until changed by the Managing Member with written notice to all of the Members. The name and address of the registered agent of the Company in the State of Delaware currently is Corporation Services Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The names and addresses of the Members are set forth on Exhibit A attached hereto.

1.03.    Nature of Business.   The express, limited and only purposes of the Company shall be (i) to acquire certain real property located in Richardson, Texas commonly known as 2425 N. Central Expressway, 2435 N. Central Expressway, 2150 Lakeside Boulevard, 2400 Lakeside Boulevard, 2100 Lakeside Boulevard and various vacant lots, and described more particularly on Exhibit B attached hereto (each, individually a “Property”, and collectively, the “Properties”), including the improvements currently and as from time to time may be located on each Property (collectively, the “Improvements”) (a Property and the Improvements located thereon shall sometimes be collectively referred to as, a “Project” and all the Properties and Improvements shall be sometimes collectively referred to as the “Projects”) at the Closing currently scheduled for November 1, 2011 (the “Closing”), (ii) to transfer the Properties to the Property Owners (herein defined) immediately after Closing, (iii) to acquire, own, manage and hold the membership interests of the Property Owners, which Property Owners shall own, lease, hold for investment, sell, exchange, dispose of and otherwise realize the economic benefit from the Projects, and (iv) to conduct such other activities with respect to the Projects as are appropriate to carrying out the foregoing purposes and to do all things incidental to or in furtherance of the above-enumerated purposes. The Company shall be the sole member of the limited liability companies listed in Exhibit B attached hereto (each, a Property Owner” and collectively, the “Property Owners”), which shall acquire and own the Projects as described in Exhibit B attached hereto immediately after the Closing.

1.04.    Term of Company.   The term of the Company shall commence on the date the Certificate of Formation for the Company is filed with the Office of the Secretary of State of the State of Delaware and shall continue until dissolved pursuant to Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Company’s Certificate of Formation.

ARTICLE II

MANAGEMENT OF THE COMPANY

2.01.     Management of the Company.

(a)        Generally.   JV Member is hereby designated as the managing member (the “Managing Member”) of the Company and shall serve as the Managing Member of the Company unless and until it resigns or is removed pursuant to Section 2.06. Subject to the restrictions set forth in this Agreement, Managing Member shall manage and administer the day- to-day business and affairs of the Company. Managing Member shall at all times faithfully perform its duties and responsibilities in compliance with all applicable laws, the Business Plan, the Annual Budgets and this Agreement, and in an efficient, thorough, businesslike manner, devoting such time, efforts and managerial resources to the business of the Company as is reasonably necessary for the operation of the day-to-day business and affairs of the Company. In the performance of its duties in this Agreement, Managing Member shall regularly consult with the Co-Managing Member. Managing Member may engage in business efforts and affairs which are not related to the Company, and will not be precluded from owning and operating other businesses and/or real estate projects and neither the Company nor the other Members shall have any interest in such businesses or real estate projects.

(b)       Specific Day to Day Duties.   Without limiting the generality of the foregoing, Managing Member shall perform the following duties with respect to the Projects, all to be carried out in accordance with this Agreement, the Annual Budgets and the Business Plan:

(i)        Use reasonable commercial efforts to be obtain and cause to be maintained all governmental and agency approvals, permits and other entitlements necessary for ownership, renovation, operation, management and leasing of the Projects.

(ii)       Coordinate the services of all employees, supervisors, architects, engineers, accountants, attorneys, real estate brokers, advertising personnel and other persons necessary or appropriate for the ownership, renovation, operation, management and leasing of the Projects.

(iii)      Supervise the performance of all work in connection with the ownership, renovation, operation, management and leasing of the Projects.

(iv)      Use reasonable efforts to enforce all of the Company’s and the Property Owners’ rights and cause performance of all of the Company’s and the Property Owners’ obligations arising in connection with any contract or agreement entered into in connection with the Projects, excluding de minimis obligations where the cost to pursue the obligation exceeds the benefit to be gained.

(v)       Deliver to the Members copies of any written notices or other written materials received by Managing Member (irrespective of whether such notice or materials were sent directly to Managing Member, the Company or a Property Owner) in connection with any material dispute or material claims relating to the Projects.

(vi)      Otherwise diligently perform those duties and services that are reasonably necessary in order to acquire, own, renovate, operate, manage and lease each Project in accordance with the Business Plan, the applicable Annual Budget and this Agreement.

As used in this Agreement, the term “Loan” means the loan to the Company in the maximum aggregate amount of $46,100,000 from General Electric Capital Corporation (“GECC”), and secured by the Projects pursuant to loan documents approved by the Members and the term “Refinance” means any refinance, modification, extension or substitution of the Loan, or any new loan affecting any or all of the Projects. The Loan will be assumed by the Property Owners upon transfer of the Projects to the Property Owners.

(c)      Additional Duties.   Without limiting the generality of the foregoing, Managing Member shall have the following additional duties with respect to the overall operation of the Company and the ownership by the Company of the Property Owners, which in turn will own the Projects, all to be carried out in accordance with this Agreement:

(i)        Provide operating reports and financial statements in accordance with Article IX.

(ii)       Notify Co-Managing Member of such matters and render such reports to Co-Managing Member from time to time as Co-Managing Member may reasonably request in writing, including, without limitation, at all times and in each event no less frequently than monthly, keeping Co-Managing Member informed of material information relating to the Projects by (1) notifying Co-Managing Member in advance of public hearings and other proceedings relating to any existing or proposed entitlements, mapping, subdivision or material permits for the Projects and (2) notifying Co-Managing Member within five (5) business days and promptly delivering to Co-Managing Member copies of any written offers to purchase or otherwise acquire any or all of the Projects, or any interest therein, and of any written indications of interest, written invitations to deal, written solicitations of sales which represent bona fide offers specifically tailored to any or all of the Projects, and which shall specifically exclude generic or cold call type letters seeking to purchase properties generally.

(iii)      Complying with the Annual Budgets, as they may be modified under Section 2.10 below; provided however that Managing Member shall be entitled to incur expenditures not provided in any Annual Budget which do not exceed (1) the sum of $5,000 as to any single expenditure, and (2) the sum of $75,000 as to any such expenditures in the aggregate for any calendar year which shall be reported to Co-

Managing Member by no later than the delivery of the next monthly operating report (such expenditures may hereinafter be referred to as the “De Minimis Expenditures”).

(d)      Affiliate Agreements; Special Powers of KBS Regarding Affiliate Agreements.

(i)        JV Member may not cause the Company or any Property Owner to enter into any Affiliate Agreement or amend, modify or terminate any such Affiliate Agreement after the entry by the Company or a Property Owner, as applicable, into such Affiliate Agreement without the prior consent of Co-Managing Member.

(ii)       Notwithstanding anything to the contrary contained herein but subject to Section 2.06(d) below, Co-Managing Member shall have the right, in its sole but reasonable discretion upon prior written notice to JV Member, to take all actions on behalf of the Company or a Property Owner, as applicable, with respect to: (A) the determination of the existence of any default by any Affiliate of JV Member under any Affiliate Agreements made between the Company or a Property Owner, as applicable, and any Affiliate of JV Member, (B) the enforcement of all rights and remedies of the Company or a Property Owner, as applicable, under any Affiliate Agreements made between the Company or a Property Owner, as applicable, and any Affiliate of JV Member, and (C) termination of any Affiliate Agreements made between the Company and any Affiliate of JV Member (subject to the terms and conditions set forth therein for notice of defaults and applicable cure periods). JV Member will cooperate in good faith with Co-Managing Member in the exercise by Co-Managing Member of the foregoing rights and actions hereunder.

(iii)      As used in this Agreement, the term “Affiliate” means any person or entity which, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with another person or entity. The term “control” as used herein (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power (i) to vote 51% or more of the outstanding voting securities of such person or entity, or (ii) to otherwise direct management policies of such person by contract (at commercially reasonable rates) or otherwise. The term “Affiliate Agreement” means any agreement for the provision of goods and/or services between the Company or a Property Owner and any Affiliate of Managing Member or any other person or entity in which Managing Member (or any person or entity having a direct or indirect interest therein) owns a direct or indirect interest therein.

2.02.    Major Decisions.   Notwithstanding anything contained in this Agreement to the contrary, Managing Member shall not take, or cause or permit the Company or any Property Owner to enter into any agreement to take, any of the following actions on behalf of the Company or any Property Owner (in each case the taking of which hereinafter shall be referred to as a “Major Decision”) without the prior written consent of Co-Managing Member, which may be given or withheld in Co-Managing Member’s sole and absolute discretion.

(a)       Annual Budgets; Business Plan.   Subject to Section 2.01(c)(iii) deviate in from, amend or replace the Business Plan or deviate from, amend or replace any Annual Budget (including any Renovation Budget) except as provided in Section 2.10 below.

(b)      Sale of the Company or the Project.   Subject to Articles VI and VII, sell, convey, exchange, hypothecate, pledge, encumber or otherwise transfer any portion of or any interest in the Company, a Property Owner or a Project, or enter into any agreement to sell, convey, exchange, hypothecate, pledge, encumber or otherwise transfer any portion or any interest in the Company, a Property Owner or a Project.

(c)      Management and Leasing Agreements.   Amend, modify, terminate, or waive any rights under, the Management Agreement or the Leasing Agreement (as each term is defined below) (and with respect to the Leasing Agreement, after approval of the Leasing Agent and Leasing Agreement by Co-Managing Member pursuant to Section 2.11(b) below), or enter into any replacement management agreement or leasing agreement.

(d)      Acquire Real Property or Ownership Interest.   Purchase or otherwise acquire any interest in real property or in any entity other than the Company’s interest in the Property Owners.

(e)      Financing.   Cause the Company or a Property Owner to finance or refinance the operations of the Company or a Property Owner, as applicable, and/or any of the assets of the Company and the Property Owners (including, without limitation, any acquisition, development, construction, interim and long-term financing or refinancing in connection with a Project or the improvement, renovation or expansion thereof), enter into any Refinance, or retain any mortgage bankers or brokers on behalf of the Company or the Property Owners, as applicable, in connection therewith or enter into any modifications, amendments or other agreements regarding the Company’s or the Property Owners’ financing or to amend or modify in any respect the Loan or any Refinance.

(f)       Indemnity.   Make, execute or deliver on behalf of the Company or the Property Owners any indemnity bond or surety bond or obligate the Company, a Property Owner or any other Member as a surety, guaranty, guarantor or accommodation party to any obligation or grant any lien or encumbrance on any of the assets of the Company or the Property Owners, including the Projects.

(g)       Loans.   Lend funds belonging to the Company or a Property Owner to any Member or its Affiliate or to any third party, or extend any person, firm or corporation credit on behalf of the Company or a Property Owner or cause any Member Loan to be made to the Company or a Property Owner as provided in Section 3.04.

(h)      Distributions.   Based on cash flow projections and analysis prepared by Managing Member, determine whether or not there is sufficient Net Cash so that distributions may be made to the Members in accordance with this Agreement, and make any distribution to the Members. As used in this Agreement, the term “Net Cash” means the gross cash receipts of the Company from all sources as of any applicable date of determination, less the portion thereof used to pay (i) all cash disbursements (inclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to any Member, including, without limitation, any reimbursements made to any Member and any amounts applied to repay any Member Loans, of the Company prior to that date); and (ii) all reserves, established by the Annual Budgets or otherwise approved by the Members for anticipated cash disbursements that will have to be made before additional cash receipts from third parties will provide the funds therefor, including for payment of debt service, capital improvements and other anticipated contingencies and expenses of the Company and the Property Owners.

(i)       Expenditures.   Except for De Minimis Expenditures, take any action or make any expenditure or incur any obligation by or on behalf of the Company or a Property Owner which is not included in the Annual Budgets (including, without limitation, obligating the Company or a Property Owner to pay for any goods or services in excess of the foregoing), in addition, in the event that the then current Loan or Refinance is within ninety (90) days of its stated maturity, or after its term has expired, or is in default, Managing Member may not reallocate any excess funds among line items or make any expenditures from any reserves without Co-Managing Member’s consent.

(j)       Duties.   Delegate any of the duties of Managing Member set forth herein except as set forth in the Management Agreement or the Leasing Agreement or any other approved contract with an Affiliate under the terms of this Agreement or to the officers and employees of Managing Member.

(k)       Assignment Benefiting Creditors.   Make, execute or deliver on behalf of the Company or any Property Owner an assignment for the benefit of creditors; file, consent to or cause the Company, a Property Owner, a Member’s Interest, or any Project, or any part thereof or interest therein, to be subject to the authority of any trustee, custodian or receiver or be subject to any proceeding for bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, relief of debtors, dissolution or liquidation or similar proceedings.

(1)       Partition of Company Assets.   Partition all or any portion of the assets of the Company or a Property Owner, or file any complaint or institute any proceeding at law or in equity seeking such partition.

(m)       Governmental Proposals.   Make application to, or enter into, or cause the Company or any Property Owner to enter into any agreements with, any government officials relating to mapping, development, zoning, subdivision, environmental or other land use or entitlement matters which may affect the Projects.

(n)       Purchase Assets.   Except as may be provided in the then-applicable Annual Budgets, purchase any automobiles or vehicular equipment on behalf of or in the name of the Company or a Property Owner or purchase any fixed assets on behalf of or in the name of the Company or a Property Owner.

(o)       Commence Renovations or On or Off-Site Improvements.   Commence the Renovations (defined below) unless and until the applicable detailed Renovation Budget (defined below) has been approved by Co-Managing Member pursuant to Section 2.10(b) below. Except as otherwise expressly provided for in any Business Plan, Annual Budget (and/or the Renovation Budget after approval by Co-Managing Member as set forth herein) or in any lease approved by the Co-Managing Member, undertake any Renovations (defined below) or significant construction on any Project (including, without limitation, any tenant improvements) or any significant off-site improvement work, any environmental remediation on any Project, except tenant improvements allowed within the Leasing Guidelines attached hereto as Exhibit H.

(p)       Confess Judgments: Legal Actions.   Confess a judgment against the Company; settle or adjust any claims against the Company or a Property Owner; or commence, negotiate and/or settle any legal actions or proceedings brought by the Company or a Property Owner against unaffiliated third parties; provided however that Managing Member may settle or adjust any claim which is not the subject of a legal action or proceeding of $10,000 or less.

(q)       Dissolve the Company.   Except as provided in this Agreement, dissolve, terminate or liquidate the Company or any Property Owner.

(r)       Acts Making Business Impossible.   Do any act that would make it impossible to carry on the business of the Company or any Property Owner.

(s)       Material Agreements.   Except as provided in the Annual Budgets or in the express terms of this Agreement or the Management Agreement, cause the Company to enter into any agreement obligating the Company or any Property Owner to pay an amount of more than $10,000 and any amendment, modification or termination of any such agreement, including, without limitation, any agreement providing for the payment of any commission, fee or other compensation payable in connection with the sale of any Project.

(t)       Limited Liability Company Act.   Take any other action for which the consent of the Members is required under the Act.

(u)       Leases.   Cause or permit the Company or a Property Owner to enter into any new space or other lease affecting a Project, or amend, modify, terminate, or waive rights under any existing leases, for space in any of the Projects, except that the Managing Member may lease space to new tenants or modify leases for existing tenants in accordance with the Leasing Guidelines attached hereto as Exhibit H.

(v)       Insurance; Accounting.   Change the insurance program for the Company, a Property Owner or a Project in a manner inconsistent with the Business Plans or inconsistent with the insurance requirements set forth in Section 2.05 below or alter or change the reporting, accounting and/or auditing systems and/or procedures for the Company, a Property Owner, or a Project.

(w)       Employees.   Employ any individuals as an employee of the Company or a Property Owner.

(x)       Awards and Proceeds.   Settle, apply or dispose of any casualty insurance proceeds or any condemnation award, any insurance company or any condemning authority, as applicable.

(y)       No REIT Prohibited Transactions.   Take, or permit to be taken, any action that is or results in a REIT Prohibited Transaction.

(z)       Pledge and Assignment.   Subject to the provisions of Article VI below, sell, transfer or pledge JV Member’s interests in the Company. Sell, transfer, encumber, or pledge the Company’s interests in the Property Owners.

(aa)     Consultants.   Retain or dismiss on behalf of the Company or a Property Owner any accountants, auditors, property managers or leasing agents.

(bb)     Additional Capital Contributions.   Except as expressly set forth in Section 3.01 below or otherwise approved by the Members in writing, require any additional capital contributions of the Members.

(cc)     Member Loans. Except as expressly set forth in Section 3.04 or otherwise approved by the Members in writing, require or request any Member Loan.

The Members agree that the Major Decisions set forth in this Section 2.02 require the prior written consent of the Co-Managing Member in its sole and absolute discretion. Failure by Co-Managing Member to approve any Major Decision in writing within ten (10) days after Co-Managing Member’s receipt of a request therefor from Managing Member shall be deemed a disapproval of such Major Decision. The disapproval (or deemed disapproval) of a Major Decision shall not be construed as a dispute, controversy or a disagreement under this Agreement between the Members and shall not be subject to the arbitration provision set forth in Section 10.07 below.

2.03.     Company Funds.   No funds, assets, credit or other resources of the Company or the Property Owners of any kind or description shall be paid to, or used for, the benefit of any Member, except as specifically provided in this Agreement or the Annual Budgets or after the written approval of all the Members has been obtained. All funds of the Company and the Property Owners shall be deposited only in such federally insured checking and savings accounts with banks and other financial institutions having not less than $1,000,000,000 in assets as the Co-Managing Member shall approve in writing, shall not be commingled with funds of any other person or entity, and shall be withdrawn only upon such signature or signatures as may be designated in writing from time to time by Managing Member after receiving approval of the Co-Managing Member. Co-Managing Member hereby pre-approves Frost Bank N.A. as the initial holder of the Company’s bank accounts.

2.04.     Employees.   Neither the Company nor the Property Owners shall have employees. Each Member shall be solely responsible for all wages, benefits, insurance and payroll taxes with respect to any of its employees. Each Member agrees to perform its duties under this Agreement as an independent contractor and not as the agent, employee or servant of the Company. Each Member shall be solely responsible for its own acts and those of its subordinates, employees and agents during the term of this Agreement and, subject to, and without the waiver of the benefits of, the provisions of Section 2.09, each Member hereby indemnifies and holds harmless the Company and each other Member from any liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys fees) arising from the acts of any such subordinates, employees and agents of such Member.

2.05.    Insurance.

(a)       Company Policies.   Managing Member shall purchase and maintain, or shall cause to be purchased and maintained, for and at the expense of the Company, policies of insurance (i) for the Company’s operations, (ii) for the protection of the Company’s assets (including the Projects), and (iii) as may be reasonably required to comply with third-party requirements in accordance with guidelines approved by Co-Managing Member, and shall provide the Members upon request with the certificates or other evidence of insurance coverage as provided therein.

(b)       Contractor’s Insurance Obligations.   Managing Member shall require the Projects’ general contractors and all subcontractors to obtain and maintain at all times during performance of work for the Company and the Property Owners, as applicable, an occurrence form commercial general liability policy on a primary and non-contributing basis with a minimum of $1,000,000 per occurrence/$1,000,000 annual aggregate, or in each case, in such other amounts as may be approved by the Co-Managing Member, on which the Company and the applicable Property Owner is named as an additional insured. In addition, Managing Member shall require that the Project’s general contractors and all subcontractors carry worker’s compensation coverage as required by law.

(c)       D&O Insurance.   Managing Member may purchase and maintain insurance on behalf of the executive officers of Managing Member (and if requested by Co-Managing Member, executive officers of Co-Managing Member) against liability asserted against such Person and incurred by such Person arising out of such Persons’ actions on behalf of Managing Member (or Co-Managing Member, as applicable) under this Agreement; provided that the cost of such insurance is included in the approved Annual Budgets for the applicable year and such coverage is available at commercially reasonable rates.

2.06.    Election, Removal, Resignation.

(a)       Number, Term and Qualifications.   The Company shall have one Managing Member, which shall initially be JV Member. Other than in circumstances in which JV Member as Managing Member is removed pursuant to Section 2.06(b) or resigns pursuant to Section 2.06(c), a new Managing Member may not be appointed except as set forth in Section 2.06(d) below. Managing Member shall be a Member, but need not be an individual, a resident of the state in which the Property is located, or a citizen of the United States.

(b)       Removal.   Except as provided in this Section 2.06(b) with respect to JV Member as Managing Member, Managing Member may not be removed as Managing Member of the Company. Managing Member may be removed as Managing Member (but not as a Member) solely as a result of the occurrence of a Just Cause Event at any time upon thirty (30) days prior written notice (“Removal Notice”) from KBS to JV Member.

For purposes of this Section 2.06(b), “Just Cause Event” shall mean:

(i)        JV Member or any principal, officer, executive or employee of JV Member has committed fraud related to the Company, a Property Owner or a Project or has embezzled funds of the Company or a Property Owner.

(ii)       JV Member or any principal, officer, executive or employee of JV Member has committed an act of gross negligence or willful misconduct in the performance of its obligations under this Agreement.

(iii)      JV Member has materially breached its obligations as Managing Member under this Agreement and such breach was not timely cured within thirty (30) days of written notice from Co-Managing Member.

(iv)      The filing of any bankruptcy, insolvency or receivership proceedings affecting JV Member which is not dismissed within ninety (90) days, or any assignment for the benefit of creditors by JV Member.

(c)       Resignation.   Managing Member may resign as Managing Member (but not as a Member) upon ten (10) days prior notice to the other Member; provided, however, that if JV Member in its capacity as Managing Member delivers a notice of resignation after either (i) a Removal Notice from KBS has been delivered but before the 30-day removal period has expired, or (ii) a notice of a Just Cause Event from KBS has been delivered but before any cure period has expired, JV Member’s resignation shall not alter, limit or circumvent, or be construed to alter, limit or circumvent, the effect of the occurrence of the applicable Just Cause Event under this Agreement, including under Section 2.06(d) below and, if applicable, the application of Section 5.02 below, by virtue of the fact that JV Member may have resigned prior to its formal removal as Managing Member.

(d)       Effect of Removal or Resignation.   Upon the removal or resignation of JV Member as Managing Member (but not as a Member) in accordance with Section 2.06(b) or Section 2.06(c), as applicable, KBS (or its designee) may:

(i)        terminate any agreement between the Company or any Property Owner and JV Member or Affiliates of JV Member;

(ii)       replace JV Member as Managing Member with itself (or its designee) and KBS (or such designee) shall have all of the duties and obligations of Managing Member under this Agreement; provided, however, that KBS (or its designee) shall not thereafter be required to obtain the consent or approval of JV Member to any Major Decision); and

(iii)      if JV Member is removed as Managing Member as a result of a Just Cause Event described in Section 2.06(b)(i) or (ii), then from and after the date of such removal, any and all Net Cash of the Company thereafter shall be distributed in accordance with the provisions of Section 5.02.

2.07.    Members Have No Managerial Authority.  The Members shall have no power to participate in the management of the Company, except as expressly authorized by this Agreement.

2.08.    Meetings.  The Company shall not be required to hold regular meetings of Members. Any Member may call a meeting of Members for the purpose of discussing Company business. Unless otherwise approved by the Members, any meeting of Members shall be held during normal business hours either telephonically or in person at the Company’s principal office on such day and at such time as are reasonably convenient for the Members.

2.09.    Liability and Indemnity.  No Member (nor any officer, director, member, manager, constituent partner, agent or employee of a Member) shall be liable or accountable in damages or otherwise to the Company or to any other Member for any good faith error of judgment or any good faith mistake of fact or law in connection with this Agreement, or the services provided to the Company except in the case of willful misconduct or gross negligence. To the maximum extent permitted by law, the Company does hereby indemnify, defend and agree to hold each Member (and each such officer, director, member, manager, constituent partner, agent or employee) wholly harmless from and against any loss, expense or damage (including, without limitation, attorneys’ fees and costs) suffered by such Member (and/or such officer, director, member, manager, constituent partner, agent or employee) by reason of anything which such Member (and/or such officer, director, member, manager, constituent partner, agent or employee) may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interest; except in the case of willful misconduct or gross negligence. To the maximum extent permitted by law, each Member does hereby indemnify, defend and agree to hold the Company and each other Member wholly harmless from and against any loss, expense or damage (including, without limitation, attorneys’ fees and costs) suffered by the Company or such other Member as a result of such indemnifying Member’s willful misconduct or gross negligence in performing or failing to perform such indemnifying Member’s duties hereunder.

2.10.    Business Plan and Annual Budgets.

(a)       Attached hereto as Exhibit C is a plan which sets forth the general description of the overall business plan of the Company with respect to the Projects (the “Business Plan”), which has been prepared by Managing Member on behalf of the Company, and which is hereby approved by the Co-Managing Member. Notwithstanding the approval of such Business Plan by the Co-Managing Member, in the event of any conflict or inconsistency between any provision of the Business Plan and any provision of this Agreement, the provisions of this Agreement shall control and supersede the provisions of the Business Plan. On or before the Update Date (defined below) in any year, Managing Member shall prepare an update and any other necessary modifications to the Business Plan for Co-Managing Member’s review and approval.

(b)       Attached hereto as Exhibit D is an “Annual Budget” for each Project (collectively, the “Annual Budgets”) that have been approved by the Co-Managing Member (except as set forth in this Section 2.10(b)) and sets forth, by category, the estimated costs that are projected to be incurred for the remainder of the 2011 fiscal year in connection with the ownership, renovation, construction, and leasing of the applicable Projects. The initial Annual Budgets (and each subsequent Annual Budget to the extent applicable until the completion of the renovations to be made by the Company at the Project as described in the Business Plan (the “Renovations”)) includes a budget setting forth the estimated renovation costs to be incurred by the Company in connection with the renovation and construction of the Project (the “Renovation Budget”). On or before November 30, 2011, and on or before the last business day of November of each year thereafter (each an “Update Date”), Managing Member shall prepare new Annual Budgets for the Projects which shall be required to be approved by the Co-Managing Member, which shall set forth, (A) by individual category, the costs and expenses projected to be incurred by the Company and/or the applicable Property Owner for the ensuing fiscal year.

(c)       If any Annual Budget (excluding any portion which constitutes the Renovation Budget), or any category thereof, is not approved by the Members for any fiscal year as of the commencement of such fiscal year (or other period), then the approved categories of such proposed Annual Budget shall be in effect, but as to the categories which were disapproved, one hundred five percent (105%) of the applicable approved Annual Budget line items, shall be in effect until the Co-Managing Member approves the new Annual Budget as to such categories. Adjustments to the last approved Annual Budget shall automatically be made to reflect actual increases in real property taxes, insurance premiums, utility charges and payments required under contracts to which the Company or the applicable Property Owner, as applicable, is a party at the time of the expiration of the Annual Budget, and shall not require KBS consent.

(d)       The Managing Member shall have the right at any time during the year to propose a revised or updated any Annual Budget (each, a “Revised Annual Budget”) for the balance of the fiscal year. The Managing Member shall circulate the Revised Annual Budget to the Co-Managing Member for its consent. If the Co-Managing Member consents in writing to the Revised Annual Budget, it will become the Annual Budget for the applicable Project for the balance of the fiscal year; otherwise, the applicable approved Annual Budget shall continue in effect.

(e)       Managing Member shall have the right, power and authority, without the consent of any other Member, to cause the Company or a Property Owner to incur emergency expenditures not included in the Annual Budgets to the extent Managing Member reasonably believes that such expenditures are necessary following a casualty or other comparable event to prevent imminent damage to persons or property on or about the Projects (and shall notify each other Member prior to making such expenditures to the extent reasonably possible under the circumstances). With respect to any Renovation Budget, Managing Member may, (i) to the extent covered by contingency funds in the Renovation Budget, with respect to any line item in such Renovation Budget, allocate from such contingency funds the lesser of 10% of such line item and $25,000, and (ii) if after the completion of any item, as certified by Managing Member to KBS, there remains an excess undisbursed balance, reallocate from such excess balance to any other line item in such Renovation Budget whose funds are insufficient to complete such item, so long as such amount does not exceed the lesser of 10% of such line item and $25,000; provided, however, in no event may any line item (contingency or otherwise) be reallocated to pay any fees or expenses to Managing Member.

(f)        Except as otherwise provided in this Agreement and subject to the terms and conditions herein, Managing Member shall have the right, power and authority to expend funds on behalf of the Company (with Company funds) or a Property Owner (with Property Owner funds) for any of the items set forth in, and with respect to, the period covered by an approved Annual Budget, without the further consent of KBS.

2.11.    Management and Leasing Agreements.

(a)       The Company shall cause each Property Owner to enter into a property management agreement substantially in the form of Exhibit E attached hereto (the “Management Agreement”) with Sooner National Property Management, L.P. (the “Property Manager”) or such other entity approved by the Managing Member and the Co-Managing Member. The fee payable to Property Manager shall be as set forth in the Management Agreement. Co-Managing Member hereby approves the Property Manager and Exhibit E as the Management Agreement.

(b)       The Company shall also cause each Property Owner to enter into a leasing agreement substantially in the form of Exhibit F attached hereto (the “Leasing Agreement”) with J&P Realty Services, Inc. (the “Leasing Agent”) or such other entity approved by the Managing Member and the Co-Managing Member. The fee payable to Leasing Agent shall be as set forth in the Leasing Agreement. Co-Managing Member hereby approves the Leasing Agent and Exhibit F as the Leasing Agreement.

(c)       Each of the initial Property Manager and the initial Leasing Agent is an Affiliate of JV Member, and therefore, the initial Management Agreement and the initial Leasing Agreement are Affiliate Agreements for purposes of Section 2.01 (d)

2.12.    Reimbursement and Fees.

(a)       Reimbursements.

Except as otherwise provided by this Agreement, none of the Members (or their respective Affiliates and/or other representatives) shall be paid any compensation for rendering services to the Company. Each Member shall be reimbursed for any costs and/or expenses incurred by such Member on behalf of the Company that relate to the business and affairs of the Company to the extent such Member had authority to act on behalf of the Company (without reduction to such Member’s capital account in the Company maintained in accordance with Treasury Regulations Section 1.704(b)(2)(iv) (each a “Capital Account”)); provided, however, that except as otherwise provided in this Agreement or in any Annual Budget no Member shall be reimbursed for any such costs and/or expenses that exceed an aggregate amount of $2,000 during any calendar year without Approval of the Members. As used in this Agreement, the term: “Treasury Regulation” means any proposed, temporary, and/or final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended from time to time (and/or any corresponding provisions of any superseding revenue law and/or regulation).

(b)       Acquisition Fee.  The JV Member shall be paid an acquisition fee in an amount equal to $476,550, which represents 1% of the purchase price of the Projects. Such fee shall be payable upon the closing of the escrow for the acquisition of the Projects.

(c)       Reimbursement for Pre-Formation Costs.  At or within 5 business days after the acquisition of the Projects by the Company, the Company shall reimburse KBS and JV Member for any and all legal and accounting fees, organizational costs and any other formation and due diligence costs incurred by KBS and JV Member (and/or any Affiliate or representative thereof) in connection with the formation of the Company, the negotiation and documentation of this Agreement and the acquisition of the Projects. The foregoing reimbursements shall not be debited to or otherwise reduce any Member’s Capital Account. KBS and JV Member shall use good faith commercially reasonable efforts to cause all such amounts to be reimbursed hereunder to be included in the Company’s final escrow closing statement for the acquisition of the Projects.

2.13.     Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

ARTICLE III

MEMBERS’ CONTRIBUTIONS TO COMPANY

3.01.     Initial Capital Commitments.

(a)       JV Member.    JV Member shall commit to contribute to the capital of the Company, in cash, an aggregate amount equal to 10% of the initial equity necessary to acquire the Projects and capitalize the Company which shall be equal to $1,632,601.16 based on the sources and uses schedule attached hereto as Exhibit G.

(b)       KBS.    KBS shall commit to contribute to the capital of the Company, in cash, an aggregate amount equal to 90% of the initial equity necessary to acquire the Projects and capitalize the Company which shall be equal to $14,693,410.46 based on the sources and uses schedule attached hereto as Exhibit G.

3.02.     Additional Capital Commitments.   If any Mandatory Operating Expenses and/or Approved Capital Expenditures (as each such term is defined below) incurred, or expected to be incurred, for any period shall exceed the funds that the Company has, or will have, available during such period, then at the written request of either Member, Managing Member shall require additional capital contributions (“Additional Operating Contributions”) from the Members in an aggregate amount sufficient to cover such shortfall. Additionally, if at any time, Managing Member (with the approval of the Co-Managing Member) determines that additional capital contributions are needed for Uncovered Operating Expenses (defined below), the Managing Member may require (with the approval of the Co-Managing Member) from time to time additional capital contributions to the Company (“Additional Uncovered Operating Contributions” and, together with Additional Operating Contributions, “Additional Capital Contributions”) from the Members in amounts necessary to fund such Uncovered Operating Expenses. Each Member shall contribute to the Company its share of Additional Capital Contributions under this Section 3.02 in accordance with its Percentage Interest in cash on or before the due date specified in the notice from the Managing Member, which due date shall not be less than fifteen (15) days from the date of such written notice. No Member shall be obligated to fund Additional Capital Contributions authorized under this Section 3.02 more often than once during any calendar month.

The term “Mandatory Operating Expenses” shall mean (a) all monthly principal and interest payments payable from time to time under the Loan or any Refinance approved under Section 2.02(e) above, (b) except as otherwise provided below in this paragraph, any payment due at the maturity date of the Loan or any Refinance approved under Section 2.02(e) above (a “Maturity Payment”), (c) all real estate taxes payable for the Projects, and (d) all insurance premiums payable with respect to insurance carried or the Projects. The term “Approved Capital Expenditures” shall mean all capital expenditures approved in any Annual Budget and/or required to be incurred pursuant to the terms of any lease entered into by the Company in accordance with the provisions of this Agreement. The term “Uncovered Operating Expenses” shall mean all operating expenses of the Projects that are not considered Mandatory Operating Expenses or Approved Capital Expenditures. Notwithstanding the foregoing, a Maturity Payment shall not be a Mandatory Operating Expense for the purposes of this Agreement if Co-Managing Member has disapproved a Refinance requested by Managing Member pursuant to Section 2.02(e) above and such disapproved Refinance was on commercially reasonable market and customary terms and did not require a guaranty, indemnity or other undertaking from Co-Managing Member or any Affiliate of Co-Managing Member.

3.03.    Default in Capital Commitment.  If JV Member or KBS (as applicable, the “Defaulting Member”) shall fail to contribute any amounts required to be contributed pursuant to Sections 3.01 or 3.02 and such failure shall continue for at least five (5) business days following notice to the Defaulting Member, KBS or JV Member, as applicable, (the “Non-Defaulting Member(s)”) may, but shall not be obligated to, contribute some or all of the amount required to be contributed by the Defaulting Member. If the Non-Defaulting Member contributes capital on behalf of the Defaulting Member, the Percentage Interests of the Members shall be adjusted (effective on the date the Non-Defaulting Member makes such contribution) as if the Non-Defaulting Member contributed 150% of the amount of capital actually contributed by the Non-Defaulting Member in the manner described in the remainder of this Section. The Percentage Interest of the Defaulting Member shall automatically be reduced (effective as of the date the Non-Defaulting Member makes the Defaulting Member’s share the Additional Capital Contribution) by the number of percentage points determined by multiplying the Percentage Interest of the Defaulting Member immediately prior to the Non-Defaulting Member’s making the entire Additional Capital Contribution by a fraction, the numerator of which is 1.5 times the amount of the Additional Capital Contribution made on behalf of the Defaulting Member and the denominator of which is all of the Additional Capital Contributions made by the Defaulting Member, and the Percentage Interest of the Non-Defaulting Member making the Additional Capital Contribution of the Defaulting Member shall be increased by an equal number of percentage points. Additionally, if the Defaulting Member is the JV Member, JV Member shall no longer receive the 10% promote set forth in Section 5.01(b)(iii) below and the 15% promote set forth in Section 5.01(c)(iii) below; however, GECC shall continue to be entitled to receive the Assigned Distributions as provided in Sections 5.01 (b)(ii) and (c)(ii) or Sections 5.02(b)(ii) and (c)(ii), as applicable.

[remainder of page left intentionally blank]

THE PROVISIONS OF THIS SECTION 3.03, WHICH MAY CAUSE A REDUCTION IN THE PERCENTAGE INTEREST OF A DEFAULTING MEMBER (AND A CORRESPONDING INCREASE TO THE PERCENTAGE INTEREST OF A NON-DEFAULTING MEMBER) IN THE EVENT THAT THE NON-DEFAULTING MEMBER FUNDS A DISPROPORTIONATE SHARE OF ADDITIONAL CAPITAL CONTRIBUTIONS, IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT AS COMPENSATION TO THE NON-DEFAULTING MEMBER FOR THE ADDED RISK ASSUMED IN PROVIDING A DISPROPORTIONATE SHARE OF THE CAPITAL REQUIRED BY THE COMPANY. EACH MEMBER ACKNOWLEDGES THAT THE ADJUSTMENTS PROVIDED IN THIS SECTION 3.03 ARE FAIR COMPENSATION TO A NON-DEFAULTING MEMBER THAT FUNDS A DISPROPORTIONATE SHARE OF ADDITIONAL CAPITAL CONTRIBUTIONS AND A REASONABLE ESTIMATE OF THE DAMAGES CAUSED TO THE OTHER MEMBER BY THE FAILURE OF THE DEFAULTING MEMBER TO FUND ITS PROPORTIONATE SHARE OF ANY ADDITIONAL CAPITAL CONTRIBUTIONS, PARTICULARLY IN LIGHT OF THE UNCERTAIN FINANCIAL CONDITION OF THE COMPANY THAT IS LIKELY TO EXIST IF THE COMPANY REQUIRES ADDITIONAL CAPITAL CONTRIBUTIONS AND THE NEED TO PROVIDE FOR A SIGNIFICANT RETURN ON INVESTMENT UNDER THOSE CIRCUMSTANCES. THE INDIVIDUAL EXECUTING THIS AGREEMENT ON BEHALF OF EACH MEMBER HAS SPECIFICALLY ACKNOWLEDGED THE PROVISIONS OF THIS SECTION 3.03 BY THE PARTY FOR WHOM HE/SHE IS ACTING.

/s/ Authorized Signatory	/s/ Authorized Signatory
JV MEMBER	KBS

3.04.    Member Loans.  In the event Managing Member determines, in its reasonable discretion, that funds in addition to those otherwise obtained pursuant to Sections 3.01 are necessary for the Company to meet the Annual Budgets, Business Plan, then Managing Member shall deliver written notice of such actual or projected cash deficit to KBS and JV Member requesting that they agree that a loan (a “Member Loan”) should be made to the Company and the interest rate to be paid to the Company. Within 10 business days following the effective date of such notice, each such Member shall notify Managing Member (a) whether or not such Member agrees that Member Loan(s) to the Company should be made in the amount specified in Managing Member’s notice, and (b) whether such Member elects, in its sole and absolute discretion, to make such Member Loan. If KBS and JV Member (y) agree that a Member Loan in the amount specified in Managing Member’s notice should be made, and (z) elect to advance such funds to the Company, such funds shall be advanced by Members in proportion to their respective percentage set forth opposite such Member’s name under the column labeled “Percentage Interest” on Exhibit A attached hereto (the “Percentage Interests”) (or as such Members otherwise agree). Any and all advances made by any Member to the Company pursuant to this Section 3.04 shall be treated as a Member Loan with recourse only to the assets of the Company (and not to the assets of any Member), and shall bear annual interest as set forth in Managing Member’s notice. If, from any circumstances whatsoever, the Company ever receives as interest under a Member Loan in an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under such Member Loan and not to the payment of interest. Any and all Member Loans shall be due and payable from the first available funds of the Company and in any event upon the liquidation of the Company. The repayment of any Member Loan shall be made prior to any distributions of Net Cash or other cash proceeds to the Members, but shall be subordinate to any fees or reimbursements required to be made to the Members and/or their Affiliates pursuant to Section 2.13. Accordingly, notwithstanding the provisions of Articles V and VIII, until any and all Member Loans are repaid in full, the Members shall draw no further distributions from the Company and all cash or property otherwise distributable with respect to the Interests of the Members shall be paid to the Member(s) making Member Loan(s) in proportion to, and as a reduction of, the outstanding balance(s) of such Member Loan(s), with such funds being applied first to reduce any interest accrued thereon, and then to reduce the principal amount thereof. As used in this Agreement, the term “Interest” means in respect to any Member, all of such Member’s right, title and interest in and to the Net Profits, Net Losses, Net Cash, and capital of the Company, and any and all other interests therein in accordance with the provisions of this Agreement and the Act. As used in this Agreement, the terms “Net Profits” and “Net Losses” mean, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss, as the case may be, for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss, (i) such taxable income or loss shall be adjusted by any and all adjustments required to be made in order to maintain Capital Account balances in compliance with Treasury Regulation Section 1.704-1(b), and (ii) any and all items of gross income or gain and/or partnership and/or partner “nonrecourse deductions” specially allocated to any Member pursuant to Section 4.02 shall not be taken into account in calculating such taxable income or loss. If KBS does not approve a Member Loan, such disapproval shall not be construed as a dispute, controversy or a disagreement under this Agreement between the applicable Members and shall not be subject to the arbitration provision set forth in Section 10.07 below.

3.05.    Determination of IRR Returns.  The IRR Return described in Section 5.01 below shall be determined based upon internal rate of return of KBS and JV Member. As used in this Agreement, the term “IRR Return” means for each of KBS and JV Member the annual discount rate that when compounded quarterly results in a net present value equal to zero when the discount rate is applied to all capital contributions by each such Member and all distributions made by the Company to each such Member pursuant to this Agreement. The IRR Return shall be calculated using the IRR function provided in Microsoft Office Excel or any replacement software issued by Microsoft to compute internal rate of return, utilizing an annual compounding period. It is understood by the Members that the achievement of a particular IRR Return requires both a return of all capital contributions plus a cumulative return on such capital contributions at the applicable percentage IRR Return.

3.06.    Capital Contributions in General.  Except as otherwise expressly provided in this Agreement or as otherwise agreed to by all Members in writing (i) no Member may withdraw all or any portion of any contribution that such Member may have made to the capital of the Company without each other Member’s consent, (ii) no Member shall be entitled to receive interest on such Member’s contributions to the capital of the Company, and (iii) no Member shall be required or entitled to contribute additional capital to the Company.

ARTICLE IV

ALLOCATION OF PROFITS AND LOSSES

4.01.     In General.

(a)       Net Profits and Net Losses shall be allocated among the Members in such a manner so as, to the maximum extent possible, to make each Member’s Capital Account as of the close of each year (increased by the Member’s share of “partnership minimum gain” as defined in Treasury Regulation Section 1.704-2(b)(2) and “partner nonrecourse debt minimum gain” as defined in Treasury Regulation Section 1.704-2(i)(5)) equal the amount that the Member would receive if, as of the close of such year, all the assets of the Company were sold for their Deemed Book Values (as determined immediately before such deemed sale), the proceeds were applied to pay all Company liabilities and the remaining net proceeds were distributed to the Members in accordance with Section 5.01 or Section 5.02, as then applicable at the time of such allocations. As used in this Agreement, the term “Deemed Book Value” means the book value of the Company’s assets as determined under Treasury Regulation Section 1.704-1(b)(2)(iv) (i.e., the adjusted tax basis of such assets unless there has been a revaluation of book value under Treasury Regulation Section 1.704-1(b)(2)(iv)(f)).

(b)       The Company shall maintain “Capital Accounts” for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). The Company shall make all adjustments required under Treasury Regulation Section 1.704-1(b)(2)(iv), including the adjustments contained in Section 1.704-1(b)(2)(iv)(g), relating to Section 704(c) Property as set forth in Section 4.03, below.

4.02.     Special Allocations.

(a)       Minimum Gain Chargeback.  Notwithstanding any other provision of this Agreement, if there is a net decrease in partnership minimum gain for a Company taxable year, each Member shall be allocated, before any other allocation of Company items for the taxable year, items of gross income and gain for the year (and, if necessary, for subsequent years) in proportion to, and to the extent of, the amount of the Member’s share of the net decrease in Minimum Gain during the year. The income allocated under this Section 4.02(a) in any taxable year shall consist first of gains recognized from the disposition of property subject to one or more nonrecourse liabilities of the Company, and any remainder shall consist of a pro rata portion of other items of income or gain of the Company. The allocation otherwise required by this Section 4.02(a) shall not apply to a Member to the extent not required, as provided in Treasury Regulation Section 1.704-2(f)(2) through (5).

(b)       Qualified Income Offset.  Notwithstanding any other provision of this Agreement, if a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases an Adjusted Capital Account Deficit with respect to the Member, items of Company gross income and gain shall be specially allocated to the Member in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible.

(c)      Gross Income Allocation.  If at the end of any Company taxable year, a Member has an Adjusted Capital Account Deficit, the Member shall be specially allocated items of Company income or gain in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible.

(d)      Nonrecourse Deductions.  Any “nonrecourse deductions” (as defined in Treasury Regulation Section 1.704-2(b)(1)) shall be allocated among the Members in accordance with their Percentage Interests.

(e)      Partner Nonrecourse Debt.  Notwithstanding any other provision of this Agreement, any “partner nonrecourse deductions” (as defined in Treasury Regulation Section 1.704-2(i)(2)) shall be allocated to those Members that bear the economic risk of loss for the applicable partner nonrecourse debt, and among those Members in accordance with the ratios in which they share the economic risk, determined in accordance with Treasury Regulation Section 1.704-2(i). If there is a net decrease for a Company taxable year in any partner nonrecourse debt minimum gain, each Member with a share of such partner nonrecourse debt minimum gain as of the beginning of such year shall be allocated items of gross income and gain in the manner and to the extent provided in Treasury Regulation Section 1.704-2(i)(4).

(f)      Adjusted Capital Account Deficit.  As used in this Agreement, “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in the Member’s Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments: (i) crediting thereto (A) the amount of the Member’s shares of partnership minimum gain and partner nonrecourse debt minimum gain, and (B) the amount of Company liabilities allocated to the Member under Section 752 of the Code with respect to which the Member bears the economic risk of loss (as defined in Treasury Regulation Section 1.752-2(a)), to the extent such liabilities do not constitute partner member nonrecourse debt under Treasury Regulation Section 1.752-2 and (ii) reduced by all reasonably expected adjustments, allocations and distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

(g)      Interpretation.  The foregoing provisions of this Section 4.02 are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted consistently with this intention. Any terms used in such provisions that are not specifically defined in this Agreement shall have the meaning, if any, given such terms in the Regulations cited above.

4.03.  Differing Tax Basis; Tax Allocation.

(a)      Except as otherwise provided in this Section 4.03, items of income, gain, loss and deduction of the Company to be allocated for income tax purposes shall be allocated among the Members on the same basis as the corresponding book items are allocated under Sections 4.01 and 4.02.

(b)      Depreciation and/or cost recovery deductions and gain or loss with respect to each item of property treated as contributed to the capital of the Company or revalued under Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall be allocated among the Members for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, and for state income tax purposes in accordance with comparable provisions of the applicable law in the state in which the Property is located and the regulations promulgated thereunder, so as to take into account the variation, if any, between the adjusted tax basis of such property and its book value (as determined for purposes of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(g)). For purposes of this Agreement, the term “Code” means the Internal Revenue Code of 1986, as heretofore and hereafter amended form time to time (and/or any corresponding provision of any superseding revenue laws).

ARTICLE V

DISTRIBUTION OF CASH FLOW

5.01.   Distribution of Net Cash Prior to Removal of JV Member.   Prior to any removal of the JV Member pursuant to Sections 2.06(b)(i) or (ii) of this Agreement), Net Cash shall be determined and distributed quarterly (or at such other times as are determined in the reasonable discretion of the Managing Member and Co-Managing Member, taking into account the reasonable business needs of the Company) in the following order of priority:

(a)      First, 100% to KBS and JV Member, pari passu in proportion to their Percentage Interests (“Pari Passu”), until KBS has received an IRR Return of 13%;

(b)      Second, (i) 80% to KBS and JV Member, Pari Passu, (ii) 10% to GECC in payment of the Assigned Distributions (defined below), and (iii) 10% to JV Member, until KBS has received an IRR Return of 20%; and

(c)      Third, (i) 70% to KBS and JV Member, Pari Passu, (ii) 15% to GECC in payment of the Assigned Distributions (defined below), and (iii) 15% to JV Member.

Reference is made to that Assignment of Limited Liability Company Distributions between JV Member, as Assignor, and GECC, as Assignee (the “Assignment of Distributions”), in which JV Member, in consideration for the consent by GECC to the acquisition of the Properties by the Company, has agreed that GECC will receive a portion of the distributions from the Company that would have otherwise been paid to directly JV Member under this Agreement (the “Assigned Distributions”). The Assigned Distributions are set forth in Sections 5.01(b)(ii) and (c)(ii) above and in Sections 5.02(b)(ii) and (c)(ii) below are subject to Section 5.03 below and the Assignment of Distributions.

5.02.   Distribution of Net Cash After Removal of the JV Member.   After any removal of JV Member pursuant to Sections 2.06(b)(i) or (ii) of this Agreement, Net Cash shall be determined and distributed quarterly (or at such other times as are determined in the reasonable discretion of the Members, taking into account the reasonable business needs of the Company) to the Members in the following order of priority:

(a)      First, 100% to KBS and JV Member, Pari Passu, until KBS has received an IRR Return of 13%;

(b)        Second, (i) 90% to KBS and JV Member, Pari Passu, and (ii) 10% to GECC in payment of the Assigned Distributions until KBS has received an IRR Return of 20%; and

(c)        Third, (i) 85% to KBS and JV Member, Pari Passu, and (ii) 15% to GECC in payment of the Assigned Distributions.

5.03.     Limitation on Distributions.   Notwithstanding any other provision contained in this Agreement, the Company shall not make any distributions of Net Cash (or other proceeds) to any Member if such distribution would violate the Act or other applicable law.

5.04.     In-Kind Distribution.   Subject to Section 10.06, assets of the Company (other than cash) shall not be distributed in kind to the Members without approval of the Co-Managing Member. In the event of any distribution of real property in kind, each Member hereby waives any right of partition in respect thereof.

5.05.      Tax Distributions.   Unless this provision is waived by KBS, to the fullest extent possible but consistent with the distribution provisions of this Article 5, the Managing Member shall use best efforts to cause the Company to distribute KBS’s portion of the Company’s cash to KBS by the end of each fiscal year no less than 100% of the taxable income (including any net capital gain) allocated, directly or indirectly, to KBS for federal income tax purposes for each such fiscal year so that KBS or any owner of KBS that is a REIT may satisfy the requirements of Section 857(a)(1) of the Code for its taxable year with respect to the income and gain allocated to that owner from KBS for the taxable year, and otherwise distribute 100% of its taxable income and net capital gain.

5.06.     Credit to Assigned Distributions.   Notwithstanding anything to the contrary contained in Section 5.01 or Section 5.02 of this Agreement, as and to the extent that GECC shall charge and receive any Make Whole Breakage Amount, under and as defined in that Loan Agreement between GECC and the Company, evidencing and governing the Loan, for any prepayment of the Loan (the “Make Whole Breakage Amount”), an amount equal to the lesser of (a) the Make Whole Breakage Amount, and (b) $500,000 shall be credited to and reduce the amount of the Assigned Distributions payable to GECC under this Agreement, and any amount so credited shall be distributed to KBS and JV Member Pari Passu.

ARTICLE VI

RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS

6.01.     Limitations on Transfer.   Except as set forth in Section 6.02 below, no Member shall be entitled to sell, exchange, assign, transfer or otherwise dispose of, pledge, hypothecate, encumber or otherwise grant a security interest in, directly or indirectly (collectively, a “Transfer”), all or any part of such Member’s Interest, without the prior written consent of the non-transferring Members (which consent may be withheld in such Member’s sole and absolute discretion). Any attempted Transfer in violation of the restrictions set forth in this Article VI shall be null and void ab initio and of no force or effect. Each Member shall indemnify, defend and hold the other Members and the Company harmless from and against any and all costs, expenses and losses associated with any Transfer (including any Permitted

Transfer), including without limitation any transfer taxes and any increase in real estate or other taxes incurred as a result of such transfer.

6.02.    Permitted Transfers.   Any Member and/or any direct or indirect constituent owner of any Member may transfer all or any portion of such Member’s Interest and/or such constituent owner’s direct or indirect ownership interest in such Member as follows (each a “Permitted Transfer”) to a person or entity described below (a “Permitted Transferee”) without complying with the provisions of Section 6.01:

(a)       Transfer Between Members.   Notwithstanding anything stated to the contrary in this Agreement, any Member may sell, assign or otherwise transfer all or any part of its Interest to any other Member on such terms as are agreed to by both Members.

(b)       KBS Indirect Transfers.   Notwithstanding anything stated to the contrary in this Article VI or elsewhere in the Agreement, any Transfer of equity interests or other interests in KBS, or in any of the direct or indirect owners of KBS (including, without limitation, KBS SOR Acquisition VIII, LLC, KBS SOR Properties, LLC, KBS Strategic Opportunity Limited Partnership or KBS Strategic Opportunity REIT, Inc.) shall not be prohibited (and shall be expressly permitted) provided that KBS Strategic Opportunity REIT, Inc. continues to own, either directly or indirectly, at least fifty-one percent (51%) of the ownership interests in KBS.

(c)       KBS Transfers.   KBS shall have the right to Transfer all of its Interest (a) to a KBS Affiliate (defined below) without Manager Member’s approval, and (b) subject to any approval required under any financing secured by liens encumbering the Projects, to another entity that is not a KBS Affiliate with Managing Member’s approval, which approval may be withheld in Managing Member’s reasonable discretion. Managing Member’s failure to respond to KBS’s request for the approval of a Transfer within five (5) business days following delivery of KBS’s written request for such consent shall be deemed to constitute Managing Member’s consent. A “KBS Affiliate” is any entity in which at least fifty-one percent (51%) of the ownership interests is owned, directly or indirectly, through one or more intermediaries, by KBS Strategic Opportunity REIT, Inc.

(d)       JV Member Transfers.   Any direct or indirect constituent owner of JV Member may transfer all or any portion of such constituent owner’s direct or indirect ownership interest in JV Member so long as Mark Jordan continues to serve as the Manager of JV Member.

In the event of any Permitted Transfer, any such Permitted Transferee shall receive and hold such Interest, such ownership interest or portion thereof subject to the terms of this Agreement and to the obligations hereunder of the transferor and there shall be no further transfer of such Interest, such ownership interest or portion thereof except to a person or entity to whom such Permitted Transferee could have transferred such Interest, such ownership interest or portion thereof in accordance with this Section 6.02 had such Permitted Transferee originally been a Member or a constituent owner of a Member as of the date hereof or otherwise in accordance with the terms of this Agreement. Notwithstanding any provision of this Agreement to the contrary, unless approved by all of the Members, no Member and/or any direct or indirect constituent owner of any Member shall transfer all or any portion of such Member’s Interest or permit the transfer of any direct or indirect ownership interest in such Member if such transfer would be a default under the Loan or any Refinance.

6.03.     Admission of Substituted Members.   If any Member transfers such Member’s Interest to a transferee in accordance with Sections 6.01 or 6.02, then such transferee shall only be entitled to be admitted into the Company as a substituted Member if (i) the Members approve such admission in writing and this Agreement is amended to reflect such admission; (ii) the non-transferring Member approves the form and content of the instrument of transfer; (iii) the transferor and transferee named therein execute and acknowledge such other instruments as the non-transferring Member may deem reasonably necessary to effectuate such admission; (iv) the transferee in writing accepts and adopts all of the terms and conditions of this Agreement, as the same may have been amended; (v) the transferor pays, as the non-transferring Member may reasonably determine, all reasonable expenses incurred in connection with such admission, including, without limitation, legal fees and costs; and (vi) to the extent required the lender under the Loan or any Refinance has consented to such transfer. To the maximum extent permitted by applicable law, any transferee of an Interest who does not become a substituted Member shall have no right to require any information or account of the Company’s transactions, to inspect the Company books, or to vote on any of the matters as to which a Member would be entitled to vote under this Agreement. Any such transferee shall only be entitled to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which the transferor was entitled, to the extent transferred. A Member that transfers such Member’s Interest pursuant to Section 6.02 shall not cease to be a Member of the Company until the admission of the transferee as a substituted Member in accordance with this Agreement and, except as provided in the preceding sentence, shall continue to be entitled to exercise, and shall continue to be subject to, all of the other rights, duties and obligations of such Member under this Agreement.

6.04.     Election; Allocations Between Transferor and Transferee.   Upon the transfer of the Interest of any Member or the distribution of any property of the Company to a Member, the Company shall file, in the reasonable discretion of the Members, an election in accordance with applicable Treasury Regulations, to cause the basis of the Company property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Upon the transfer of all or any part of the Interest of a Member as hereinabove provided, Net Profits and Net Losses shall be allocated between the transferor and transferee on the basis of a computation method that is in conformity with the methods prescribed by Section 706 of the Code and Treasury Regulation Section 1.706-1(c)(2) and approved by the Members affected by the method.

6.05.     Waiver of Withdrawal and Purchase Rights.   In accordance with the Act, each Member acknowledges and agrees that such Member may not voluntarily withdraw, resign or retire from the Company without the prior written consent of each other Member, which consent may be withheld in each such other Member’s sole and absolute discretion. Each Member further acknowledges and agrees that such Member shall not be entitled to receive the fair market value of such Member’s Interest in the Company pursuant to the Act.

ARTICLE VII

KBS’S RIGHT TO CAUSE SALE OF THE PROJECTS

7.01.     KBS’s Right to Sell the Projects.

(a)        At any time after the second anniversary of the date hereof, Co-Managing Member shall have the continuing right to solicit offers from third parties to sell any or all of the Projects in one or more transactions; provided that prior to soliciting any such offers the Co-Managing Member shall provide written notice to JV Member (a “Sale Notice”) of its intent to solicit offers for any or all of the Projects. Each Sale Notice shall set forth the proposed sales price (the “Proposed Project Value”) of the applicable Project(s) that Co-Managing Member desires to sell (each a “Proposed Sale Project”). For thirty (30) days following receipt of a Sale Notice, JV Member may elect to buy the Proposed Sale Project(s) described in the applicable Sale Notice from the Company (a “Purchase Election”). If a Purchase Election is timely made, the closing of the purchase and sale of the applicable Proposed Sale Project(s) shall take place on a date agreed upon by KBS and JV Member, which date may not be later than sixty (60) days following the date of the applicable Sale Notice (a “Purchase Closing Date”). To be effective, the Purchase Election must be accompanied by (a) a non refundable (but applicable to the purchase price) cash deposit (the “Deposit”) made to KBS equal to five percent (5%) of the Proposed Project Value, and (b) a draft sales agreement (a “Purchase Agreement”) to be executed by KBS and the JV Member containing such terms to which such parties may agree that are consistent with the provisions of this Section 7.01 and that provides for the transfer of the applicable Proposed Sale Project(s) free and clear of the Loan or any Refinance applicable to such Proposed Sale Project(s). KBS and JV Member shall use their good faith diligent efforts to execute the Purchase Agreement within ten (10) business days thereafter. Notwithstanding anything stated to the contrary herein, if the parties are unable to agree upon the Purchase Agreement after good faith and diligent efforts to do so or the JV Member fails to close the purchase of the applicable Proposed Sale Project(s) on or before the applicable Purchase Closing Date, KBS shall have the right to terminate the Purchase Agreement (if executed) and retain the Deposit as liquidated damages (whether or not the Purchase Agreement is executed), and the Purchase Agreement shall so provide, and thereafter, KBS shall have the right to cause the Company to sell the applicable Proposed Sale Project(s) pursuant to this Section 7.01.

(b)       If a Purchase Election is not timely made, Co-Managing Member shall have the right to retain brokers on behalf of the Company and to advertise the applicable Proposed Sale Project(s) for sale. Co-Managing Member may cause the Company to sell such Proposed Sale Project(s) on an “as is, where is” basis so long as (i) the price is at least equal to 90% of the Proposed Project Value, or (ii) JV Member receives no less than it would have received under this Agreement upon a liquidation of the Company had the Proposed Sale Project(s) been sold for 90% of the Proposed Project Value. Co-Managing Member shall keep Manager Member informed of the progress of the sale of the Proposed Sale Project(s). Managing Member shall cooperate with Co-Managing Member in connection with the sale of the Proposed Sale Project(s) and shall execute such documents (in its capacity as a Member in the Company, and/or as the Managing Member, as applicable) as may be reasonably required to effectuate the sale of the Proposed Sale Project(s); provided that the Members shall not be exposed to any personal liability. If the Proposed Sale Project(s) is not subject to a purchase and sale contract within 9 months after the date of the applicable Sale Notice, the Co-Managing Member may not cause such Proposed Sale Project(s) to be sold unless another Sale Notice is provided to JV Member pursuant to this Section 7.01. JV Member hereby irrevocably constitutes and appoints Co-Managing Member as its agent and attorney-in-fact, coupled with an interest, for the purpose of executing and delivering any documents required to be executed and delivered by Managing Member (in its capacity as a member in the Company and, so long as it is the Managing Member, as the Managing Member of the Company) pursuant to this Section 7.01 in the event Managing Member fails or refuses to execute the same upon the request of Co-Managing Member.

ARTICLE VIII

DISSOLUTION AND WINDING UP OF THE COMPANY

8.01.   Events Causing Dissolution of the Company.  Upon any Member’s bankruptcy, retirement, resignation, expulsion or other cessation to serve or the admission of any new member into the Company, the Company shall not dissolve, but the business of the Company shall continue without interruption and without any break in continuity. The Company shall be dissolved and its affairs wound up upon the first to occur of: (i) the expiration of the term of the Company unless such term has been extended by the Members; (ii) the sale, transfer or other disposition by the Company of all or substantially all of its assets and the collection by the Company of any and all Net Cash derived therefrom; (iii) the agreement of the Members to dissolve the Company; or (iv) the entry of a decree of judicial dissolution pursuant to the Act.

8.02.   Winding Up of the Company.  Upon the Liquidation of the Company caused by other than the termination of the Company under Code Section 708(b)(1)(B) (in which latter case the Company shall remain in existence in accordance with the provisions of such Section of the Code), the Members shall proceed to the winding up of the affairs of the Company. During such winding up process, the Net Profits, Net Losses and Net Cash distributions shall continue to be shared by the Members in accordance with this Agreement. The assets shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Company on or before the end of the taxable year of such Liquidation or, if later, within 90 days after such Liquidation, in the following order: (i) first, to creditors of the Company (including Members who are creditors in the order of priority as provided by law including, without limitation, any Members that have made Member Loans); (ii) second, to the setting up of any reserves which the Members determine, in their reasonable discretion, are necessary for any contingent, conditional or unmatured liabilities or obligations of the Company (which shall be distributed at such time as is determined in the reasonable discretion of the Members); and (iii) the balance, if any, to the Members in accordance with the distribution schedule of Section 5.01 or Section 5.02, as then applicable at the time of such Liquidation. Such distribution shall be made by the date specified in Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2). As used in this Agreement, the term “Liquidation” means (i) in respect to the Company the earlier of the date upon which the Company is terminated under Code Section 708(b)(1) or the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and (ii) in respect to a Member wherein the Company is not in Liquidation, means the liquidation of a Member’s interest in the Company under Treasury Regulation Section 1.761-1(d).

8.03.   Negative Capital Account Restoration.  No Member shall have any obligation whatsoever upon the Liquidation of such Member’s Interest, the Liquidation of the Company or in any other event, to contribute all or any portion of any negative balance standing in such Member’s Capital Account to the Company, to each other Member or to any other person or entity.

ARTICLE IX

BOOKS AND RECORDS

9.01.   Books of Account and Bank Accounts.  The fiscal year and taxable year of the Company shall be the year ending December 31. Managing Member shall: (i) maintain all of the books and records of the Company on an accrual basis in accordance with sound accounting principles, consistently applied and (ii) provide operating reports and financial statements to each other Member and GECC not less frequently than once each month summarizing the operating activities of the Company during the immediately preceding calendar month, any material deviations from the Business Plan or the Annual Budgets during such preceding calendar month, and such other information as is reasonably requested by any Member or GECC, all within 20 days after the end of such preceding calendar month. During normal business hours at the principal office of the Company, on not less than three (3) business days prior notice, all of the following shall be made available for inspection and copying by all of the Members and GECC at their own expense for any purpose reasonably related to each such Member’s Interest in the Company or, in the case of GECC, the Assigned Distributions: (i) all books and records relating to the business and financial condition of the Company, (ii) a current list of the name and last known business, residence or mailing address of each Member, (iii) a copy of this Agreement, the Certificate of Formation and all amendments thereto, together with executed copies of any written powers-of-attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed, (iv) the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member to the capital of the Company and which each Member has agreed to contribute in the future, and (v) the date upon which each Member became a Member of the Company. Upon not less than three (3) business days prior notice, Managing Member shall cooperate with any Member that requests, at such Member’s sole cost and expense, and not more than one time in each calendar year, to conduct an independent audit of the Company.

9.02.   Tax Returns.  Managing Member shall cause to be prepared and timely filed and distributed to each Member, at the expense of the Company (and prepared by an accounting firm approved by the Members), all required federal and state Company tax returns, which shall be delivered to KBS by no later than March 31 each year; provided however, in the event that it is not possible for Managing Member to have such materials by said date using best efforts to meet the deadline, Managing Member shall: (i) notify the other Members by March 15 that such materials will not be available, (ii) deliver estimated drafts of such information to the other Members by March 31, and (iii) deliver all such information to the other Members by June 30 of said year. Managing Member shall not file any tax return on behalf of the Company without the prior written approval of KBS; provided that if the Co-Managing Member shall not respond to a written request to approve a tax return within 15 days the Co-Managing Member shall be deemed to have approved such tax return. Managing Member is hereby designated as the “tax matters partner” of the Company as determined in accordance with the provisions of Section 6231(a)(7) of the Code and the Treasury Regulations promulgated thereunder.

The tax matters partner shall cause each other Member to be a “notice partner” within the meaning of Code Section 6223. The tax matters partner shall inform each other Member of all significant matters that comes to its attention in its capacity as tax matters partner by giving notice thereof within five days after becoming aware thereof and, within that time, shall forward to each other Member copies of all material written communications it may receive in that capacity. The tax matters partner shall not enter into any settlement or other agreement with any tax authority that purports to bind any Member other than the tax matters partner without the other Member’s prior written consent.

ARTICLE X

MISCELLANEOUS

10.01.   Notices.  All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) telegraph, telex, telecopy, or cable. Any such notice or other communication shall be deemed received and effective upon the date of acceptance or rejection of delivery. Any notice or other communication sent by cable, telex, or telecopy must be confirmed within 48 hours by letter mailed or delivered in accordance with the foregoing. Any reference herein to the date of receipt, delivery, or giving, or effective date, as the case may be, of any notice or communication shall refer to the date such communication becomes effective under the terms of this Section 10.01. Any such notice or other communication so delivered shall be addressed to the party to be served at the address for such party set forth on Exhibit A attached hereto. Such addresses may be changed by giving written notice to the other parties in the manner set forth in this Section 10.01. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of notice or other communication sent.

10.02.   Construction of Agreement.  This Agreement contains the entire understanding between the parties hereto and supersedes any prior or contemporaneous understanding, correspondence, negotiations or agreements between them respecting the within subject matter. No alteration, modification or interpretation hereof shall be binding unless in writing signed by all of the Members. The Article and Section headings of this Agreement are used herein for reference purposes only and shall not govern, limit, or be used in construing this Agreement or any provision hereof. Any Exhibit attached hereto is incorporated herein by this reference and expressly made a part of this Agreement for all purposes. Time is of the essence of this Agreement. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, and all rights, duties, obligations and remedies shall be governed by the Act without regard to principles of conflict of laws. If any arbitration is brought by any Member against any other Member that arises out of this Agreement, then the prevailing Member in such arbitration shall be entitled to recover reasonable attorneys’ fees and costs. Subject to the restrictions set forth in Articles VI and VII, and Section 10.04, this Agreement shall inure to the benefit of and shall bind the parties hereto and their respective personal representatives, successors, and assigns. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Members and their respective successors and assigns, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, deemed to be a third-party beneficiary of this Agreement. Each of the Exhibits attached hereto is incorporated herein by this reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, but all of which shall constitute a single Agreement, binding on the parties hereto. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, and the singular number shall include the plural and vise versa. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart. Every provision of this Agreement is intended to be severable. Each Member acknowledges that (i) each Member is of equal bargaining strength; and (ii) each Member has actively participated in the drafting, preparation and negotiation of this Agreement.

10.03.  Partnership Intended Solely for Tax Purposes The Members have formed the Company as a Delaware limited liability company under the Act, and do not intend to form a corporation or a general or limited partnership under Delaware or any other state law. The Members do not intend to be shareholders and/or partners to one another or to any third party. The Members intend the Company to be classified and treated as a partnership solely for federal and state income taxation purposes. Each Member agrees to act consistently with the foregoing provisions of this Section 10.03 for all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and all state and local taxing authorities.

10.04.  Investment Representations.   Each Member agrees as follows with respect to investment representations:

(a)       Each Member understands:

(i)       That the Interests in the Company evidenced by this Agreement have not been registered under the Securities Act of 1933, 15 U.S.C. § 15b et seq., or any state securities laws (collectively, the “Securities Acts”) because the Company is issuing Interests in the Company in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering;

(ii)       That the Company has relied upon the representation made by each Member that such Member’s Interest in the Company is to be held by such Member for investment; and

(iii)       That exemption from registration under the Securities Acts would not be available if any Interest in the Company was acquired by a Member with a view to distribution. Each Member agrees that the Company is under no obligation to register the Interests in the Company or to assist the Members in complying with any exemption from registration under the Securities Acts if the Member should at a later date wish to dispose of such Member’s Interest in the Company.

(b)      Each Member hereby represents to the Company that such Member is acquiring such Member’s Interest in the Company for such Member’s own account, for investment and not with a view to the resale or distribution of such Interest (except for any transfers made in accordance with the provisions of Article VI).

(c)      Each Member recognizes that no public market exists with respect to the Interests and no representation has been made that such a public market will exist at a future date.

(d)      Each Member hereby represents that such Member has not received any advertisement or general solicitation with respect to the sale of the Interests.

(e)      Each Member acknowledges that such Member has a preexisting personal or business relationship with the Company or its officers or principal Interest holders, or, by reason of such Member’s business or financial experience or the business or financial experience of such Member’s financial advisors (who are not affiliated with the Company), could be reasonably assumed to have the capacity to protect such Member’s own interest in connection with the purchase of such Member’s Interest. Each Member further acknowledges that such Member is familiar with the financial condition and prospects of the Company’s business, and has discussed with each other Member the current activities of the Company. Each Member believes that the Interests are securities of the kind such Member wishes to purchase and hold for investment, and that the nature and amount of the Interests to be acquired by such Member is consistent with such Member’s investment program.

(f)      Before acquiring any Interest in the Company, each Member has investigated the Company and its business and the Company has made available to each Member all information necessary for the Member to make an informed decision to acquire an Interest in the Company. Each Member considers itself to be a person possessing experience and sophistication as an investor adequate for the evaluation of the merits and risks of the Member’s investment in the Company.

(g)      Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth herein and that the Company has relied upon such representations, warranties and covenants. Each Member hereby indemnifies, defends, protects and holds wholly free and harmless the Company and each other Member from and against any and all losses, damages, expenses or liabilities arising out of the breach and/or inaccuracy of any such representation, warranty and/or covenant. All representations, warranties and covenants contained herein and the indemnification contained in this Section 10.04(g) shall survive the execution of this Agreement, the formation of the Company, and the liquidation of the Company.

10.05.   Waiver of Conflict of Interest.  The Company is not represented by separate counsel; provided, however, in connection with the formation of the Company and the drafting and negotiation of this Agreement, JV Member and the Company (and not KBS) have been represented by Glast, Phillips & Murray, P.C., Attention, Ira F. Levy, and KBS (and not JV Member or the Company) has been represented by Greenberg Traurig, LLP, Attention, Scott Morehouse. To the extent that the foregoing representation constitutes a conflict of interest, the

Company and each Member hereby expressly waive any such conflict of interest. Upon creation of the Company, the Company shall only be represented by counsel in accordance with Section 2.02(i) above.

10.06.  Section 1031 Exchange.   Subject to the provisions of this Section 10.06, each Member agrees to take any and all actions reasonably necessary to accommodate each other Member in effectuating a like-kind exchange pursuant to Section 1031 of the Code prior to the negotiation of or in connection with any proposed sale of all or any portion of the Project and any purchase and sale of a Member’s Interest pursuant to Article VII or otherwise including, without limitation, allowing any Member to cause the Company to make an in-kind distribution of a portion of the Project to such Member (and/or any Affiliate thereof). In furtherance of the foregoing, each Member hereby agrees to execute any and all deeds, documents and/or other instruments that may be required to distribute and vest an undivided interest in the Project in such Member and/or otherwise necessary to effect such Code Section 1031 exchange, provided that (i) the distribution and exchange of such portion of the Project does not reduce the cash proceeds that otherwise would be distributed to any non-exchanging Member from the sale of the Project; (ii) the distribution and exchange does not materially delay or otherwise adversely affect the closing of any such sale of the Project; (iii) the exchanging Member pays any and all additional costs, fees, and/or expenses, including, without limitation, attorneys’ fees and costs incurred as a result of the proposed distribution and exchange; and (iv) there is no additional loss, cost or damage incurred (or which may be incurred) by the Company or any non-exchanging Member as a direct consequence of the distribution and exchange. In addition, nothing contained herein shall obligate any Member to offer to any other Member any interest in any particular Code Section 1031 exchange structured by the exchanging Member.

10.07.  Arbitration.   Except as otherwise provided in this Agreement (including, without limitation, the provisions stating that the disapproval by Co-Managing Member of a matter subject to Co-Managing Member’s consent, approval or vote do not create a dispute or controversy subject to this Section 10.07), any controversy or dispute arising out of this Agreement, the interpretation of any of the provisions hereof, (including the scope of this agreement to arbitrate) or the action or inaction of any Member or Managing Member hereunder that provides that such controversy or dispute shall be submitted to arbitration pursuant to this Section 10.07 shall be submitted to arbitration in Orange County, California before a retired California Superior Court or Court of Appeal judge, experienced in presiding over claims substantially similar to those pled in the notice of arbitration, selected by JAMS, Inc. (“JAMS”) under the commercial arbitration rules then applicable to the JAMS. Such arbitrator shall be required to apply the substantive law of the State of Delaware or Federal substantive law if germane in such proceeding. Notice of the demand for arbitration shall be filed with the other party and the JAMS. Demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen, but in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable contractual or other statute of limitations. The parties hereby further agree that within forty five (45) days of service of the notice of arbitration, the parties shall mutually exchange all documents which they reasonably believe are relevant to any claim or defense in the action, regardless of whether such documents are helpful or hurtful to the producing parties case. No document requests, interrogatories or requests for admission will be permitted. Each party shall be entitled to take up to ten (10) hours of depositions, but not more than ten (10) hours of depositions. Any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. The arbitration award shall be in writing, but without a supporting opinion. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any Member or Managing Member except (a) an action to compel arbitration pursuant to this Section 10.7 or (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 10.7.

10.08.   Outside Activities.   No Member shall not have any obligations (fiduciary or otherwise) with respect to the Company or the other Members insofar as making other investment opportunities available to the Company or to the other Members. The Members may, notwithstanding the existence of this Agreement, engage in whatever activities they may choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or to the other Members. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent a Member from engaging in such activities.

10.09.   Limitation on Amendments.   Notwithstanding anything to the contrary contained herein, including without limitation, Section 10.02 above, any amendment or modification to Section 5.01 or Section 5.02 of this Agreement or any other provision of this Agreement that would reduce the amount distributable to GECC as Assigned Distributions pursuant to the Assignment of Distributions, admit any new Member into the Company other than as a result of a Permitted Transfer pursuant to Section 6.02 above, or allow for the assignment of the interest of JV Member to any other party other than as a result of a Permitted Transfer pursuant to Section 6.02 above, shall be effective only with the prior written consent of GECC.

10.10.   No Third Party Beneficiaries.   Nothing contained in this Agreement is intended or will be deemed to benefit any other party except for GECC under and pursuant to the Assignment of Distributions, and no such other party will be entitled to require any Member to make any Additional Capital Contributions to the Company, or, except for GECC pursuant to the Assignment of Distributions, to enforce any right which any Member may have against the Company or any other Member.

ARTICLE XI

REIT PROTECTION

11.01.   Certain Definitions.   For the purposes of this Article XI, the following terms shall have the following meanings:

(a)       “KBS” shall mean KBS as defined in the recitals hereto and KBS Strategic Opportunity REIT, Inc., a Maryland corporation that has elected to be taxable for federal income tax purposes as a real estate investment trust under the Code (herein, a “REIT”); and/or any subsidiary or affiliate of KBS.

(b)       “REIT Prohibited Transactions” shall mean any action specified in Section 11.02.

11.02.  Prohibited Transactions.   Notwithstanding anything to the contrary contained in this Agreement, during the time KBS is a Member of the Company, neither the Company, nor any Property Owner, the Managing Member or any other Member of the Company, shall take any of the following actions:

(a)       Entering into any lease or permitting any sublease that provides for rent based in whole or in part on the income or profits of any person, excluding for this purpose a lease that provides for rent based in whole or in part on a fixed percentage or percentages of gross receipts or gross sales of any person without reduction for any sublessor costs;

(b)      Leasing personal property, excluding for this purpose a lease of personal property that is entered into in connection with a lease of real property where the rent attributable to the personal property is less than 15% of the total rent provided for under the lease, determined as set forth in Section 856(d)(1) of the Code;

(c)       Acquiring or holding debt unless (a) the amount of interest income received or accrued by the Company under such loan does not, directly or indirectly, depend in whole or in part on the income or profits of any person, and (b) the debt is fully secured by mortgages on real property or on interests in real property;

(d)      Acquiring or holding more than 10% of the outstanding voting securities of any one issuer other than a corporation that has properly elected to be a “taxable REIT subsidiary” of KBS;

(e)       Acquiring or holding more than 10% of the total value of the outstanding securities (debt or equity) of any one issuer;

(f)       Making an election or taking any action that would cause the Company to be treated as (i) an entity that is not classified as a partnership for federal income tax purposes or (ii) a publicly traded partnership as defined in Section 7704 of the Code;

(g)      Entering into any agreement where the Company receives amounts, directly or indirectly, for rendering services to the tenants of the properties that are owned, directly or indirectly, by the Company other than (i) amounts received for services that are customarily furnished or rendered in connection with the rental of real property of a similar class in the geographic areas in which the properties are located where such services are either provided by (a) an Independent Contractor (as defined in Section 856(d)(3) of the Code) who is adequately compensated for such services and from which the Company does not, directly or indirectly, derive revenue or (b) a taxable REIT subsidiary of KBS (as defined in Section 856(1) of the Code) who is adequately compensated for such services or (ii) amounts received for services that are customarily furnished or rendered in connection with the rental of space for occupancy only (as opposed to being rendered primarily for the convenience of the Company’s tenants);

(h)      Holding cash of the Company for operations or distribution in any manner other than a traditional bank checking or savings account; or

  (i)      Entering into any agreement where income or gain, as applicable, received or accrued by the Company under such agreement, directly or indirectly, (a) does not qualify as “rents from real property” within the meaning of Section 856 of the Code, (b) does not qualify as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856 of the Code or (c) constitutes income from a sale of “inventory” or “stock in trade” of the Company within the meaning of Section 1221(a)(l) of the Code other than a sale that would qualify under the Section 857(b)(6)(C) “safe harbor” with respect to KBS.

ARTICLE XII

SINGLE PURPOSE ENTITY

So long as the Loan remains outstanding the Loan Documents executed in connection with the Loan requires and the Company hereby represents and covenants that the Company:

(i)        was and will be organized solely for the purposes of owning the Properties and the membership interests of the Property Owners;

(ii)       has not engaged and will not engage in any business unrelated to the ownership of the Properties and membership interests of the Property Owners;

(iii)      has not had and will not have any assets other than those related to the Properties and the membership interests of the Property Owners;

(iv)      has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership interest (except as expressly permitted by this Agreement), or the like, or amendment of this Agreement or its Certificate of Organization;

(v)      has not, and without the unanimous consent of all of its Members, will not, with respect to itself or to any other entity (the “Entity”) in which it has a direct or indirect legal or beneficial ownership interest (a) file bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Entity or for all or any portion of such Entity’s properties (c) make any assignment for the benefit of such Entity’s creditors or (d) take any action with the intention of rendering the Company insolvent;

(vi)     has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations; provided that this provision shall not require any Member to make an Additional Capital Contribution to the Company;

(vii)    has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such Entity;

(viii)    has maintained and will maintain its accounts, books and records separate from any Person and will file its own tax returns;

(ix)      has maintained and will maintain its books, records, resolutions and agreements as official records;

(x)       has not commingled and will not commingle its funds or assets with those of any other Person;

(xi)      has held and will hold its assets in its own name;

(xii)     has conducted and will conduct its business in its name;

(xiii)    has maintained and will maintain its financial statements, accounts records and other entity documents separate from any other Person;

(xiv)    has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xv)     has observed and will observe all corporate formalities;

(xvi)    has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

(xvii)   except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other individual, corporation, limited liability company, partnership or similar entity (collectively as “Person”);

(xviii)  has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xix)     has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets for those of any other Person; and

(xx)      has not made and will not make loans to any Person.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

“JV MEMBER”

JP-RICHARDSON, LLC a Delaware limited liability company

By: /s/ Mark D. Jordan
Name:	Mark D. Jordan
Title:	Manager

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

“KBS”

KBS SOR RICHARDSON PORTFOLIO JV, LLC, a Delaware limited liability company

By:	KBS SOR ACQUISITION VIII, LLC, a Delaware limited liability company, its sole member

	By:	KBS SOR PROPERTIES, LLC,
a Delaware limited liability company, its sole member

		By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole member

			By:	KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland corporation, its sole general partner

By:/s/ David E. Snyder
David E. Snyder Chief Financial Officer

INDEX
Term (and where applicable, their plural terms)	Section Reference
Additional Capital Contribution §3.02 Act	§1.01
Affiliate	§2.01(d)
Affiliate Agreement	§2.01(d)
Agreement	Preamble
Annual Budget	§2.10(b)
Assigned Distributions	§5.01(c)
Assignment of Distributions	§501(c)
Business Plan	§2.10(a)
Capital Account	§2.12(a)
Code	§4.03
Co-Managing Member	Preamble
Company	§1.01
Deemed Book Value	§4.01
Defaulting Member	§3.03
De Minimis Expenditures	§2.01(c)
GECC	§5.01(c)
Improvements	§1.03
Interest	§3.04
IRR Return	§3.05
JAMS	§10.07
Just Cause Event	§2.06(b)
JV Member	Preamble
KBS	Preamble
KBS Affiliate	§6.02(c)
Leasing Agent	§2.11(b)
Leasing Agreement	§2.11(b)
Leasing Guidelines	§2.02(o)
Liquidation	§8.02
Loan	§2.01(b)
Major Decision	§2.02

INDEX
Term (and where applicable, their plural terms)	Section Reference
Management Agreement	§2.11(a)
Managing Member	§2.01(a)
Members	Preamble
Member Deposit	§7.01(a)
Member Loan	§3.04
Member Purchase Agreement	§7.01(a)
Net Cash	§2.02(h)
Net Profits and Net Losses	§3.04
Non-Defaulting Member	§3.03
Pari Passu	§5.01
Percentage Interest	§3.04
Permitted Transfer	§6.02
Permitted Transferee	§6.02
Project	§1.03
Property	§1.03
Property Manager	§2.11(a)
Proposed Project Value	§7.01(a)
Purchase Closing Date	§7.01(a)
Purchase Election	§7.01(a)
Refinance	§2.01(b)
Removal Notice	§2.06(b)
Renovation Budget	§2.10(b)
Renovations	§2.10(b)
Sales Notice	§7.02(a)
Securities Acts	§10.04(a)
Transfer	§6.01
Treasury Regulation	§2.12
Update Date	§2.10(b)

EXHIBIT A

NAMES, ADDRESSES, PERCENTAGE INTERESTS

AND CAPITAL CONTRIBUTIONS OF THE MEMBERS

Names and Addresses of the Members:	Percentage Interest	Capital Contribution

KBS SOR Richardson Portfolio JV, LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660	90%	$14,693,410.46

JP-Richardson, LLC 14801 Quorum Drive, Suite 200 Dallas, Texas 75254	10%	$1,632,601.16

EXHIBIT B

LEGAL DESCRIPTION OF THE PROPERTIES

Properties	Property Owners
Improved Parcels
2425 N. Central Expressway Richardson, Texas 75080	JP-Palisades I, LLC
2435 N. Central Expressway Richardson, Texas 75080	JP-Palisades II, LLC
2150 Lakeside Boulevard Richardson, Texas 75082	JP-Greenway I, LLC
2400 Lakeside Boulevard Richardson, Texas 75082	JP-Greenway II, LLC
2100 Lakeside Boulevard Richardson, Texas 75082	JP-Greenway III, LLC
Unimproved Parcels
Lot 2, Block A, Second Replat, Palisades Central in the City of Richardson, Dallas and Collin County, Texas.	JP-Palisades III, LLC

Lots 4B, 5A, 6A, 7A, 8, 9, 10 and 11, Block A, Palisades Central in the John V. Vance Survey, Abstract No. 942, John V. Vance Survey, Abstract No. 1513, City of Richardson, Dallas and Collin County, Texas.

EXHIBIT B-l

LEGAL DESCRIPTION OF THE PROPERTIES

Parcel A - Greenway I

Tract 1:  (Fee Simple)

BEING a 3.216 acre tract of land situated in the City of Richardson, Dallas County, Texas; said tract being out of the A.T. Nanny Survey, Abstract No. 1093, Dallas County, Texas, and being a portion of a tract of land conveyed to Oklahoma Publishing Co. by deed recorded in Volume 523, Page 1737, Dallas County Records, and recorded on March 25, 1965 in Volume 650, Page 244, Collin County Records, said tract also being Lot 1, Block 4 of Greenway, an Addition to the City of Richardson, according to the map thereof recorded in Volume 83006, Page 1314, Map Records, Dallas County, Texas, said tract being more particularly described as follows:

BEGINNING at a found 1/2 inch iron rod, said point being located in the northwesterly right-of-way line of Greenville Avenue (a 100 foot right-of-way), said point being located in the southerly line of said Lot 1 and the point of curvature of curve to the left having a central angle of 11°03’51” a radius of 1205.92 feet and a chord bearing and distance of South 49°13’44” West, 232.51 feet;

THENCE along said curve to the left with the northwesterly right-of-way line of Greenville Avenue and the southerly line of said Lot 1, for an arc distance of 232.87 feet to a found 1/2 inch iron rod for corner;

THENCE North 42°03’25” West, leaving said lines, a distance of 34.26 feet, to a found ‘x’ in concrete for corner;

THENCE North 47°56’35” East, a distance of 20.00 feet to a set ‘x’ in concrete for corner;

THENCE North 42°03’25” West, a distance of 177.00 feet to a found 1/2 inch iron rod for corner;

THENCE South 47°56’35” West, a distance of 22.00 feet to a found ‘x’ in concrete for corner;

THENCE North 42°03’25” West, a distance of 187.00 feet to a found ‘x’ in concrete for corner;

THENCE South 47°56’35” West, a distance of 12.00 feet to a found ‘x’ in concrete for corner;

THENCE North 42°03’25” West, a distance of 43.00 feet to a found ‘x’ in concrete for corner in the southeasterly right-of-way line of Lakeside Boulevard (80 foot R.O.W.) and the northerly line of said Lot 1;

1

THENCE North 47°56’35” East, along the southeasterly right-of-way line of said Lakeside Boulevard and the said northerly line of Lot 1, a distance of 247.14 feet to a found 1/2 inch iron rod said point being the point of curvature of a tangent curve to the right having a central angle of 57°36’27”, a radius of 50.00 feet and a tangent length of 27.49 feet;

THENCE continuing along said curve to the right and said southeasterly line of Lakeside Boulevard and the said northerly line of Lot 1, an arc distance of 50.27 feet to a found 1/2 inch iron rod said point being the curvature of a reverse curve to the left having a central angle of 25°12’55”, a radius of 118.00 feet, and a tangent length of 26.39 feet;

THENCE continuing along said curve to the left and said southeasterly line of Lakeside Boulevard and the said northerly line of Lot 1, an arc distance of 51.93 feet to a found 1/2 inch iron rod, said point being the curvature of a reverse curve to the right having a central angle of 57°36’29”, a radius of 50.00 feet, and a tangent length of 27.49 feet;

THENCE continuing along said curve to the right and said southeasterly line of Lakeside Boulevard and the said northerly line of Lot 1, an arc distance of 50.27 feet to a found 1/2 inch iron rod, said point being the corner in southwesterly right-of-way line of Lawnview Drive (80 feet R.O.W.) and the northeasterly line of said Lot 1;

THENCE South 42°03’25” East, continuing along the said the southwesterly right-of-way line of said Lawnview Drive and the northeasterly line of said Lot 1, a distance of 208.82 feet to the found 1/2 inch iron rod of a curvature of a tangent curve to the right having a central angle of 04°36’17”, a radius of 668.40 feet and a tangent length of 26.87 feet;

THENCE continuing along said curve to the right with the southwesterly right-of-way line of Lawnview Drive and the northeasterly line of said Lot 1, an arc distance of 53.72 feet to the found 1/2 inch iron rod of curvature of a tangent curve to the right having a central angle of 92°12’47”, a radius of 90.00 feet and a tangent length of 93.55 feet;

THENCE continuing along said curve to the right and said southwesterly line of Lawnview Drive and said northeasterly line of Lot 1, an arc distance of 144.85 feet to the POINT OF BEGINNING and CONTAINING 140,090.42 square feet or 3.216 acres of land, more or less.

Tract 2:  (Easement Estate)

Access Easement Estate created in Mutual Access Easement dated May 2, 1985, filed for record on May 9, 1985 and recorded in Volume 85092, Page 963, Deed Records, Dallas County, Texas, and amended by First Amendment to Mutual Access Easement recorded in Volume 96247, Page 3322 of the Deed Records of Dallas County, Texas, and by Second Amendment to Mutual Access Easement filed August 1, 2007, recorded under cc# 20070275777, Real Property Records of Dallas County, Texas, including the following described land:

BEING a 0.012 acre tract of land in the City of Richardson, Dallas County, Texas; said tract being out of the A.T. Nanny Survey, Abstract No. 1093, Dallas County, Texas, and being a portion of a tract of land conveyed by deed to Oklahoma Publishing Co. as recorded in Volume

2

523, Page 1737, Deed Records, Dallas County, Texas, and recorded on March 25, 1965 in Volume 650, Page 244, Collin County Records, said tract also being part of Lot 2, Block 4 of Greenway, an addition to the City of Richardson as recorded in Volume 83006, Page 1322, Map Records, Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a point for corner, said point being the northwest corner of said Lot 2 and the southwest corner of Lot 1 of said Block 4, also being in the southerly right-of-way line of Lakeside Boulevard (a 80 foot R.O.W.);

THENCE South 42° 03’ 25” East, leaving said southerly right-of-way line, for a distance of 43.00 feet to a point for corner;

THENCE South 47° 56’ 35” West, for a distance of 12.00 feet to a point for corner;

THENCE North 42° 03’ 25” West, for a distance of 43.00 feet to a point for corner, being in said southerly right-of-way line of Lakeside Boulevard;

THENCE North 47° 56’ 35” East, for a distance of 12.00 feet to the POINT OF BEGINNING and CONTAINING 516 square feet or 0.012 acre of land, more or less.

Tract 3: (Easement Estate)

Parking Easement Estate created in Mutual Access Easement dated May 2, 1985, filed for record on May 9, 1985 and recorded in Volume 85092, Page 963, Deed Records, Dallas County, Texas, and amended by First Amendment to Mutual Access Easement recorded in Volume 96247, Page 3322 of the Deed Records of Dallas County, Texas, and by Second Amendment to Mutual Access Easement filed August 1, 2007, recorded under cc# 20070275777, Real Property Records of Dallas County, Texas.

3

Parcel B - Greenway II

Tract 1:  (Fee Simple)

BEING 4.902 acre tract of land out of the A.T. Nanny Survey, Abstract No. 1093, Dallas County, Texas and being all of Lot 1, Block 2, Greenway, an addition to the City of Richardson, Texas, as recorded in Volume 85126, Page 2756, Map Records, Dallas County, Texas. Said 4.902 acre tract of land being more particularly described by metes and bounds as follows:

BEGINNING at a found “x” in concrete, being located at the southeast corner of said Lot 1 and also being located in the north right-of-way of Lakeside Boulevard (an 80’ R.O.W.) and also being the point of curvature of a curve to the left, having a delta of 19°32’55”, a radius of 440.00 feet and a chord bearing and distance of North 59°10’36” West, 149.40 feet;

THENCE along said curve and following along said north line of Lakeside Boulevard, an arc distance of 150.12 feet to a found 1/2 inch iron rod and the point of tangency of said curve;

THENCE North 68°57’04” West, continuing along said north line of Lakeside Boulevard, for a distance of 255.00 feet to a set 1/2 inch iron rod, being located in the east right-of-way line of the H.& T.C. Railroad property (a 100’ R.O.W.);

THENCE North 21°02’56” East, leaving said north line of Lakeside Blvd, and following along said east line of H. & T.C. Railroad tract, for a distance of 295.00 feet to a set 1/2 inch iron rod;

THENCE North 89°51’07” East, leaving said east line of H. & T.C. Railroad tract, for a distance of 609.71 feet to a found 5/8 inch iron rod;

THENCE South 00°08’53” East, for a distance of 129.51 feet to a found 5/8 inch iron rod;

THENCE South 47°56’35” West along the east line of said Lot 1 and also being the west property line of Lot 2, Block 2, Greenway Addition, recorded in Volume 87004, Page 3217,. M.R.D.C.T., for a distance of 471.01 feet to the POINT OF BEGINNING and CONTAINING 213,549 square feet or 4.902 acres of land, more or less.

Tract 2:  (Easement Estate)

Mutual Access Easement along portions of Lot 2, Block 2, Greenway Addition as depicted on the plat recorded in Volume 87004, Page 3217, Map Records, Dallas County, Texas.

4

Parcel C - Greenway III

Tract 1:  (Fee Simple)

BEING a 4.031 acre tract of land situated in the City of Richardson, Dallas County, Texas; said tract being out of the A.T. Nanny Survey, Abstract No. 1093, Dallas County, Texas, and being a portion of a tract of land conveyed to Oklahoma Publishing Co. by deed recorded in Volume 523, Page 1737, Dallas County Records, and recorded on March 25, 1965 in Volume 650, Page 244, Collin county Records, said tract also being Lot 2, Block 4 of Greenway, an Addition to the City of Richardson, according to the Map thereof recorded in Volume 83006, Page 1322, Map Records, Dallas County, Texas, and being more particularly described as follows:

COMMENCING from a point in the northwesterly right-of-way line of Greenville Avenue (120 foot R.O.W.), said point being the southwest corner of Tract 2, Parcel C as conveyed to Hunt Properties as recorded in Volume 69193, Page 1513, Dallas County, Texas;

THENCE South 60 degrees 46 minutes 59 seconds West, along the northwesterly right-of-way of said Greenville Avenue for a distance of 512.53 feet to the point of curvature of a tangent curve to the left having a central angle of 17 degrees 05 minutes 11 seconds, a radius of 1205.92 feet, and a tangent length of 181.16 feet;

THENCE continuing along said curve to the left with the northwesterly right-of-way line of said Greenville Avenue, an arc distance of 359.62 feet to a found 1/2 inch iron rod the POINT OF BEGINNING, said point being the most southerly southeast corner of said Lot 2 and the point of curvature of a continuous curve to the left having a central angle of 14 degrees 20 minutes 06 seconds a radius of 1205.92 feet, and a tangent length of 151.65 feet;

THENCE continuing along said curve to the left with the northwesterly right-of-way line of said Greenville Avenue and the southeasterly line of said Lot 2, for an arc distance of 301.71 feet to a found “X” in concrete for corner;

THENCE North 60 degrees 38 minutes 18 seconds West, leaving said northwesterly line of said Greenville Avenue and following the westerly line of said Lot 2, a distance of 84.99 feet to a found chiseled “X” on face of curb;

THENCE North 69 degrees 03 minutes 25 seconds West, continuing along said westerly line, a distance of 332.83 feet to a found 1/2 inch iron rod for corner in the southeasterly right-of-way line of Lakeside Boulevard (80 foot R.O.W.) and the northwesterly line of said Lot 2;

THENCE North 20 degrees 56 minutes 35 seconds East, along the southeasterly right-of-way line of said Lakeside Boulevard and the northwesterly line of said Lot 2, a distance of 90.00 feet to a found 1/2 inch iron rod for corner, said point being the point of curvature of a tangent curve to the right having a central angle of 27 degrees 00 minutes 00 seconds a radius of 760.00 feet and a tangent length of 182.46 feet;

5

THENCE continuing along said curve to the right with the southeasterly right-of-way line of Lakeside Boulevard and said northwesterly line of said Lot 2, an arc distance of 358.14 feet to a found 1/2 inch iron rod for corner;

THENCE North 47 degrees 56 minutes 35 seconds East, along the southeasterly right-of-way line of Lakeside Boulevard and said northwesterly line of said Lot 2, a distance of 33.94 feet, to an “X” found in concrete for corner;

THENCE South 42 degrees 03 minutes 25 seconds East, leaving said lines, a distance of 43.00 feet to an “X” found in concrete for corner;

THENCE North 47 degrees 56 minutes 35 seconds East, a distance of 12.00 feet to an “X” found in concrete for corner;

THENCE South 42 degrees 03 minutes 25 seconds East, a distance of 187.00 feet to an “X” found in concrete for corner;

THENCE North 47 degrees 56 minutes 35 seconds East, a distance of 22.00 feet to a set 1/2 inch iron rod for corner;

THENCE South 42 degrees 03 minutes 25 seconds East, a distance of 177.00 feet to an “X” found in concrete for corner;

THENCE South 47 degrees 56 minutes 35 seconds West, a distance of 20.00 feet to an “X” found in concrete for corner;

THENCE South 42 degrees 03 minutes 25 seconds East, a distance of 34.26 feet to the POINT OF BEGINNING and CONTAINING 175,592.29 square feet or 4.031 acres of land, more or less.

Tract 2:  (Easement Estate)

Easement Estate created in Mutual Easement Agreement executed by and between Dal-Mac Greenway 1A, Ltd., a Texas limited partnership and Crow-TCB-Richardson, a Texas limited partnership, dated March 15, 1985, filed for record on June 14, 1985 and recorded in Volume 85117, Page 2633, Deed Records, Dallas County, Texas, including the following described land:

BEING a 0.024 acre tract of land out of Lot 3, Block 4, Greenway, an addition to the City of Richardson, Texas, as recorded in Volume 85040, Page 4683, Map Records, Dallas County, Texas and being the same tract described as Exhibit “C”, as recorded in Volume 85117, Page 2633, Deed Records, Dallas County, Texas. Said 0.024 acre tract of land being more particularly described by metes and bounds as follows:

BEGINNING at a point, being the northeast corner of said Lot 3 and the southeast corner of Lot 2, Block 4, Greenway addition, as recorded in Volume 83006, Page 1322, M.R.D.C.T. and also being located in the northwesterly right-of-way line of Greenville Avenue (a 120’ right-of-way)

6

and being the point of curvature of a curve to the left, having a delta of 00 degrees 45 minutes 37 seconds, a radius of 1,205.92 feet and a chord bearing and distance of South 43 degrees 18 minutes 24 seconds West, 16.00 feet;

THENCE along said and following along the easterly line of said Lot 3 and the northwesterly line of said Greenville Avenue, an arc distance of 16.00 feet to the end of said curve;

THENCE North 56 degrees 44 minutes 25 seconds West, leaving said lines, for a distance of 81.32 feet to a point;

THENCE North 29 degrees 21 minutes 42 seconds East, for a distance of 10.00 feet to a point located in the north line of said Lot 3 and the south line of said Lot 4;

THENCE South 60 degrees 38 minutes 18 seconds East, following along said lines, for a distance of 84.99 feet to the POINT OF BEGINNING and CONTAINING 1,065 square feet or 0.024 acres of land, more or less.

Tract 3:  (Easement Estate)

Access Easement Estate created in Mutual Access Easement dated May 2, 1985, filed for record on May 9, 1985 and recorded in Volume 85092, Page 963, Deed Records, Dallas County, Texas, and amended by First Amendment to Mutual Access Easement recorded in Volume 96247, Page 3322 of the Deed Records of Dallas County, Texas, and by Second Amendment to Mutual Access Easement filed August 1, 2007, recorded under cc# 20070275777, Real Property Records of Dallas County, Texas, including the following described land:

BEING a 0.012 acre tract of land in the City of Richardson, Dallas County, Texas; said tract being out of the A.T. Nanny Survey, Abstract No. 1093, Dallas County, Texas, and being a portion of a tract of land conveyed by deed to Oklahoma Publishing Co. as recorded in Volume 523, Page 1737, Deed Records, Dallas County, Texas, and recorded on March 25, 1965 in Volume 650, Page 244, Collin County Records, said tract also being part of Lot 1, Block 4 of Greenway, an addition to the City of Richardson as recorded in Volume 83006, Page 1314, Map Records, Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a point for corner, said point being the southwest corner of said Lot 1 and the northwest corner of Lot 2 of said Block 4, also being in the southerly right-of-way line of Lakeside Boulevard (a 80 foot R.O.W.);

THENCE North 47°56’35” East, along said southerly right-of-way line, for a distance of 12.00 feet to a point for corner;

THENCE South 42°03’25” East, leaving said southerly right-of-way line, for a distance of 43.00 feet to a point for corner;

THENCE South 47°56’35” West, for a distance of 12.00 feet to a point for corner;

7

THENCE North 42°03’25” West, for a distance of 43.00 feet to the POINT OF BEGINNING and CONTAINING 516 square feet or 0.012 acres of land, more or less.

Tract 4:  (Easement Estate)

Parking Easement Estate created in Mutual Access Easement dated May 2, 1985, filed for record on May 9, 1985 and recorded in Volume 85092, Page 963, Deed Records, Dallas County, Texas, and amended by First Amendment to Mutual Access Easement recorded in Volume 96247, Page 3322 of the Deed Records of Dallas County, Texas, and by Second Amendment to Mutual Access Easement filed August 1, 2007, recorded under cc# 20070275777, Real Property Records of Dallas County, Texas.

8

Parcel D - Palisades I

Tract I:  (Fee Simple)

Being a tract or parcel of land situated in the John J. Vance Survey, Abstract No. 1513, City of Richardson, Collin and Dallas County, Texas, as conveyed by deed recorded in County Clerks’ No. 97-0037026, Deed Records, Collin County, Texas, and being a part of Lot 1, Block A, of Second Replat Palisades Central, an addition to the City of Richardson, Dallas and Collin Counties, Texas, according to the plat recorded in Volume 85164, Page 2204, Deed Records, Dallas County, Texas, and Cabinet F, Slides 268-269, Plat Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at a chiseled “X” set in concrete for corner at the intersection of the northwest line of U.S. Highway No. 75 (variable width right-of-way) and the north line of Palisades Boulevard (60.0 foot right-of-way), said rod being at the beginning of a curve to the left;

THENCE in a northwesterly direction along the north line of said Palisades Boulevard and along said curve to the left whose chord bears North 80°17’49” West a distance of 130.93 feet, having a radius of 360.00 feet, a central angle of 20°57’14”, and an arc length of 131.66 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the end of said curve to the left;

THENCE South 89°13’34” West along the north line of said Palisades Boulevard a distance of 597.99 feet to a chiseled “X” set in concrete for corner, said “X” being the southeast corner of Lot 10, Block A of Palisades Central, an addition to the City of Richardson according to the plat recorded in Document No. 200600353953, Deed Records, Dallas County, Texas and Book 2006, Page 622, Plat Records, Collin County, Texas;

THENCE North 00°46’26” West along the common line between said Lot 1 and said Lot 10 for a distance of 230.31 feet to a chiseled “X” set in concrete for corner at the beginning of a curve to the right;

THENCE in a northeasterly direction along said common line and said curve to the right whose chord bears North 08°33’46” East a distance of 81.12 feet, having a radius of 250.00 feet, a central angle of 18°40’24”, and an arc length of 81.48 feet to a chiseled “X” set in concrete for corner at the end of said curve to the right and the beginning of a non-tangent curve to the left, said “X” being the most westerly southwest corner of Lot 3, Block A of said Second Replat Palisades Central;

THENCE in a southeasterly direction along the common line between said Lots 1 and 3, and along said non-tangent curve to the left whose chord bears South 76°05’49” East a distance of 238.17 feet, having a radius of 470.00 feet, a central angle of 29°21’15”, and an arc length of 240.79 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the end of said non-tangent curve to the left;

THENCE North 89°13’34 East along said common line a distance of 20.44 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the beginning of a curve to the left;

9

THENCE in a northeasterly direction along said common line and said curve to the left whose chord bears North 65°25’54” East a distance of 282.42 feet, having a radius of 350.00 feet, a central angle of 47°35’20”, and an arc length of 290.70 feet to a chiseled “X” set in concrete for corner at the end of said curve to the left and the beginning of a compound curve to the left;

THENCE in a northeasterly direction along said common line and said compound curve to the left whose chord bears North 40°36’21” East a distance of 41.39 feet, having a radius of 1150.00 feet, a central angle of 02°03’44”, and an arc length of 41.39 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the southwest corner of Lot 2, Block A of said Second Replat Palisades Central;

THENCE North 89°13’34” East along the common line between said Lot 2 and said Lot 1, a distance of 335.40 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner in the northwest line of said U.S. Highway No. 75, said rod being in a non-tangent curve to the right;

THENCE in a southwesterly direction along the northwest line of said U.S. Highway No. 75 and said non-tangent curve to the right whose chord bears South 19°26’58” West a distance of 142.18 feet, having a radius of 5574.65 feet, a central angle of 01°27’41”, and an arc length of 142.19 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the end of said non-tangent curve to the right;

THENCE South 20°10’49” West along the northwest line of said U.S. Highway No. 75 a distance of 305.60 feet to the POINT OF BEGINNING, and containing 259,414 square feet or 5.9553 acres of land, more or less.

Tract II:  (Easement Estate) - Shown for informational purposes only. This tract has not been surveyed.

Being a non exclusive easement for vehicular and pedestrian ingress, egress and regress over, across, through and along private roads described in Reciprocal Easement Agreement between Carter Crowley Properties, Inc., a Texas corporation and Home Interiors & Gifts, Inc., a Texas corporation, dated October 15, 1993, filed November 5, 1993, recorded in/under Volume 93217, Page 3015 of the Real Property Records of DALLAS County, Texas (Also recorded in/under Clerk’s No. 93 0097019 of the Real Property Records of COLLIN County, Texas). Said private roads are shown as Roads A, B, C, E and F on plats recorded in Volume 85054, Page 4060, Map Records of DALLAS County, Texas and Volume E, Pages 8 and 9, Map Records of COLLIN County, Texas, SAVE AND EXCEPT those portions thereof abandoned by Replat recorded in Volume 2001015, Page 4931 of the Map Records of DALLAS County, Texas, and recorded in Volume M, Page 418 of the Map Records of COLLIN County, Texas.

Together with Easement Estate created by document in/under Volume 2001146, Page 02107 of the Real Property Records of Dallas County, Texas.

Tract III:  (Fee Simple)

Being a tract or parcel of land situated in the John J. Vance Survey, Abstract No. 1513, City of Richardson, Collin and Dallas County, Texas, as conveyed by deed recorded in County Clerks’

10

No. 97-0037026, Deed Records, Collin County, Texas, and being a part of Lot 1, Block A, of Second Replat Palisades Central, an addition to the City of Richardson, Dallas and Collin Counties, Texas, according to the plat recorded in Volume 85164, Page 2204, Deed Records, Dallas County, Texas, and Cabinet F, Slides 268-269, Plat Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at a point for corner at the intersection of the northwest line of U.S. Highway No. 75 (variable width right-of-way) and the south line of Palisades Boulevard (60.0 foot right-of-way), said rod being at the beginning of a curve to the left, from which a iron rod with red cap found bears South 62° 22’ 57” West a distance of 0.18 feet;

THENCE South 20° 10’ 49” West along the northwest line of said U.S. Highway No. 75 a distance of 193.70 feet to a  1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the northeast corner of Lot 1A, Block A of Palisades Central, an addition to the City of Richardson, Dallas County, Texas, according to the plat recorded in Volume 90158, Page 4352, Plat Records, Collin County, Texas, from which a  3/4” iron rod found bears South 89° 17’ 48” East a distance of 1.35 feet;

THENCE North 69° 49’ 11” West along the northerly line of said Lot 1A a distance of 30.00 feet to a  1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner, from which a  3/4” iron rod found bears South 88° 35’ 14” East a distance of 1.37 feet;

THENCE South 89° 13’ 34” West along said northerly line a distance of 383.00 feet to a point for corner in the east line of a tract of land conveyed to Fossil, Inc., by deed recorded in Volume 2005171, Page 12536, Deed Records, Dallas County, Texas, said rod being the northwest corner of said Lot 1A, from which a  1/2 inch iron rod found bears South 05° 29’ 52” East a distance of 0.19 feet;

THENCE North 00° 46’ 26” West along the common line between said Lot 1, and said Fossil, Inc., tract a distance of 190.00 feet to a  1/2” iron rod found for corner in the south line of said Palisades Boulevard, said rod also being at the northeast corner of said Fossil, Inc., tract;

THENCE North 89° 13’ 34” East along the south line of said Palisades Boulevard, a distance of 373.00 feet to a  1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the beginning of a curve to the right;

THENCE in a southeasterly direction along the south line of said Palisades Boulevard and along said curve to the right whose chord bears South 80°17’ 46” East a distance of 109.11, having a central angle of 20° 57’ 15”, and an arc length of 109.72 feet to the POINT OF BEGINNING, and containing 85,183 square feet or 1.9555 acres of land, more or less.

11

Parcel E - Palisades II

Tract 1:  (Fee Simple)

Being a tract or parcel of land situated in the John V. Vance Survey, Abstract No. 942 and the John J. Vance Survey, Abstract No. 1513, City of Richardson, Collin and Dallas County, Texas, as conveyed by deed recorded in County Clerks’ No. 97-0037026, Deed Records, Collin County, Texas, and being part of Lot 3, Block A of Second Replat Palisades Central, an addition to the City of Richardson, Dallas and Collin Counties, Texas, according to the plat recorded in Volume 85164, Page 2204, Deed Records, Dallas County, Texas, and Cabinet F, Slides 268-269, Plat Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner in the northwest line of U.S. Highway No. 75 (variable width right-of-way), and being the most easterly northeast corner of said Lot 3 and the southeast corner of Reserve Parcel “C”, Palisades Central, an addition to the City of Richardson according to the plat recorded in Volume 85054, Page 4060, Deed Records, Dallas County, Texas and Cabinet E, Slide 8-9, Plat Records, Collin County, Texas, said rod being in a curve to the right;

THENCE in a southerly direction along the northwest line of said U.S. Highway No. 75 and said curve to the right and whose chord bears South 15°55’20” West a distance of 150.00 feet, having a radius of 5579.65 feet, a central angle of 01°32’25”, and an arc length of 150.00 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner, said rod being the easterly common corner between said Lot 3 and Lot 2, Block A, of said Second Replat Palisades Central;

THENCE North 73° 18’ 27” West along the common line between said Lots 2 and 3 a distance of 258.10 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner;

THENCE South 59° 57’ 23” West along said common line a distance of 13.71 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner;

THENCE South 13° 13’ 14” West along said common line a distance of 152.52 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the beginning of a curve to the right;

THENCE in a southwesterly direction along said common line, and along said curve to the right whose chord bears South 27° 25’ 44” West a distance of 564.53 feet, having a radius of 1150.00 feet, a central angle of 28° 25’ 00”, and passing at a distance of 528.97 feet the westerly common corner between said Lot 2 and Lot 1, Block A, of said Second Replat Palisades Central, and continuing for a total arc length of 570.36 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the end of said curve to the right, said rod being the beginning of a compound curve to the right;

12

THENCE in a southwesterly direction along the common line between said Lots 1 and 3, and along said compound curve to the right whose chord bears South 65°25’54” West a distance of 282.42 feet, having a radius of 350.00 feet, a central angle of 47°35’20”, and an arc length of 290.70 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the end of said compound curve to the right;

THENCE South 89°13’34” West along said common line a distance of 20.44 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the beginning of a curve to the right;

THENCE in a northwesterly direction along said common line, and along said curve to the right whose chord bears North 76°05’49” West a distance of 238.17 feet, having a radius of 470.00 feet, a central angle of 29°21’15”, and an arc length of 240.79 feet to a chiseled “X” set in concrete for corner in the common line between said Lot 1 and Lot 10, Block A of Palisades Central, an addition to the City of Richardson according to the plat recorded in Document No. 200600353953, Deed Records, Dallas County, Texas and Book 2006, Page 622, Plat Records, Collin County, Texas,;

THENCE North 28° 34’ 51” East along said common line, passing at a distance of 50.00 feet the most easterly common corner between said Lot 10 and Lot 9, Block A of said Palisades Central continuing along the common line between said Lots 3 and 9 a total distance of 100.00 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the beginning of a non-tangent curve to the left, said rod being a common corner between said Lot 3 and Lot 9, said corner being at the beginning of a non-tangent curve to the left, from which a found 1/2 inch iron rod bears North 23° 42’ 41” East a distance of 0.76 feet;

THENCE in a easterly direction along said common line and said non-tangent curve to the left whose chord bears South 76° 05’ 47” East a distance of 187.50 feet, having a radius of 370.00 feet, a central angle of 29° 21’ 18” and an arc length of 189.57 feet to a 1/2 inch iron rod found for corner at the end of said non-tangent curve to the left;

THENCE North 89° 13’ 34” East along said common line a distance of 20.44 feet to a 1/2 inch iron rod found for corner at the beginning of a curve to the left;

THENCE in a easterly direction along said common line and said curve to the left whose chord bears North 75° 21’ 12” East a distance of 119.88 feet, having a radius of 250.00 feet, a central angle of 27° 44’ 44” and an arc length of 121.06 feet to a 1/2 inch iron rod found for corner at the end of said curve to the left, from which a found 3/4” iron rod bears North 81° 30’ 46” East a distance of 1.19 feet;

THENCE North 45° 23’ 56” West along said common line a distance of 207.95 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner;

THENCE North 44° 36’ 04” East along said common line a distance of 35.83 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner, from which a found 3/4” iron rod bears North 88° 25’20” East a distance of 1.32 feet;

13

THENCE North 45° 23’ 56” West along said common line, passing at a distance of 73.96 feet the easterly common corner between Lot 8, Block A of said Palisades Central and said Lot 9, continuing along the common line between said Lots 3 and 8 a total distance of 114.41 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner, from which a found 1/2” iron rod bears South 29° 30’ 33” West a distance of 0.34 feet;

THENCE North 00° 23’ 56” West along said common line a distance of 128.12 feet to a chiseled “X” set in concrete for corner;

THENCE North 44° 36’ 04” East along said common line a distance of 278.57 feet to an “X” marked on pavement found for corner in a southwesterly line of Lot 4B, Block A of said Palisades Central, said “X” being the most northerly common corner between said Lot 3 and said Lot 8;

THENCE South 45° 23’ 56” East along the common line between said Lots 3 and 4B a distance of 356.01 feet to an iron rod with yellow plastic cap stamped “BGT” found for corner at the beginning of a non-tangent curve to the left;

THENCE in a northeasterly direction along said common line and said non-tangent curve to the left whose chord bears North 18° 29’ 03” East a distance of 192.65 feet, having a radius of 1050.00 feet, a central angle of 10° 31’ 38” and an arc length of 192.92 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner at the end of said non-tangent curve to the left, from which a found 1/2” iron rod bears South 50° 52’ 45” East a distance of 0.23 feet;

THENCE North 13° 13’ 14” East along said common line a distance of 295.00 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner, from which a found 1/2 inch iron rod bears North 21° 08’ 10” East a distance of 1.19 feet;

THENCE South 76° 46’ 46” East along said common line and passing at a distance of 50.00 feet an easterly corner of said Lot 4B and continuing for a total distance of 100.00 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner in a westerly line of said Reserve Parcel “C”;

THENCE South 13°13’14” West along the common line between said Lot 3 and said Reserve Parcel “C” a distance of 10.97 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner;

THENCE South 34°0440” East along said common line a distance of 13.55 feet to a 1/2 inch iron rod with yellow plastic cap stamped “RLG INC” set for corner;

THENCE South 81°22’34” East along said common line a distance of 265.57 feet to the POINT OF BEGINNING, and containing 319,915 square feet or 7.3442 acres of land, more or less.

14

Tract 2:  (Easement Estate) - Shown for informational purposes only. This tract has not been surveyed.

Being a non-exclusive easement for vehicular and pedestrian ingress, egress and regress over, across, through and along private roads described in Reciprocal Easement Agreement executed by and between Carter-Crowley Properties, Inc. a Texas corporation and Home Interiors & Gifts, Inc. a Texas corporation, dated effective as of October 15, 1993, filed November 5, 1993, recorded in Volume 93217, Page 3015, Deed Records of Dallas County, Texas and under Clerk’s File No. 93-0097019, Land Records, Collin County, Texas. Said private roads are shown as Roads A, B, C, E and F on plats recorded in Volume 85054, Page 4060 Map Records, Dallas County, Texas and Cabinet E, Page 8 and 9, Map Records, Collin County, Texas.

Together with an easement estate created in/under Volume 2001146, Page 2107, Real Property Records of Dallas County, Texas.

15

Parcel F - Palisades III

Tract 1:  (Fee Simple)

Being a tract or parcel of land situated in the John V. Vance Survey, Abstract No. 942 and the John J. Vance Survey, Abstract No. 1513, City of Richardson, Collin and Dallas County, Texas, as conveyed by deed recorded in County Clerks’ No. 97-0037026, Deed Records, Collin County, Texas, and being all of Lots 4B, 5A, 6A, 7A, 8, 9, 10 and 11, Block A, Palisades Central, an addition to the City of Richardson according to the plat recorded in Document No. 200600353953, Deed Records, Dallas County, Texas and Book 2006, Page 622, Plat Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at a 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner at the intersection of the east line of Collins Boulevard (a 100’ right-of-way) and the north line of Palisades Boulevard (a 60’ right-of-way), said rod being the southwest corner of said Lot 10, from which a found iron rod with yellow plastic cap stamped “BGT” bears North 29°06’10” West a distance of 0.89 feet;

THENCE North 00° 46’ 26” West along the common line between said Lot 10 and said Collins Boulevard for a distance of 611.30 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” found for corner at the beginning of a tangent curve to the right;

THENCE in a northerly direction along said tangent curve to the right and said common line whose chord bears North 02° 39’ 49” East a distance of 233.84 feet, having a radius of 1950.00 feet, a central angle of 6° 52’ 30”, and an arc length of 233.98 feet to 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner and end of said curve to the right;

THENCE North 06° 06’ 04” East along said common line a distance of 285.77 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner and the beginning of a tangent curve to the right;

THENCE in a northeasterly direction along said common line and said tangent curve to the right whose chord bears North 20° 40’ 19” East a distance of 357.24 feet, having a radius of 710.00 feet, a central angle of 29° 08’ 30”, passing at an arc length of 277.09 feet the westerly common corner of said Lots 10 and 11, continuing along the common line between said Lot 11 and said Collins Boulevard for a total arc length of 361.12 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner at the end of said curve to the right and the beginning of a reverse curve to the left;

THENCE in a northeasterly direction along said common line and said reverse curve to the left whose chord bears North 23° 38’ 13” East a distance of 325.91 feet, having a radius of 810.00 feet, a central angle of 23° 12’ 42” and an arc length of 328.15 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” found for corner at the intersection of the east line of said Collins Boulevard and the southerly line of Palisades Creek Drive (a 60’ right-of-way), said rod being the northwesterly corner of said Lot 11 and the beginning of a non-tangent curve to the left;

16

THENCE in an easterly direction along the common line between said Palisades Creek Drive and said Lot 11 and along said non-tangent curve to the left whose chord bears North 77° 56’ 28” East a distance of 181.42 feet, having a radius of 330.00 feet, a central angle of 31° 54’ 31” and an arc length of 183.78 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner at the end of said non-tangent curve to the left, from which a found 1/2” iron rod bears North 35° 08’ 40” West a distance of 0.46 feet;

THENCE North 61° 59’ 13” East along said common line a distance of 337.06 feet to a chiseled “X” set in concrete for corner, said “X” being the northerly common corner between said Lot 11 and Reserve Parcel “C”, Palisades Central, an addition to the City of Richardson according to the plat recorded in Volume 85054, Page 4060, Deed Records, Dallas County, Texas and Cabinet E, Slide 8-9, Plat Records, Collin County, Texas, and the beginning of a non-tangent curve to the right, from which a found chiseled “X” bears North 13° 48’ 15” West a distance of 0.46 feet;

THENCE in a southeasterly direction along the common line between said Lot 11 and said Reserve Parcel “C” and along said non-tangent curve to the right whose chord bears South 21° 09’ 49” East a distance of 109.76 feet, having a radius of 460.00 feet, a central angle of 13° 42’ 12” and an arc length of 110.02 feet to a chiseled “X” set in concrete for corner at the end of said non-tangent curve to the right and the beginning of a reverse curve to the left, from which a found chiseled “X” bears North 13° 27’ 14” West a distance of 0.55 feet;

THENCE in a southeasterly direction along said common line and said reverse curve to the left whose chord bears South 23° 21’ 19” East a distance of 107.90 feet, having a radius of 343.22 feet, a central angle of 18° 05’ 13” and an arc length of 108.35 feet to a chiseled “X” set in concrete for comer at the end of said reverse curve to the left, from which a found chiseled “X” bears North 23° 45’ 56” West a distance of 0.45 feet;

THENCE South 32° 23’ 55” East along said common line a distance of 30.75 feet to a chiseled “X” set in concrete for corner in the northerly line of said Lot 6A, said “X” being the most easterly corner of said Lot 11, and the beginning of a non-tangent curve to the right, from which a found chiseled “X” bears South 37° 35’ 16” East a distance of 2.10 feet;

THENCE in an easterly direction along the common line between said Lot 6A and said Reserve Parcel “C”, and along said non-tangent curve to the right whose chord bears North 69° 37’ 16” East a distance of 249.90 feet, having a radius of 600.00 feet, a central angle of 24° 02’ 22”, passing at an arc length of 233.65 feet the northerly common corner between said Lot 6A and said Lot 5A, continuing along the common line between said Lot 5A and said Reserve Parcel “C” for a total arc length of 251.74 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner and the end of said non-tangent curve to the right and the beginning of a compound curve to the right,

THENCE in a southeasterly direction along said common line and said compound curve to the right whose chord bears South 55° 51’ 33” East a distance of 297.26 feet, having a radius of 220.00 feet, a central angle of 85° 00’ 00” and an arc length of 326.38 feet to a 1/2” iron rod with

17

yellow plastic cap stamped “RLG INC” set for corner at the end of said compound curve to the right and the beginning of a compound curve to the right;

THENCE in a southerly direction along said common line and said compound curve to the right whose chord bears South 00° 04’ 10” East a distance of 399.99 feet, having a radius of 870.00 feet, a central angle of 26° 34’ 47”, passing at an arc length of 260.07 feet the easterly common corner between said Lots 5A and 4B, continuing along the common line between Lot 4B and said Reserve Parcel “C” a total arc length of 403.60 feet to a chiseled “X” found in concrete for corner at the end of said compound curve to the left;

THENCE South 13° 13’ 14” West along said common line, passing at a distance of 73.76 feet a chiseled “X” found at the common corner between said Reserve Parcel “C” and Lot 3, Block A, Second Replat of Palisades Central, an addition to the City of Richardson according to the plat recorded in Volume 85164, Page 2204, Deed Records, Dallas County, Texas and Cabinet F, Slide 268-269, Plat Records, Collin County, Texas, continuing for a total distance of 75.00 feet to a chiseled “X” set in concrete for comer, said “X” being an east corner of said Lot 4B;

THENCE North 76° 46’ 46” West along the common line between said Lots 4B and 3 a distance of 50.00 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner, from which a found 1/2” iron rod bears North 21° 08’ 10” East a distance of 1.19 feet;

THENCE South 13° 13’ 14” West along said common line a distance of 295.00 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner at the beginning of a tangent curve to the right, from which a found 1/2” iron rod bears South 50° 52’ 45” East a distance of 0.23 feet;

THENCE in a southeasterly direction along said common line and said tangent curve to the right whose chord bears South 18° 29’ 03” West a distance of 192.65 feet, having a radius of 1050.00 feet, a central angle of 10° 31’ 38” and an arc length of 192.92 feet to an iron rod with yellow plastic cap stamped “BGT” found for corner at the end of said tangent curve to the right;

THENCE North 45° 23’ 56” West along said common line a distance of 356.01 feet to an “ marked on pavement found for corner, said “X” being the most northerly common corner between said Lot 3 and said Lot 8;

THENCE South 44° 36’ 04” West along the common line between said Lots 3 and 8 a distance of 278.57 feet to a chiseled “X” set in concrete for corner;

THENCE South 00° 23’ 56” East along said common line a distance of 128.12 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner, from which a found 1/2” iron rod bears South 29° 30’ 33” West a distance of 0.34 feet;

THENCE South 45° 23’ 56” East along said common line, passing at a distance of 40.45 feet the easterly common corner between said Lots 8 and 9, continuing along the common line between said Lots 3 and 9 a total distance of 114.41 feet to a 1/2” iron rod with yellow plastic cap

18

stamped “RLG INC” set for corner, from which a found 3/4” iron rod bears North 88° 25’20” East a distance of 1.32 feet;

THENCE South 44° 36’ 04” West along said common line a distance of 35.83 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner;

THENCE South 45° 23’ 56” East along said common line a distance of 207.95 feet to a 1/2” iron rod found for corner at the beginning of a non-tangent curve to the right, from which a found 3/4” iron rod bears North 81° 30’ 46” East a distance of 1.19 feet;

THENCE in a westerly direction along said common line and said non-tangent curve to the right whose chord bears South 75° 21’ 12” West a distance of 119.88 feet, having a radius of 250.00 feet, a central angle of 27° 44’ 44” and an arc length of 121.06 feet to a 1/2” iron rod found for corner at the end of said non-tangent curve to the right;

THENCE South 89° 13’ 34” West along said common line a distance of 20.44 feet to a 1/2” iron rod found for corner at the beginning of a tangent curve to the right;

THENCE in a westerly direction along said common line and said tangent curve to the right whose chord bears North 76° 05’ 47” West a distance of 187.50 feet, having a radius of 370.00 feet, a central angle of 29° 21’ 18” and an arc length of 189.57 feet to a 1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner at the end of said tangent curve to the right, from which a found 1/2” iron rod bears North 23° 42’ 41” East a distance of 0.76 feet;

THENCE South 28° 34’ 51” West along said common line, passing at a distance of 50.00 feet the most easterly common corner between said Lots 9 and 10, continuing along the common line between said Lots 3 and 10 a total distance of 100.00 feet to a chiseled “X” set in concrete for corner at the beginning of a non-tangent curve to the left, said “X” being a common corner between said Lot 10 and Lot 1, Block A, said Second Replat of Palisades Central;

THENCE in a southwesterly direction along the common line between said Lots 10 and 1 and along said non-tangent curve to the left whose chord bears South 08° 33’ 46” West a distance of 81.12 feet, having a radius of 250.00 feet, a central angle of 18° 40’ 24” and an arc length of 81.48 feet to a PK nail found for corner at the end of said non-tangent curve to the left;

THENCE South 00° 46’ 26” East along said common line a distance of 230.31 feet to a chiseled “X” found for corner in the north line of said Palisades Boulevard, said “X” being the southerly common corner between said Lots 10 and 1;

THENCE South 89° 13’ 34” West along the common line between said Lot 10 and said Palisades Boulevard a distance of 531.00 feet to the POINT OF BEGINNING, containing 1,711,569 square feet or 39.2922 acres, more or less.

19

Tract 2:  (Fee Simple)

Being a tract of land situated in the John J. Vance Survey, Abstract No. 1513, City of Richardson, Dallas County, Texas, and the John V. Vance Survey, Abstract No. 942, City of Richardson, Collin County, Texas, and being all of Lot 2, Block A, of Second Replat Palisades Central, an addition to the City of Richardson, Dallas and Collin Counties, Texas, according to the plat recorded in Volume 85164, Page 2204, Deed Records, Dallas County, Texas, and Cabinet F, Slides 268-269, Plat Records, Collin County, Texas, and being more particularly described as follows:

BEGINNING at a  1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner in the westerly line of U.S. Highway No. 75 (a variable width right-of-way), said rod being the easterly common corner between said Lot 2 and Lot 3, Block A, of said Second Replat Palisades Central, said rod being in a curve to the right;

THENCE in a southwesterly direction along the common line between said Lot 2 and said U.S. Highway No. 75, and along said curve to the right whose chord bears South 18° 26’ 11” West a distance of 339.60 feet, having a radius of 5579.65 feet, a central angle of 03° 29’ 16”, and an arc length of 339.65 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner and the end of said curve to the right;

THENCE South 20° 10’ 49” West along said common line a distance of 60.35 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner;

THENCE South 89° 10’ 49” West along said common line a distance of 9.71 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner, said rod being at the beginning of a non-tangent curve to the right;

THENCE in a southwesterly direction along said common line and along said non-tangent curve to the right whose chord bears South 17° 48’ 55” West a distance of 175.80 feet, having a radius of 5574.65 feet, a central angle of 01° 48’ 25”, and an arc length of 175.81 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner, said rod being the easterly common corner between said Lot 2 and Lot 1, Block A, of said Second Replat Palisades Central;

THENCE South 89° 13’ 34” West along the common line between said Lots 2 and 1 a distance of 335.40 feet to an iron rod with cap stamped “KNA” found for corner in the easterly line of said Lot 3, said rod being the westerly common corner between said Lots 2 and 1, and being in a non-tangent curve to the left;

THENCE in a northeasterly direction along the common line between said Lots 2 and 3, and along said non-tangent curve to the left whose chord bears North 26° 23’ 51” East a distance of 524.32 feet, having a radius of 1150.00 feet, a central angle of 26° 21’ 16”, and an arc length of 528.97 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner and the end of said non-tangent curve to the left;

20

THENCE North 13° 13’ 14” East along said common line a distance of 152.52 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner;

THENCE North 59° 57’ 23” East along said common line a distance of 13.71 feet to a  1/2” iron rod with yellow plastic cap stamped “RLG INC” set for corner;

THENCE South 73° 18’ 27” East along said common line a distance of 258.10 feet to the POINT OF BEGINNING and containing 163,284 square feet or 3.7485 acres, more or less.

Tract 3:  (Easement Estate)

Being a non-exclusive easement for vehicular and pedestrian ingress, egress and regress over, across, through and along private roads described in Reciprocal Easement Agreement executed by and between Carter-Crowley Properties, Inc., a Texas corporation and Home Interiors & Gifts, Inc., a Texas corporation, dated effective as of 10/15/93, filed 11/05/93, recorded in Volume 93217, Page 3015, Deed Records of Dallas County, Texas. (Also recorded in CC#93-0097019, Land Records, Collin County, Texas.) Said private roads are shown as Roads A, B, C, E and F on plats recorded in Volume 85054, Page 4060, Map Records of Dallas County, Texas and Volume E, Pages 8 and 9, Map Records of Collin County, Texas, SAVE AND EXCEPT those portions thereof abandoned by Replat recorded in Volume 2001015, Page 4931, Map Records, Dallas County, Texas, and recorded in Volume M, Page 418, Map Records of Collin County, Texas.

Tract 4:  (Easement Estate)

Being a non-exclusive easement for vehicular and pedestrian ingress and egress described in Reciprocal Easement Agreement executed by and between Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership, and Crescent Real Estate Funding VIII, L.P., dated December 5, 2000, filed July 27, 2001, recorded in/under Volume 2001146, Page 2107 of the Real Property Records of Dallas County, Texas, and recorded in/under Volume 4969, Page 769 of the Real Property Records of Collin County, Texas.

21

EXHIBIT C

BUSINESS PLAN

See Attached.

Richardson Office Portfolio	November 3, 2011
Operating Plan

The Richardson Office Portfolio is composed of five (5) office buildings and approximately 40 acres of excess land located in the Telecom Corridor, along North Central Expressway in Richardson, Texas.

The portfolio is being acquired for approximately $45 million; which in better days, with better occupancy, feasible entitlements, and an optimistic perception of the asset’s future would be a $90 to $100 million portfolio. In summary, our operating plan aspires to achieve such results by implementing a 4-year strategy geared towards optimizing the investment’s Internal Rate of Return.

Step 1 - Create Positive Energy: Of late the portfolio had experienced a trend of increasing vacancy. In part, this was attributable to macroeconomics; but also to the perception of a sponsorship deficient in capital and of waning enthusiasm.

Accordingly, our first step is to address the matter of “perception”, by implementing smart marketing, tenant and public relations initiatives, and by allocating significant investment to high-profile, cost effective capital improvements1.

In effect, this first step will create momentum by allocating capital and human resources to those areas where we can make the best impression on tenants, tenant brokers, government agencies, and the community as a whole.

Step 2 - Building the perfect Rent Roll: From such a foundation of positive energy, our emphasis will turn to the future, when in CY 2015, we anticipate a prospective buyer will underwrite our rent roll (which we will custom design for this future purpose). By staggering lease maturation, as well as balancing tenant types and industry groupings, our rent roll will be geared to achieve the best possible exit given a 4-year hold.

In practice, there are two places we can find the tenants necessary to succeed. The obvious place is the market (by soliciting new businesses to the property), but more important is successful stewardship of existing occupants, whose companies we can support with expansions, renewals, and other accommodations. This is critical because even as we hope to attract new tenants to the property the cost of keeping our existing portfolio is our best use of time and capital.

For the solicitation of new tenants we will implement direct-marketing to individual companies through onsite salaried leasing agents and by collaborating with and supporting the commercial brokerage community to present our properties to their clients. This will be achieved by onsite

1 Preliminary budgets will provide for approximately 89% hard costs, 6% in marking and leasing soft costs, and 5% in predevelopment soft costs.

functions, networking, and direct mailings. But latently, we intend to garner broker attention by week-to-week progress notifications, the sharing of our leasing successes, and occupancy momentum. We hope this draws favorable attention to the portfolio, while keeping the brokerage community subconsciously connected to the project. This is a subtle, but important means intended to keep our buildings at the top of the leasing community’s minds.

Step 3: Using the Land: The excess land is a lucky advantage to the portfolio, capable of serving two separate and important functions: (i) as a proposed site for the relocation and construction of a new corporate headquarter facility and (ii) as a development site for a mixed-use residential, lodging, restaurant and retail facility geared towards servicing the portfolio and enhancing the experience of our owners, their employees and invitees.

The proposed build-to-suit and relocation site will become an integral part of the portfolio’s positioning plan and marketing strategy. This will allow us to present our portfolio not only as five (5) existing buildings but also as a place for new ideas, new possibilities, and new opportunities. This marketing tactic will be used to direct-market ourselves to rapidly expanding global communications and technology companies worldwide, while in turn keeping us top-of-mind among the tenant representation and broker community. This may lead to a major corporate relocation, or simply to new tenants for existing vacancies, but either way we anticipate a sense of excitement which will fuel the success of our overall portfolio.

Also, the remaining (approximate 80%) of land will be re-entitled to accommodate other uses of a mixed use project geared towards supporting the core office portfolio. We will attempt to organize a separate development group to construct a walkable, urban project composed of attainable housing, resident lodging, retail stores, restaurants, and service commercial. This mixed use project will seek municipal and state funding for the construction of pedestrian links between the Palisades land and Community Transit Center, and other economic subsidies and incentives intended to support the financial feasibility of the project.

As a whole, the guiding principal of the land plan will be to foster independent, financially-feasible projects that support the underlying value and sustainability of the portfolio and our 4-year exit strategy.

In conclusion, by implementing these marketing, leasing, and land use strategies, together with top-class institutional styled property management and our own diligent efforts, we believe we can maximize profit to obtain our desired financial results.

EXHIBIT D

ANNUAL BUDGETS

See Attached.

Greenway III, Richardson TX
2012 BUDGET
PROJECT # Greenway III

BUILDING SQUARE FOOTAGE: 96,510

RECOVERABLE OP. EXP.: $6.32

No lease-up assumptions
Portion of Insurance expenses for Palisades III included in this budget

ACCOUNT OR SPACE NUMBER	DESCRIPTION	Lease End Date	SQ.FT.	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	2012 TOTAL	2012 COST PER SQ.FT.
EXPENSES:																	
6220	Janitorial Contract			$4,143	$4,911	$4,911	$4,911	$4,801	$4,801	$4,801	$4,801	$4,801	$4,801	$4,801	$4,801	$57,286	$0.59
6225	Janitorial Supplies			$22	$22	$22	$22	$22	$22	$22	$22	$22	$22	$22	$22	$264	$0.00
6226	Window Cleaning			$0	$0	$3,300	$0	$0	$0	$0	$0	$0	$3,300	$0	$0	$6,600	$0.07
6230	Painting			$550	$550	$550	$550	$550	$550	$550	$550	$550	$550	$550	$550	$6,600	$0.07
6231	Plumbing Repairs			$675	$675	$675	$675	$675	$675	$675	$675	$675	$675	$675	$675	$8,104	$0.08
6235	Pest Control			$245	$245	$245	$245	$245	$245	$245	$245	$245	$245	$245	$245	$2,941	$0.03
6240	HVAC Repairs			$447	$447	$447	$447	$447	$447	$447	$447	$447	$447	$447	$447	$5,368	$0.05
6245	Fire System - *FM200,Extinguishers,monitor*			$296	$296	$296	$296	$296	$296	$296	$296	$296	$296	$296	$296	$3,557	$0.04
6250	Elevators			$1,200	$700	$700	$700	$700	$700	$700	$700	$700	$700	$700	$700	$8,900	$0.09
6260	Landscaping			$1,400	$1,400	$1,400	$1,400	$1,400	$1,400	$1,400	$1,400	$1,400	$1,400	$1,400	$1,400	$16,800	$0.17
	Exterior Landscape CAM			$741	$741	$741	$741	$741	$741	$741	$741	$741	$741	$741	$741	$8,888	$0.09
6265	Landscaping- Interior Plants			$245	$245	$245	$245	$245	$245	$245	$245	$245	$245	$245	$245	$2,936	$0.03
6280	Electrical Repairs			$82	$82	$82	$82	$82	$82	$82	$82	$82	$82	$82	$82	$985	$0.01
6285	Maintenance - Roof			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
6286	Supplies & Tools			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.01
6287	Locks & Keys			$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$837	$0.01
6291	Parking Lot / Garage			$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$2,400	$0.02
6295	General Building Maintenance			$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$12,000	$0.12
6300	Management Fees			$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$3,178	$3,178	$3,178	$32,033	$0.33
6305	Salaries & Bonuses			$5,130	$5,130	$5,130	$5,130	$5,130	$5,130	$5,130	$5,130	$5,130	$5,130	$5,130	$5,130	$61,557	$0.64
6310	Security Service			$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$12,000	$0.12
6320	Insurance			$1,186	$1,186	$1,186	$1,186	$1,186	$1,186	$1,186	$1,186	$1,186	$1,186	$1,952	$1,952	$15,761	$0.16
6350	Property Taxes			$13,112	$13,112	$13,112	$13,112	$13,112	$13,112	$13,112	$13,112	$13,112	$13,112	$13,112	$13,112	$157,339	$1.63
6410	Utilities - Electric			$13,551	$13,551	$13,551	$13,551	$13,551	$13,551	$13,551	$13,551	$13,551	$13,551	$13,551	$13,551	$162,614	$1.68
6420	Utilities - Gas			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
6430	Utilities - Water			$1,114	$1,114	$1,114	$1,114	$1,114	$1,114	$1,114	$1,114	$1,114	$1,114	$1,114	$1,114	$13,363	$0.14
6435	Telephone			$300	$300	$300	$300	$300	$300	$300	$300	$300	$300	$300	$300	$3,600	$0.04
6450	Trash Removal			$475	$475	$475	$475	$475	$475	$475	$475	$475	$475	$475	$475	$5,701	$0.06
TOTAL RECOVERABLE EXPENSES:				$49,783	$50,051	$53,351	$50,651	$49,941	$49,941	$49,941	$49,941	$49,941	$53,919	$51,385	$51,385	$609,633	$6.32
7420	Office Supplies			$58	$58	$58	$58	$58	$58	$58	$58	$58	$58	$58	$58	$701	$0.01
7435	Car/ Truck Expense			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
7500	Advertising & Promotion			$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$3,100	$8,600	$0.09
7610	Legal & Accounting			$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$2,400	$0.02
7620	Taxes & Licenses			$0	$0	$0	$3,500	$0	$0	$0	$0	$0	$0	$1,200	$0	$4,700	$0.05
7630	Travel/ Mileage Reimbursement			$50	$50	$50	$50	$50	$50	$50	$50	$50	$50	$50	$50	$600	$0.01
7635	Meals/ Entertainment			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
7640	Courier/ Postage			$46	$46	$46	$46	$46	$46	$46	$46	$46	$46	$46	$46	$547	$0.01
7650	Architects/ Engineering Fees			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.01
8450	Ground Rent			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
				$954	$954	$954	$4,454	$954	$954	$954	$954	$954	$954	$2,154	$3,554	$18,748	$0.19
TOTAL OPERATING EXPENSES:				$50,737	$51,005	$54,305	$54,605	$50,895	$50,895	$50,895	$50,895	$50,895	$54,873	$53,539	$54,939	$628,381	6.51
NET OPERATING INCOME:				$34,445	$34,177	$31,776	$32,693	$33,064	$33,064	$33,064	$33,064	$52,259	$51,050	$52,384	$50,984	$472,026	4.89
Interest Expense																	
6510	Interest Expense			$15,422	$15,422	$15,422	$15,422	$15,422	$15,422	$15,422	$15,422	$15,422	$15,422	$15,422	$15,422	$185,062	$1.92
Permanent Loan																	
2110	Permanent Loan			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
TOTAL NET INCOME:				$19,023	$18,755	$16,355	$17,271	$17,643	$17,643	$17,643	$17,643	$36,837	$35,628	$36,962	$35,562	$286,964	$2.97

Palisades I, Richardson TX
2012 BUDGET
PROJECT # Palisades I

BUILDING SQUARE FOOTAGE: 180,864

RECOVERABLE OP. EXP.: $5.91

No lease-up assumptions
Portion of Mowing & Insurance expenses for Palisades III included in this budget

ACCOUNT OR SPACE NUMBER	DESCRIPTION	Lease End Date	SQ.FT.	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	2012 TOTAL	2012 COST PER SQ.FT.
BASE RENT (4500):				100,992	100,992	100,269	100,269	100,269	100,269	100,269	98,174	98,174	98,174	98,174	98,174		
101	Vacant		4,609	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
110	Vacant		1,388	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
117	Vacant		1,047	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
120	Vacant		2,253	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
125	Vacant		148	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
130	T Doyle Investments		2,095	$2,968	$2,968	$2,968	$2,968	$2,968	$2,968	$2,968	$0	$0	$0	$0	$0	$20,775	$9.92
150	Vacant		1,705	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
200,260	Cheryl L Mullin PC		9,340	$11,675	$11,675	$11,675	$13,232	$13,232	$13,232	$13,232	$13,232	$13,232	$13,232	$13,232	$13,232	$154,110	$16.50
206	Vacant		1,208	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
225	Dan Ward		1,419	$1,951	$1,951	$1,951	$1,951	$1,951	$1,951	$1,951	$1,951	$1,951	$1,951	$2,010	$2,010	$23,532	$16.58
231	Julie A Lucio		2,732	$4,298	$4,298	$4,298	$4,298	$4,298	$4,412	$4,412	$4,412	$4,412	$4,412	$4,412	$4,412	$52,377	$19.17
241	MEI Financial Services, LLC		1,669	$2,504	$2,504	$2,504	$2,504	$2,504	$2,504	$2,504	$2,504	$2,504	$2,504	$2,504	$2,504	$30,043	$18.00
250	Vacant		1,625	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
300	Vacant		6,997	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
301	ZTE USA, Inc		730	$730	$730	$730	$730	$730	$730	$730	$730	$730	$730	$730	$730	$8,760	$12.00
323,600	ZTE USA, Inc		28,833	$49,256	$49,256	$49,256	$49,256	$49,256	$49,256	$49,256	$49,256	$49,256	$49,256	$49,256	$49,256	$591,077	$20.50
351	Micrel		814	$1,221	$1,221	$1,221	$1,221	$1,221	$1,221	$1,221	$1,221	$1,221	$1,221	$1,221	$1,289	$14,720	$18.08
359	Teletech Team, LLC		723	$1,054	$1,054	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$2,109	$2.92
400	Career Management Partners		3,364	$4,485	$4,485	$4,485	$4,485	$4,485	$4,485	$4,485	$4,485	$4,485	$4,485	$4,485	$4,626	$53,964	$16.04
430	MCImetro Access fka Verizon		150	$304	$304	$304	$304	$313	$313	$313	$313	$313	$313	$313	$313	$3,720	$24.80
432	Vacant		2,327	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
440	Whitney National Bank		2,912	$4,004	$4,004	$4,004	$4,004	$4,004	$4,004	$4,004	$4,004	$4,004	$4,004	$4,004	$4,004	$48,048	$16.50
458	Vacant		1,345	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
463	Magma Design Automation		1,621	$1,867	$1,867	$2,229	$2,229	$2,229	$2,229	$2,229	$2,229	$2,229	$2,229	$2,229	$2,229	$26,022	$16.05
470	Vacant		3,482	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
480	Vacant		3,281	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
500,530,550,700	IEX		37,564	$48,520	$48,520	$48,520	$48,520	$48,520	$48,520	$48,520	$48,520	$48,520	$50,085	$50,085	$50,085	$586,938	$15.63
800	Vacant		18,740	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
900	Ciena Corporation		7,026	$12,588	$12,588	$12,588	$12,588	$12,588	$12,588	$12,588	$12,881	$12,881	$12,881	$12,881	$12,881	$152,523	$21.71
910	Vacant		10,888	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
1000	Vacant		18,828	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
RO500	FiberTower Network Services		0	$1,766	$1,766	$1,766	$1,766	$1,766	$1,766	$1,766	$1,766	$1,766	$1,766	$1,766	$1,766	$21,190	#DIV/0!
RO600	Sprint Spectrum		0	$3,219	$3,219	$3,219	$3,219	$3,219	$3,219	$3,219	$3,219	$3,219	$3,219	$3,219	$3,219	$38,628	#DIV/0!
RO700	Sprint Spectrum		0	$2,914	$2,914	$2,914	$2,914	$2,914	$2,914	$2,914	$2,914	$2,914	$2,914	$2,914	$2,914	$34,968	#DIV/0!
RO900	MetroPCS		0	$2,550	$2,550	$2,550	$2,550	$2,550	$2,550	$2,550	$2,550	$2,550	$2,550	$2,550	$2,550	$30,605	#DIV/0!
TO301	DFW Broadband		0	$167	$167	$167	$167	$167	$167	$167	$167	$167	$167	$167	$167	$2,004	#DIV/0!
TO401	Time Warner NY Cable		0	$175	$175	$175	$175	$175	$175	$175	$175	$175	$175	$175	$175	$2,100	#DIV/0!
TO402	Logix Communications		0	$110	$110	$110	$110	$110	$110	$110	$110	$110	$110	$110	$110	$1,323	#DIV/0!
BASE RENT TOTALS (4500):			180,864	$158,328	$158,327	$157,635	$159,192	$159,201	$159,315	$159,315	$156,640	$156,640	$158,205	$158,264	$158,472	$1,899,534	$10.50
REIMBURSE OPE (5100):																	
	OPE/ Electric Reimbursement			$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$262,223	1.45
REIMBURSEMENTS TOTALS (5100):				$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$21,852	$262,223	$1.45
OTHER INCOME																	
				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
TOTAL INCOME				$180,180	$180,179	$179,487	$181,044	$181,053	$181,167	$181,167	$178,492	$178,492	$180,057	$180,116	$180,324	$2,161,757	$11.95

Palisades I, Richardson TX
2012 BUDGET
PROJECT # Palisades I

BUILDING SQUARE FOOTAGE: 180,864

RECOVERABLE OP. EXP.: $5.91

No lease-up assumptions
Portion of Mowing & Insurance expenses for Palisades III included in this budget

ACCOUNT OR SPACE NUMBER	DESCRIPTION	Lease End Date	SQ.FT.	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	2012 TOTAL	2012 COST PER SQ.FT.
EXPENSES:																	
6220	Janitorial Contract			$7,705	$7,706	$7,665	$7,665	$7,665	$7,665	$7,665	$7,550	$7,550	$7,550	$7,550	$7,550	$91,481	$0.51
6225	Janitorial Supplies			$91	$91	$91	$91	$91	$91	$91	$91	$91	$91	$91	$91	$1,097	$0.01
6226	Window Cleaning			$0	$4,500	$0	$0	$0	$0	$0	$0	$4,500	$0	$0	$0	$9,000	$0.05
6230	Painting			$550	$550	$550	$550	$550	$550	$550	$550	$550	$550	$550	$550	$6,600	$0.04
6231	Plumbing Repairs			$303	$303	$303	$303	$303	$303	$303	$303	$303	$303	$303	$303	$3,635	$0.02
6235	Pest Control			$190	$190	$190	$190	$190	$190	$190	$190	$190	$190	$190	$190	$2,280	$0.01
6240	HVAC Repairs			$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$12,000	$0.07
6245	Fire System - FM200,Extinguishers,monitor			$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$3,000	$0.02
6250	Elevators			$2,425	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$23,600	$0.13
6260	Landscaping			$2,035	$2,035	$2,035	$3,222	$2,722	$2,722	$2,722	$2,722	$2,722	$2,722	$2,035	$2,035	$29,731	$0.16
6265	Landscaping- Interior Plants			$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$3,000	$0.02
6280	Electrical Repairs			$800	$800	$800	$800	$800	$800	$800	$800	$800	$800	$800	$800	$9,600	$0.05
6285	Maintenance - Roof			$0	$0	$1,500	$0	$0	$0	$1,500	$0	$0	$0	$1,500	$0	$4,500	$0.02
6286	Supplies & Tools			$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$1,800	$0.01
6287	Locks & Keys			$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$837	$0.00
6291	Parking Lot / Garage			$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$1,800	$0.01
6295	General Building Maintenance			$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$12,000	$0.07
6300	Management Fees			$5,405	$5,405	$5,385	$5,431	$5,432	$5,435	$5,435	$5,355	$5,355	$5,402	$5,403	$5,410	$64,853	$0.35
6305	Salaries & Bonuses			$9,612	$9,612	$9,612	$9,612	$9,612	$9,612	$9,612	$9,612	$9,612	$9,612	$9,612	$9,612	$115,349	$0.64
6310	Security Service			$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$29,076	$0.16
6320	Insurance			$2,222	$2,222	$2,222	$2,222	$2,222	$2,222	$2,222	$2,222	$2,222	$2,222	$2,288	$2,288	$26,795	$0.15
6350	Property Taxes			$25,332	$25,332	$25,332	$25,332	$25,332	$25,332	$25,332	$25,332	$25,332	$25,332	$25,332	$25,332	$303,982	$1.68
6410	Utilities - Electric			$21,992	$21,992	$21,992	$21,992	$21,992	$21,992	$21,992	$21,992	$21,992	$21,992	$21,992	$21,992	$263,909	$1.46
6420	Utilities - Gas			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
6430	Utilities - Water			$2,236	$2,236	$2,236	$2,236	$2,236	$2,236	$2,236	$2,236	$2,236	$2,236	$2,236	$2,236	$26,826	$0.15
6435	Telephone			$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$14,400	$0.08
6450	Trash Removal			$600	$600	$600	$600	$600	$600	$600	$600	$600	$600	$600	$600	$7,200	$0.04
TOTAL RECOVERABLE EXPENSES:				$87,991	$91,991	$88,930	$88,664	$88,165	$88,165	$89,658	$87,973	$92,473	$88,020	$88,991	$87,407	$1,068,351	$5.91
7420	Office Supplies/ Copier			$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$9,000	$0.05
7435	Car/ Truck Expense			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.03
7500	Advertising & Promotion			$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$3,100	$8,600	$0.05
7610	Legal & Accounting			$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$2,400	$0.01
7620	Taxes & Licenses			$0	$0	$0	$3,000	$0	$0	$0	$0	$0	$0	$1,200	$0	$4,200	$0.02
7630	Travel/ Mileage Reimbursement			$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$6,000	$0.03
7635	Meals/ Entertainment			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
7640	Courier/ Postage			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.01
7650	Architects/ Engineering Fees			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.01
8450	Ground Rent			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
				$2,150	$2,150	$3,150	$5,150	$2,150	$2,150	$2,150	$2,150	$2,150	$2,150	$3,350	$4,750	$32,600	$0.18
TOTAL OPERATING EXPENSES:				$90,141	$94,141	$91,080	$93,814	$90,315	$90,316	$91,818	$90,123	$94,623	$90,170	$92,251	$92,157	$1,100,951	6.09
NET OPERATING INCOME:				$90,039	$86,038	$88,407	$87,229	$90,738	$90,849	$89,349	$88,369	$83,869	$89,887	$87,865	$88,167	$1,060,806	5.87
Interest Expense																	
8510	Interest Expense			$41,146	$41,146	$41,145	$41,146	$41,146	$41,145	$41,146	$41,146	$41,145	$41,146	$41,146	$41,146	$493,750	$2.73
Permanent Loan																	
2110	Permanent Loan			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
TOTAL NET INCOME:				$48,893	$44,893	$47,261	$46,084	$49,592	$49,703	$48,203	$47,223	$42,723	$48,741	$46,719	$47,021	$567,055	$3.14

Palisades II, Richardson TX
2012 BUDGET
PROJECT # Palisades II

BUILDING SQUARE FOOTAGE: 239,194

RECOVERABLE OP. EXP.: $7.12

No lease-up assumptions
Portion of Mowing & Insurance expenses for Palisades III included in this budget

ACCOUNT OR SPACE NUMBER	DESCRIPTION	Lease End Date	SQ.FT.	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	2012 TOTAL	2012 COST PER SQ.FT.
BASE RENT (4500):				165,825	165,825	165,825	165,825	165,825	165,825	165,825	165,825	163,487	141,114	141,114	141,114		
100	Westech Computer Company		5,319	$7,979	$7,979	$7,979	$7,979	$7,979	$7,979	$7,979	$8,200	$8,200	$8,200	$8,200	$8,200	$96,850	$18.21
130	Vacant		1,076	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
150	Vacant -Restaurant Space		5,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
200	Vacant		7,542	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
225	Adobe Systems Inc.		7,213	$11,120	$11,120	$11,120	$11,120	$11,120	$11,120	$11,120	$11,120	$11,120	$11,120	$11,120	$11,421	$133,741	$18.54
225A	Vacant		0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
300	National Write Your Congressman		12,395	$18,593	$18,593	$18,593	$19,367	$19,367	$19,367	$19,367	$19,367	$19,367	$19,367	$19,367	$19,367	$230,082	$18.56
350	National Write Your Congressman		2,338	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$0	$0	$0	$0	$8,000	$3.42
400	Utica Mutual Insuance Group		10,624	$15,936	$15,936	$15,936	$15,936	$15,936	$15,936	$15,936	$15,936	$15,936	$15,936	$15,936	$16,821	$192,117	$18.08
420	Vacant		4,131	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
500	GTESS		14,780	$18,475	$18,475	$18,475	$18,475	$18,475	$18,475	$18,475	$18,475	$18,475	$18,475	$18,475	$18,475	$221,700	$15.00
600	Great American Insurance Company		14,806	$33,628	$33,628	$33,628	$33,628	$33,628	$33,628	$33,628	$33,628	$33,628	$33,628	$33,628	$33,628	$403,540	$27.26
700	Furmanite Corporation		14,832	$25,965	$25,965	$25,965	$25,965	$25,965	$25,965	$25,965	$25,965	$25,965	$0	$0	$0	$233,685	$15.76
805	Dennis Paterson, PC		1,079	$1,888	$1,888	$1,888	$1,888	$1,888	$1,888	$1,888	$1,933	$1,933	$1,933	$1,933	$1,933	$22,884	$21.21
830	Vacant		2,216	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
843	Vacant		832	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
870	Furmanite Corporation		7,541	$13,197	$13,197	$13,197	$13,197	$13,197	$13,197	$13,197	$13,197	$13,197	$0	$0	$0	$118,771	$15.75
888	Hank Mulvhill		1,083	$2,076	$2,076	$2,076	$2,076	$2,076	$2,076	$2,076	$2,076	$2,076	$2,076	$2,076	$2,076	$24,909	$23.00
890	Medica Development Corp.		2,524	$3,418	$3,418	$3,418	$3,418	$3,418	$3,418	$3,418	$3,418	$3,418	$3,628	$3,628	$3,628	$41,646	$16.50
900	JDS Uniphase		10,071	$16,213	$16,213	$16,213	$16,213	$16,213	$16,213	$16,213	$16,213	$16,213	$16,213	$16,213	$16,213	$194,555	$19.32
950	Donor Direct		2,041	$0	$0	$0	$7,192	$7,192	$7,192	$7,192	$7,192	$7,192	$7,192	$7,192	$7,192	$64,730	$31.71
1000	Vacant		9,297	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
1020	ezURS.com, Inc.		3,073	$4,097	$4,097	$4,097	$4,097	$4,097	$4,097	$4,097	$4,097	$4,097	$4,353	$4,353	$4,353	$49,936	$16.25
1050	Verveba Telecom		2,457	$2,662	$2,662	$2,662	$2,662	$2,662	$2,662	$2,662	$3,788	$3,788	$3,788	$3,788	$3,788	$37,572	$15.29
1100	Vacant		14,833	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
1200	Regus Group -North Dallas, LLC		14,802	$14,802	$14,802	$14,802	$14,802	$14,802	$14,802	$20,353	$20,353	$20,353	$20,353	$20,353	$20,353	$210,929	$14.25
1300	Hill Gaines, PC		7,968	$11,288	$11,288	$11,288	$11,288	$11,288	$11,288	$11,288	$11,288	$11,288	$11,288	$11,288	$11,952	$136,120	$17.08
1325	Vacant		2,766	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
1350	Vacant		4,032	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
1400	Great American Insurance Company		4,606	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
1420	Milestone Healthcare, Inc		10,149	$13,194	$13,194	$13,194	$13,194	$13,194	$13,194	$13,194	$13,194	$13,194	$13,194	$13,194	$13,194	$158,324	$15.60
1500	LaRoche Petroleum Consultation, Ltd		7,899	$7,241	$7,241	$7,241	$7,241	$7,241	$7,241	$7,241	$7,241	$7,241	$11,849	$11,849	$11,849	$100,716	$12.75
1510	Society of Petroleum Engineers		7,425	$15,159	$15,159	$15,159	$15,159	$15,159	$15,159	$15,159	$15,159	$15,159	$15,159	$15,159	$15,159	$181,913	$24.50
1600	Vacant		14,475	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
PO115	MCImetro Access fka Verizon		800	$1,937	$1,937	$1,937	$1,937	$1,937	$1,937	$1,995	$1,995	$1,995	$1,995	$1,995	$1,995	$23,595	$29.49
PO100	Sarah's Deli		2,706	$400	$400	$400	$400	$400	$400	$400	$400	$400	$400	$400	$400	$4,800	$1.77
PO120	Vacant		4,463	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
RO113	Airband Communications, Inc		0	$5,704	$5,704	$5,704	$5,704	$5,704	$5,704	$5,704	$5,704	$5,704	$5,704	$5,704	$5,704	$68,445	#DIV/0!
RO117	City of Richardson		0	$2,917	$2,917	$2,917	$2,917	$2,917	$2,917	$2,917	$2,917	$2,917	$2,917	$2,917	$2,917	$35,009	#DIV/0!
RO118	Bear technologies Corp		0	$675	$675	$675	$675	$675	$675	$675	$675	$675	$675	$675	$675	$8,103	#DIV/0!
RO120	Nextlink Wireless, Inc		0	$2,006	$2,006	$2,006	$2,006	$2,006	$2,006	$2,006	$2,006	$2,006	$2,006	$2,006	$2,006	$24,068	#DIV/0!
T0401	Time Warner NY Cable LLC		0	$175	$175	$175	$175	$175	$175	$175	$175	$175	$175	$175	$175	$2,100	#DIV/0!
T0801	Logix Communications, LP		0	$210	$210	$210	$210	$210	$210	$210	$210	$210	$210	$210	$210	$2,520	#DIV/0!
BASE RENT TOTALS (4500):			239,194	$251,955	$251,955	$251,955	$259,921	$259,921	$259,921	$265,530	$265,923	$265,923	$231,836	$231,836	$233,685	$3,031,359	$12.67
REIMBURSE OPE (5109):																	
	OPE/ Electric Reimbursement			$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$466,423	1.95
REIMBURSEMENTS TOTALS (5109):				$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$38,869	$466,423	$1.95
OTHER INCOME																	
				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
TOTAL INCOME				$290,823	$290,823	$290,823	$298,790	$298,790	$298,790	$304,398	$305,791	$304,791	$270,704	$270,704	$272,554	$3,497,783	$14.62

Palisades II, Richardson TX
2012 BUDGET
PROJECT # Palisades II

BUILDING SQUARE FOOTAGE: 239,194

RECOVERABLE OP. EXP.: $7.12

No lease-up assumptions
Portion of Mowing & Insurance expenses for Palisades III included in this budget

ACCOUNT OR SPACE NUMBER	DESCRIPTION	Lease End Date	SQ.FT.	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	2012 TOTAL	2012 COST PER SQ.FT.
EXPENSES:																	
6220	Janitorial Contract			$11,270	$11,270	$11,270	$11,270	$11,270	$11,270	$11,270	$11,270	$11,142	$9,911	$9,911	$9,911	$131,039	$0.55
6225	Janitorial Supplies			$24	$24	$24	$24	$24	$24	$24	$24	$24	$24	$24	$24	$290	$0.00
6228	Window Cleaning			$0	$0	$9,000	$0	$0	$0	$0	$0	$9,000	$0	$0	$0	$18,000	$0.08
6230	Painting			$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$3,000	$0.01
6231	Plumbing Repairs			$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$9,000	$0.04
6235	Pest Control			$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$3,000	$0.01
6240	HVAC Repairs			$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$12,000	$0.05
6245	Fire System - FM200,Extinguishers,monitor			$983	$983	$983	$983	$983	$983	$983	$983	$983	$983	$983	$983	$11,793	$0.05
6250	Elevators			$2,425	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$1,925	$23,600	$0.10
6260	Landscaping			$4,272	$4,272	$4,272	$5,210	$5,210	$5,210	$5,210	$5,210	$5,210	$5,210	$4,272	$4,272	$57,828	$0.24
6265	Landscaping- Interior Plants			$315	$315	$315	$315	$315	$315	$315	$315	$315	$315	$315	$315	$3,780	$0.02
6280	Electrical Repairs			$700	$700	$700	$700	$700	$700	$700	$700	$700	$700	$700	$700	$8,400	$0.04
6285	Maintenance - Roof			$0	$0	$1,500	$0	$0	$0	$1,500	$0	$0	$0	$1,500	$0	$4,500	$0.02
6286	Supplies & Tools			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.01
6287	Locks & Keys			$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$837	$0.00
6291	Parking Lot / Garage			$400	$400	$400	$400	$400	$400	$400	$400	$400	$400	$400	$400	$4,800	$0.02
6295	General Building Maintenance			$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500	$18,033	$0.08
6300	Management Fees			$8,725	$8,725	$8,725	$8,964	$8,964	$8,964	$9,132	$9,174	$9,144	$8,121	$8,121	$8,177	$104,933	$0.44
6305	Salaries & Bonuses			$13,111	$13,111	$13,111	$13,111	$13,111	$13,111	$13,111	$13,111	$13,111	$13,111	$13,111	$13,111	$157,332	$0.66
6310	Security Service			$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$2,423	$29,076	$0.12
6320	Insurance			$3,030	$3,030	$3,030	$3,030	$3,030	$3,030	$3,030	$3,030	$3,030	$3,030	$3,121	$3,121	$36,548	$0.15
6350	Property Taxes			$40,057	$40,057	$40,057	$40,057	$40,057	$40,057	$40,057	$40,057	$40,057	$40,057	$40,057	$40,057	$480,685	$2.01
6410	Utilities - Electric			$35,000	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000	$420,000	$1.76
6420	Utilities - Gas			$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$6,000	$0.03
6430	Utilities - Water			$10,855	$10,855	$10,855	$10,855	$10,855	$10,855	$10,855	$10,855	$10,855	$10,855	$10,855	$10,855	$130,264	$0.54
6435	Telephone			$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$1,200	$14,400	$0.06
6450	Trash Removal			$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$12,000	$0.05
TOTAL RECOVERABLE EXPENSES:				$140,211	$139,711	$150,211	$140,887	$140,887	$140,887	$142,555	$141,097	$149,939	$138,686	$139,339	$137,895	$1,702,305	$7.12
7420	Office Supplies			$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$150	$1,800	$0.01
7435	Car/ Truck Expense			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
7500	Advertising & Promotion			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$3,100	$4,200	$0.02
7610	Legal & Accounting			$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$2,400	$0.01
7620	Taxes & Licenses			$0	$0	$0	$3,000	$0	$0	$0	$0	$0	$0	$1,200	$0	$4,200	$0.02
7630	Travel/ Mileage Reimbursement			$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$3,000	$0.01
7635	Meals/ Entertainment			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
7640	Courier/ Postage			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.01
7650	Architects/ Engineering Fees			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.01
8450	Ground Rent			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
				$900	$900	$900	$3,900	$900	$900	$900	$900	$900	$900	$2,100	$3,900	$18,000	$0.08
TOTAL OPERATING EXPENSES:				$141,111	$140,611	$151,111	$144,787	$141,787	$141,787	$143,455	$141,997	$150,839	$139,586	$141,439	$141,795	$1,720,305	7.19
NET OPERATING INCOME:				$149,712	$150,212	$139,712	$154,003	$157,003	$157,003	$160,943	$163,794	$153,953	$131,119	$129,265	$130,759	$1,777,478	7.43
Interest Expense																	
8510	Interest Expense			$55,729	$55,729	$55,729	$55,729	$55,729	$55,729	$55,729	$55,729	$55,729	$55,729	$55,729	$55,729	$668,750	$2.80
Permanent Loan																	
2110	Permanent Loan			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
TOTAL NET INCOME:				$93,983	$94,483	$83,983	$98,274	$101,274	$101,274	$105,214	$108,065	$98,223	$75,390	$73,536	$75,030	$1,108,728	$4.64

Palisades III, Richardson TX
2012 BUDGET
PROJECT # Palisades III

BUILDING SQUARE FOOTAGE: 0

RECOVERABLE OP. EXP.: #DIV/0!

Palisades III Mowing & Insurance expenses included in Palisades I & II budgets

ACCOUNT OR SPACE NUMBER	DESCRIPTION	Lease End Date	SQ.FT.	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	2012 TOTAL	2012 COST PER SQ.FT.
BASE RENT (4500):																	
				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
BASE RENT TOTALS (4500):			0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
REIMBURSE OPE (5109):																	
				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
REIMBURSEMENTS TOTALS (5109):				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
OTHER INCOME																	
				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
TOTAL INCOME				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
EXPENSES:																	
6350	Property Taxes			$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$218,547	#DIV/0!
TOTAL RECOVERABLE EXPENSES:				$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$218,547	#DIV/0!
				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
TOTAL OPERATING EXPENSES:				$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$18,212	$218,547	#DIV/0!
NET OPERATING INCOME:				-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$218,547	#DIV/0!
Interest Expense																	
8510	Interest Expense			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
Permanent Loan																	
2110	Permanent Loan			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
TOTAL NET INCOME:				-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$18,212	-$218,547	#DIV/0!
TENANT IMPROVEMENTS (1720):																	
				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
TENANT IMPROVEMENTS TOTAL (1720):				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
COMMISSIONS (1730)																	
			0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
COMMISSIONS TOTAL (1730)				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
BUILDING IMPROVEMENTS (1705):																	
				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
TOTAL BUILDING IMPROVEMENTS (1705):				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
TOTAL CAPITAL EXPENDITURES				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
CAPITAL FUNDING				$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	#DIV/0!
NET CASH FLOW				(18,212)	(18,212)	(18,212)	(18,212)	(18,212)	(18,212)	(18,212)	(18,212)	(18,212)	(18,212)	(18,212)	(18,212)	(218,547)	#DIV/0!

Greenway I, Richardson TX
2012 BUDGET
PROJECT # Greenway I

BUILDING SQUARE FOOTAGE: 50,594

RECOVERABLE OP. EXP.: $7.43

No lease-up assumptions
Portion of Insurance expenses for Palisades III included in this budget

ACCOUNT OR SPACE NUMBER	DESCRIPTION	Lease End Date	SQ.FT.	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	2012 TOTAL	2012 COST PER SQ.FT.
EXPENSES:																	
6220	Janitorial Contract			$2,779	$2,779	$2,779	$2,779	$2,779	$2,779	$2,779	$1,509	$1,509	$1,509	$1,509	$1,509	$26,965	$0.53
6225	Janitorial Supplies			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
6226	Window Cleaning			$0	$0	$2,100	$0	$0	$0	$0	$0	$0	$2,100	$0	$0	$4,200	$0.08
6230	Painting			$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$2,400	$0.05
6231	Plumbing Repairs			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.02
6235	Pest Control			$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$250	$3,000	$0.06
6240	HVAC Repairs			$1,100	$1,100	$1,100	$1,100	$1,100	$1,100	$1,100	$1,100	$1,100	$1,100	$1,100	$1,100	$13,200	$0.26
6245	Fire System - FM200,Extinguishers,monitor			$50	$50	$1,550	$50	$50	$50	$50	$50	$50	$50	$50	$50	$2,100	$0.04
6250	Elevators			$1,200	$700	$700	$700	$700	$700	$700	$700	$700	$700	$700	$700	$8,900	$0.18
6260	Landscaping			$1,965	$1,965	$1,965	$1,965	$1,965	$1,965	$1,965	$1,965	$1,965	$1,965	$1,965	$1,965	$23,580	$0.47
	Exterior Landscape CAM			$591	$591	$591	$591	$591	$591	$591	$591	$591	$591	$591	$591	$7,091	$0.14
6265	Landscaping- Interior Plants			$120	$120	$120	$120	$120	$120	$120	$120	$120	$120	$120	$120	$1,442	$0.03
6280	Electrical Repairs			$52	$52	$52	$52	$52	$52	$52	$52	$52	$52	$52	$52	$618	$0.01
6285	Maintenance - Roof			$0	$0	$1,500	$0	$0	$0	$1,500	$0	$0	$0	$1,500	$0	$4,500	$0.09
6286	Supplies & Tools			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.02
6287	Locks & Keys			$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$837	$0.02
6291	Parking Lot / Garage			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
6295	General Building Maintenance			$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$750	$9,030	$0.18
6300	Management Fees			$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$30,000	$0.59
6305	Salaries & Bonuses			$2,693	$2,693	$2,693	$2,693	$2,693	$2,693	$2,693	$2,693	$2,693	$2,693	$2,693	$2,693	$32,313	$0.64
6310	Security Service			$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$12,000	$0.24
6320	Insurance			$622	$622	$622	$622	$622	$622	$622	$622	$622	$622	$641	$641	$7,506	$0.15
6350	Property Taxes			$6,807	$6,807	$6,807	$6,807	$6,807	$6,807	$6,807	$6,807	$6,807	$6,807	$6,807	$6,807	$81,685	$1.61
6410	Utilities - Electric			$7,305	$7,305	$7,305	$7,305	$7,305	$7,305	$7,305	$7,305	$7,305	$7,305	$7,305	$7,305	$87,661	$1.73
6420	Utilities - Gas			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
6430	Utilities - Water			$514	$514	$514	$514	$514	$514	$514	$514	$514	$514	$514	$514	$6,169	$0.12
6435	Telephone			$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$6,000	$0.12
6450	Trash Removal			$201	$201	$201	$201	$201	$201	$201	$201	$201	$201	$201	$201	$2,413	$0.05
TOTAL RECOVERABLE EXPENSES:				$31,469	$30,969	$36,069	$30,969	$30,969	$30,969	$32,469	$29,699	$29,699	$31,799	$31,217	$29,717	$376,010	$7.43
7420	Office Supplies			$30	$30	$30	$30	$30	$30	$30	$30	$30	$30	$30	$30	$361	$0.01
7435	Car/ Truck Expense			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
7500	Advertising & Promotion			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$3,100	$4,200	$0.08
7610	Legal & Accounting			$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$2,400	$0.05
7620	Taxes & Licenses			$0	$0	$0	$3,000	$2,519	$0	$0	$0	$0	$0	$1,200	$0	$6,719	$0.13
7630	Travel/ Mileage Reimbursement			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.02
7636	Meals/ Entertainment			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
7640	Courier/ Postage			$50	$50	$50	$50	$50	$50	$50	$50	$50	$50	$50	$50	$600	$0.01
7650	Architects/ Engineering Fees			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.02
8450	Ground Rent			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
				$580	$580	$580	$3,580	$3,099	$580	$580	$580	$580	$580	$1,780	$3,580	$16,680	$0.33
TOTAL OPERATING EXPENSES:				$32,049	$31,549	$36,649	$34,549	$34,068	$31,549	$33,049	$30,279	$30,279	$32,379	$32,997	$33,297	$392,690	7.76
NET OPERATING INCOME:				$29,111	$29,611	$24,511	$26,611	$27,092	$29,611	$28,111	-$28,279	-$28,279	-$30,379	-$30,997	-$31,297	$45,430	0.90
Interest Expense																	
8510	Interest Expense			$8,191	$8,191	$8,191	$8,191	$8,191	$8,191	$8,191	$8,191	$8,191	$8,191	$8,191	$8,191	$98,297	$1.94
Permanent Loan																	
2110	Permanent Loan			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
TOTAL NET INCOME:				$20,920	$21,420	$16,320	$18,420	$18,901	$21,420	$19,920	-$36,470	-$36,470	-$38,570	-$39,189	-$39,489	-$52,867	-$1.04

Greenway II, Richardson TX
2012 BUDGET
PROJECT # Greenway II

BUILDING SQUARE FOOTAGE: 154,243

RECOVERABLE OP. EXP.: $4.21

No lease-up assumptions
Portion of Insurance expenses for Palisades III included in this budget

ACCOUNT OR SPACE NUMBER	DESCRIPTION	Lease End Date	SQ.FT.	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	2012 TOTAL	2012 COST PER SQ.FT.
EXPENSES:																	
6220	Janitorial Contract			$971	$971	$971	$971	$971	$971	$971	$971	$971	$971	$971	$971	$11,647	$0.08
6225	Janitorial Supplies			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
6226	Window Cleaning			$0	$0	$2,100	$0	$0	$0	$0	$0	$0	$2,100	$0	$0	$4,200	$0.03
6230	Painting			$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$2,400	$0.02
6231	Plumbing Repairs			$51	$51	$51	$51	$51	$51	$51	$51	$51	$51	$51	$51	$608	$0.00
6235	Pest Control			$255	$255	$255	$255	$255	$255	$255	$255	$255	$255	$255	$255	$3,060	$0.02
6240	HVAC Repairs			$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$30,000	$0.19
6245	Fire System - FM200,Extinguishers,monitor			$125	$125	$1,625	$125	$125	$125	$125	$125	$125	$125	$125	$125	$3,000	$0.02
6250	Elevators			$1,200	$700	$700	$700	$700	$700	$700	$700	$700	$700	$700	$700	$8,900	$0.06
6260	Landscaping			$1,765	$1,765	$1,765	$2,265	$1,765	$1,765	$1,765	$1,765	$1,765	$2,265	$1,765	$1,765	$22,180	$0.14
	Exterior Landscape CAM			$996	$996	$996	$996	$996	$996	$996	$996	$996	$996	$996	$996	$11,952	$0.08
6265	Landscaping- Interior Plants			$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$2,400	$0.02
6280	Electrical Repairs			$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$500	$6,000	$0.04
6285	Maintenance - Roof			$0	$0	$1,500	$0	$0	$0	$1,500	$0	$0	$0	$1,500	$0	$4,500	$0.03
6286	Supplies & Tools			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.01
6287	Locks & Keys			$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$70	$837	$0.01
6291	Parking Lot / Garage			$300	$300	$300	$300	$300	$300	$300	$300	$300	$300	$300	$300	$3,600	$0.02
6295	General Building Maintenance			$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$12,000	$0.08
6300	Management Fees			$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$30,000	$0.19
6305	Salaries & Bonuses			$8,198	$8,198	$8,198	$8,198	$8,198	$8,198	$8,198	$8,198	$8,198	$8,198	$8,198	$8,198	$98,379	$0.64
6310	Security Service			$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$12,000	$0.08
6320	Insurance			$1,895	$1,895	$1,895	$1,895	$1,895	$1,895	$1,895	$1,895	$1,895	$1,895	$1,952	$1,952	$22,853	$0.15
6350	Property Taxes			$12,480	$12,480	$12,480	$12,480	$12,480	$12,480	$12,480	$12,480	$12,480	$12,480	$12,480	$12,480	$149,766	$0.97
6410	Utilities - Electric			$15,367	$15,367	$15,367	$15,367	$15,367	$15,367	$15,367	$15,367	$15,367	$15,367	$15,367	$15,367	$184,405	$1.20
6420	Utilities - Gas			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
6430	Utilities - Water			$974	$974	$974	$974	$974	$974	$974	$974	$974	$974	$974	$974	$11,686	$0.08
6435	Telephone			$903	$903	$903	$903	$903	$903	$903	$903	$903	$903	$903	$903	$10,833	$0.07
6450	Trash Removal			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.01
TOTAL RECOVERABLE EXPENSES:				$53,649	$53,149	$58,249	$53,649	$53,149	$53,149	$54,649	$53,149	$53,149	$55,749	$54,706	$53,206	$649,605	$4.21
7420	Office Supplies			$30	$30	$30	$30	$30	$30	$30	$30	$30	$30	$30	$33	$361	$0.00
7435	Car/ Truck Expense			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
7500	Advertising & Promotion			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$3,100	$4,200	$0.03
7610	Legal & Accounting			$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$2,400	$0.02
7620	Taxes & Licenses			$0	$0	$0	$3,500	$0	$0	$0	$0	$0	$0	$1,200	$0	$4,700	$0.03
7630	Travel/ Mileage Reimbursement			$29	$29	$29	$29	$29	$29	$29	$29	$29	$29	$29	$29	$351	$0.00
7635	Meals/ Entertainment			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
7640	Courier/ Postage			$59	$59	$59	$59	$59	$59	$59	$59	$59	$59	$59	$59	$712	$0.00
7650	Architects/ Engineering Fees			$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$100	$1,200	$0.01
8450	Ground Rent			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
				$519	$519	$519	$4,019	$519	$519	$519	$519	$519	$519	$1,719	$3,519	$13,324	$0.09
TOTAL OPERATING EXPENSES:				$54,168	$53,668	$58,768	$57,668	$53,668	$53,668	$55,168	$53,668	$53,668	$56,268	$56,425	$56,725	$663,529	4.30
NET OPERATING INCOME:				-$53,971	-$53,471	-$58,571	-$57,471	-$53,471	-$53,471	-$54,971	-$53,471	-$53,471	-$56,071	-$56,228	-$56,528	-$661,169	-4.29
Interest Expense																	
8510	Interest Expense			$21,484	$21,484	$21,484	$21,484	$21,484	$21,484	$21,484	$21,484	$21,484	$21,484	$21,484	$21,484	$257,812	$1.67
Permanent Loan																	
2110	Permanent Loan			$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0.00
TOTAL NET INCOME:				-$75,456	-$74,956	-$80,056	-$78,956	-$74,956	-$74,956	-$76,456	-$74,956	-$74,956	-$77,556	-$77,712	-$78,012	-$918,981	-$5.96

EXHIBIT E

MANAGEMENT AGREEMENT

See Attached.

REAL ESTATE PROPERTY MANAGEMENT AGREEMENT

This Agreement is made as of November     , 2011 between JP-Palisades I, LLC (“Owner”) and Sooner National Property Management, L.P. (“Manager”), with reference to the following facts:

A.         Owner is the owner of, or is contemplating the acquisition of, the land and improvements located at 2425 North Central Expressway, Richardson, Texas 75082 (the “Premises”).

B.         Manager represents that it is in the business of managing properties similar to the Premises and possesses the skills and experience necessary for the efficient first class management of the Premises.

Now, Therefore, Owner and Manager agree as follows:

ARTICLE I

BASIC TERMS

1.1         Effective Date:  Manager’s appointment under Article III shall become effective as of November 5, 2011 the (“Effective Date”), except that if this Agreement is executed by Owner in anticipation of acquiring the Premises, the Effective Date shall be the date of such acquisition and Owner shall be under no obligation to Manager unless Owner acquires the Premises.

1.2         Term:  The term of this Agreement is one year from the Effective Date, and shall be deemed renewed for successive periods of three (3) years, subject at all times to the rights of termination set forth in Section 10.1.

1.3         Role of Owner’s Representative:        JP-Richardson, LLC (“Owner’s Representative”) is the duly authorized representative of Owner for the purpose of this Agreement and all powers and rights of Owner under this Agreement shall be exercised by Owner’s Representative and all communications, remittances and things of any kind required to be delivered to Owner shall be delivered to Owner’s Representative.

1.4         Limit on Amount Authorized For Non-Emergency Purchase and Repairs and Contact Amount Requiring Owner Approval.  The limit on the amount Manager may incur for non-emergency purchases or repairs under Section 5.4 is $5,000. Owner’s prior written approval is required under Section 5.5(b) of any contract for more than $10,000.

1.5         Bank: Manager shall designate Frost National Bank (the “Bank”) in which the rents and other revenues from the premises shall be deposited pursuant to Section 5.10, subject to Owner’s written approval. The account or accounts shall be named as follows: JP-Palisades I, LLC, (the “Bank Account”). The Owner may designate a different bank or a different account name at any time.

1.6         Manager’s Bond or Commercial Crime Insurance Policy. Owner has approved the following bond or Commercial Crime Insurance Policy furnished by Manager pursuant to Section 5.16.

     Form:

     Insurer:

     Amount:

     Expiration Date:

1

1.7        Address of Owner’s Representative. Unless changed by notice to Manager, the address of Owner’s Representative for notices under Section 11.2 shall be:

    JP-Palisades I, LLC

    14801 Quorum Drive, Suite 200

    Dallas, Texas 75254

1.8        Address of Manager. Unless changed by notice to Owner, the address of Manager for notices under Section 11.2 shall be.

    Sooner National Property Management, L.P.

    14801 Quorum Drive, Suite 200

    Dallas, Texas 75254

1.9        Management Fee.    Subject to Article IX, the management fee payable to Manager for its services under this Agreement shall be an amount per month equal to the greater of three percent (3%) of gross receipts, subject to the limitations contained in Article IX or $5,500.00.

1.10      ERISA Requirements. If Owner is an employee benefit plan or a trust formed as a part of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 check the following space:        . If the space is checked, the provisions of Exhibit B attached to this Agreement are made a part of this Agreement by this reference. If the space is not checked Exhibit B shall not be applicable.

ARTICLE II

INDEX OF DEFINED TERMS AND EXHIBITS

TERM	WHERE DEFINED

Bank	Sections 1.5
Budget	Section 6.1
Effective Date	Section 1.1
Hazardous Wastes	Section 5. 17
Management Fee	Sections 1.9 and 9.1
Manager	Introductory paragraph of Agreement
Owner	Introductory paragraph of Agreement
Owner’s Representative	Section 1.3
Premises	Recital A

EXHIBIT	TITLE	REFERENCE

A	Schedule of Employees	Section 5.3
B	ERISA Requirements	Section 1.10

2

ARTICLE III

APPOINTMENT

Owner hereby appoints Manager as the manager for the Premises as of the Effective Date, and hereby authorizes Manager to exercise such powers with respect to the Premises as may be necessary for the performance of Manager’s obligations under Article V. Manager hereby accepts such appointment on the terms and conditions hereinafter set forth for the term specified in Section 1.2. Manager shall have no right or authority, express or implied, to commit or otherwise obligate Owner in any manner whatsoever, except to the extent expressly provided in this Agreement.

ARTICLE IV

LEASING

Manager shall not be responsible for leasing services for the Premises unless Manager enters into a separate leasing agreement with Owner. If Manager enters into a leasing agreement with Owner, a default under that agreement shall automatically be a default under this Agreement. In the event the leasing agreement is terminated by reason of the default of Manager thereunder this Agreement shall terminate automatically without notice at the same time. Regardless of whether Manager has entered into a leasing agreement with Owner, Manager agrees to use its best efforts to cooperate with any leasing agent appointed by Owner for the Premises.

ARTICLE V

DUTIES OF MANAGER

5.1        General Duties.

  (a)        Manager, on behalf of Owner, shall use its best efforts in the management and operation of the Premises and shall comply with Owner’s instructions as set forth herein or as may from time to time be provided by Owner to Manager. Manager shall perform its duties in a first-class, professional, diligent, careful and vigilant manner and shall manage, operate, repair, maintain and service the Premises as a first-class facility. In connection therewith, Manager shall conduct the ordinary and usual business affairs of Owner relating to the Premises as provided in this Agreement and shall implement, or cause to be implemented, the Owner’s decisions. Manager shall at all times conform to the policies and programs established by Owner and the scope of Manager’s authority shall be limited thereby. Manager shall afford Owner the full benefit of the judgment, experience and advice of Manager and Manager’s organization with respect to the policies to be pursued in management, and the execution of its responsibilities in a diligent, careful and vigilant manner. In particular, Manager shall have the duties and obligations set forth hereafter in this Article V.

  (b)        Manager acknowledges receipt of certain books and records with respect to the operation of the Premises, personal property on the Premises belonging to Owner, and all service contracts relating to the maintenance and operation of the Premises. Within 10 days after the Effective Date, Manager shall prepare and deliver to Owner a complete list of all books and records of Owner held by Manager, a list of personal property and a list of all service contracts.

5.2        Utility and Service Contracts.  Manager shall negotiate contracts on behalf of Owner for gas, electricity, water, telephone, trash collection, sewer, elevator service, janitorial service, security service and such other services as are currently being furnished to the Premises for terms of not

3

greater than one year, unless otherwise approved by Owner in writing. All such service contracts shall be in the name of Owner and shall be terminable on 30-days notice or on the sale of the Premises.

5.3       Employment of Personnel.    All persons employed in connection with the operation and maintenance of the Premises shall either be employees of Manager or independent contractors and shall not be employees of Owner. Subject to reimbursement pursuant to Section 8.2, Manager shall select, employ, pay, supervise, direct and discharge all employees necessary for the operation and maintenance of the Premises, and use reasonable care in the selection and supervision of such employees. Manager will keep monthly time sheets bearing an explanation of the work performed by non-exempt employees, which time sheets shall be available for inspection by Owner. Manager shall be responsible for complying with all laws, regulations and collective bargaining agreements affecting such employment. Manager will be and will continue throughout the term of this Agreement to be an Equal Opportunity Employer. Before employing anyone pursuant to this Section 5.3, Manager shall submit to Owner, for approval by Owner, a list in the form of Exhibit A attached hereto, (which shall update any such list previously submitted) showing the number of employees and the wages Manager proposes to pay such employees.

5.4       Maintenance.

   (a)        Manager shall keep the Premises in a clean and sightly condition and make all repairs, alterations, replacements and installations, do all decorating and landscaping, and purchase all supplies necessary for (i) the proper operation of the Premises, (ii) the fulfillment of Owner’s obligations under any lease of space in the Premises, (iii) the fulfillment of Owner’s obligations under any mortgage encumbering the Premises, provided Owner gives Manager written notice of such mortgage obligations (iv) compliance with covenants, conditions and restrictions affecting the Premises, provided Owner gives Manager written notice of such covenants, conditions and restrictions and (v) compliance with all governmental and standard insurance requirements, provided Manager shall not make any purchase or order any work costing more than the limit on the amount authorized for non-emergency purchases and repairs set forth in Section 1.4 without Owner’s prior written approval, except in circumstances reasonably deemed by Manager to be an emergency requiring immediate action for the protection of the Premises or tenants or other persons or to avoid the suspension of necessary services. Manager shall promptly notify Owner of the necessity for, the nature of and the cost of such emergency repairs or compliance. If Owner shall require, Manager shall submit a list of contractors and subcontractors who are performing any work, repairs, alterations, replacements or services on the Premises under Manager’s direction. All repairs, alterations and replacements shall be of at least equal quality and workmanship as the original work.

   (b)        Manager shall obtain all necessary receipts, releases, waivers, discharges and assurances necessary to keep the Premises free of any mechanics’, laborers’, materials suppliers’ or vendors’ liens in connection with the maintenance or operation of the Premises. All such documentation shall be in such form as required by Owner.

5.5       Contracts with Third Parties.

   (a)        Manager shall directly supervise and be responsible for all independent contractors, suppliers and entities engaged in the operation, repair, maintenance and servicing of the Premises or in any other activity within the scope of this Agreement. Excluding service agreements referenced in an annual budget approved by Owner, all of such contractors shall be subject to Owner’s prior written approval. Manager shall assure that any contractor performing work on the Premises maintains insurance satisfactory to Owner, including, but not limited to, Workers’ Compensation Insurance (and, when required by law, compulsory Non-Occupational Disability Insurance) and insurance

4

against liability for injury to persons and property arising out of all such contractor’s operations naming Manager, Owner and Owner’s Representative as additional insureds. Manager shall obtain certificates of insurance for all such insurance before the work begins. Manager shall furnish copies of the certificates to Owner if requested by Owner.

(b)     Manager shall not execute, or otherwise enter into or bind Owner with respect to any service contract or agreement for an amount more than $5,000 for equipment, supplies, services or any other item without obtaining three competitive written bids. Manager shall not enter into any contract or agreement for more than the amount specified in Section 1.4 without Owner’s prior written approval. All contracts, agreements or other arrangements made pursuant to this Agreement shall be, unless otherwise required by Owner, in the name of Owner and shall be terminable, without additional cost or penalty, on 30 days’ notice or less and upon Owner’s sale or transfer of the Premises.

(c)      Owner requires that Manager, or a subaccounting manager, hold the designations of SAS 70 Type II or SSAE 16 under Sarbanes-Oxley 404 at all times during the term of this Agreement. Since Manager does not currently hold such designations, Manager shall enter into an agreement with a third party entity that will provide those responsibilities mandated by Sarbanes-Oxley 40 (as used herein, “Subaccounting Manager”), including those terms included in Section 6.2 (Reports) detailed below. The Subaccounting Manager and Owner’s agreement with the Subaccounting Manager (or any replacements thereof or modifications thereto) shall be acceptable to Owner. As of the date of this Agreement, it is contemplated that PMRA will surve as the initial Subaccounting Manager for a flat monthly fee of $1,365.65 per month. Owner agrees that at such time as the Manager shall hold the designation of SAS 70 Type II or SSAE 16 and has delivered Owner satisfactory evidence thereof, Manager may terminate the agreement with the Subaccounting Manager and thereafter assume responsibility for the Reports detailed in Section 6.2 for the same monthly fee so long as Manager retains such designation.

5.6        Purchase of Supplies and Materials.  Manager shall purchase all equipment, tools, appliances, materials and supplies reasonably necessary or desirable for the maintenance and operation of the Premises. All such purchases shall be subject to the prior review and written approval of Owner if such purchases are not included in the current Budget. Such purchases shall be used solely in connection with the operation and maintenance of the Premises. In connection with the performance of its duties pursuant to this Section 5.6, Manager shall use its best efforts to qualify for any cash and trade discounts, refunds, credits, concessions or other incentives. Unless otherwise agreed in writing by Owner and Manager, all such discounts, refunds, credits, concessions and other incentives received by Manager shall inure and belong to Owner, and shall be deposited in the Bank Account when they are in the form of cash. If Owner is entitled to discounts from contractors and suppliers under any national or regional agreements, Manager shall avail itself of such national or regional agreements whenever possible.

5.7        Contracts with Affiliated Entities.  Manager shall not purchase materials, tools or supplies or contract for repair, construction or any other service for the Premises with a party in which Manager (or any subsidiary, affiliate or related entity) holds a beneficial interest, unless approved by Owner (in its sole and absolute discretion.)

5.8        Complaints and Notices.

   (a)    anager shall handle promptly complaints and requests from tenants, concessionaires and licensees and notify Owner of any major complaint made by a tenant, concessionaire or licensee. Manager shall notify Owner promptly of: (i) any notice received by Manager or known to Manager of violation of any governmental requirements (and make recommendations regarding compliance therewith); (ii) any defect or unsafe condition in the Premises known to Manager; (iii) any notice received by Manager or known to Manager of violation of covenants, conditions and restrictions affecting the Premises or noncompliance with loan documents affecting the Premises, if any; (iv) any fire,

5

accident or other casualty or damage to the Premises; (v) any condemnation proceedings, rezoning or other governmental order, lawsuit or threat thereof involving the Premises; (vi) any violations relative to the leasing, use, repair and maintenance of the Premises under governmental laws, rules, regulations, ordinances or like provisions; (vii) defaults under any leases or other agreements affecting the Premises; or (viii) any violation of any insurance requirement. Manager shall promptly deliver to Owner copies of any documentation in its possession relating to such matters. Manager shall keep Owner reasonably informed of the status of the particular matter through the final resolution thereof. In the case of any fire or other damage to the Premises or violation or alleged violation of laws respecting Hazardous Wastes, Manager shall immediately give telephonic notice thereof to Owner. Manager shall complete all necessary and customary loss reports in connection with any fire or other damage to the Premises. Manager shall retain in the records it maintains for the Premises copies of all supporting documentation with reference to such notices.

(b)      Manager shall promptly notify Owner and any insurance agent Owner may designate of any personal injury or property damage occurring to or claimed by any tenant or third party on or with respect to the Premises. Manager shall promptly forward to Owner with copies to any insurance agent Owner may designate any summons, subpoena or other legal document served upon Manager relating to the actual or alleged potential liability of Owner, of Manager or of the Premises.

(c)      Should any claim, demand, suit or other legal proceeding be made or instituted by any third party against Owner which arises out of any matters relating to the Premises, this Agreement or Manager’s performance hereunder, Manager shall give Owner all pertinent information, and reasonable assistance, in the defense or other disposition thereof.

5.9        Tenant Insurance Certificates.      Manager shall secure from all tenants the originals of all certificates of insurance and renewals thereof required to be furnished by the terms of their leases. Manager shall forward copies of the certificates to Owner if requested by Owner. Manager shall establish systems and procedures to enforce lease requirements that such policies of insurance do not lapse and that all persons required to be named as additional insureds are listed thereon.

5.10       Enforcement of Leases and Deposit of Revenue.

   (a)      Manager shall take all necessary and proper actions to enforce the terms of all leases, concessions and licenses and to receive and collect all rents, including percentage rents, and all other revenues payable to Owner from the Premises as the same become due and payable. Manager shall deposit the rents and other revenues promptly in the Bank Account. The Bank Account shall be used exclusively for such funds. Owner may supply Manager with written instructions to notify promptly third parties of such deposits, to enable transfer of Owner’s monies to other bank accounts. The Bank Account shall be opened by Manager and shall name as signatories employees of Manager approved in writing by Owner and such other persons as Owner may designate in writing. All withdrawals from the Bank Account shall require two signatures. At Owner’s option, the Bank Account may be comprised of two accounts, a checking account in which the funds on deposit shall be kept to the minimum practicable to pay day to day expenses and a money market account or other interest bearing account. Manager shall receive and collect all tenant security deposits payable to Owner by tenants of the Premises and deposit the same promptly in the Bank Account. To the extent tenants are entitled to interest on such security deposits or a refund of such deposits upon vacating the Premises, Manager shall pay such interest and/or refund such deposits from the Bank Account to the tenants entitled thereto. In the event state law requires that tenant security deposits be held in a separate account, such separate account shall be established by Owner. Checks drawn to refund security deposits to tenants shall be drawn only upon the signatures of an authorized employee of the Manager and Owner’s Representative. Manager shall cooperate with Owner to satisfy such conditions as Owner may place on the release of a security deposit from the Bank Account. Manager shall maintain detailed records of all security deposits and allow Owner and its designees access to such records. Manager shall also assist with obtaining from tenants any estoppel or other certificates

6

requested by the Owner, including, without limitation, Manager’s preparation, distribution, and retrieval of the estoppels and certifications.

(b)        Upon prior notice and written approval of Owner, Manager shall institute on Owner’s behalf and defend, at Owner’s expense, through legal counsel approved by Owner all necessary legal proceedings to: (i) collect rent or other income from tenants, concessionaires and licensees on the Premises; (ii) oust or dispossess any tenants or other persons from the Premises; and (iii) address any other matters requiring legal attention. Owner reserves the right to change the approved counsel to be used by Manager and to otherwise control litigation of any character affecting or arising out of the operation of the Premises.

5.11      Compliance with Laws and Other Requirements.

(a)  Manager shall supervise compliance of the Premises with all applicable laws, ordinances, rules, regulations, requirements and orders of all federal, state and municipal governments, courts, departments, commissions, boards and offices, any national or local Board of Fire Underwriters or Insurance Services offices having jurisdiction, or any body exercising functions similar to those of any of the foregoing which may be applicable to the Premises and the operations and management thereof.

(b)  Manager shall obtain a copy of all of Owner’s insurance policies and comply or supervise compliance with the provisions of any insurance policy or policies insuring Owner in relation to the Premises (so as not to decrease the insurance coverage or increase the insurance premiums).

(c)  Manager shall be responsible for performance by Owner under all leases of space in the Premises and any other lease, sublease, license agreement, easement agreement, covenant, condition, restriction, document of record, use permit, development agreement, operating agreement or other similar document governing or applicable to the title, operation, management, occupancy, promotion and leasing of the Premises known to Manager.

5.12      Property Review, Tax Review and Other Programs.

(a)  Manager shall participate in Owner’s property review programs to the extent requested by Owner. Such review shall include asset, investment, financial and strategy profiles in form and substance satisfactory to Owner and such assistance as Owner may request in connection with appraisals of the Premises. Manager shall respond, within 10 days, to Owner’s management evaluation reports concerning actions to be taken by Manager to correct or modify its management standards for the operations or financial services provided for the Premises.

(b)        Manager shall participate in Owner’s tax review program. Manager shall check tax assessments and assist Owner, when requested by Owner, in efforts to reduce such taxes. Manager shall promptly furnish Owner with copies of all assessment notices and receipted tax bills.

(c)        Manager shall comply with Owner’s energy conservation and Hazardous Wastes policies, as communicated by Owner to Manager, and submit energy consumption and Hazardous Wastes reports for the Premises in accordance with Owner’s program for energy and Hazardous Wastes audits and reviews.

5.13       Permits and Authorizations.

(a)  Manager shall obtain and keep in full force and effect all licenses, permits, consents and authorizations as may be necessary for the maintenance, operation, management, repair, servicing or occupancy of the Premises. All or any of such licenses, permits, consents and authorizations shall be in the name of Owner, if requested in writing by Owner.

7

(b)   Manager shall obtain and keep in full force and effect all licenses, permits, consents and authorizations as may be necessary for the proper performance by Manager of its duties and obligations under this Agreement (including, without limitation, qualification to do business) or as may be required under any lease covering any portion of the Premises. All such licenses, permits, consents and authorizations shall be in the name of Manager.

5.14       Other Duties. Manager shall, at Owner’s expense, perform all other services which are necessary and appropriate to manage, operate and maintain the Premises.

5.15       Confidentiality.  Manager and all persons retained or employed by Manager in performing its services shall hold in confidence and not use or disclose to others any confidential or proprietary information of Owner heretofore or hereafter disclosed to Manager, including but not limited to any data, information, plans, programs, processes, costs, operations or tenants which may become known to Manager in the performance of, or as a result of, its services, except where Owner specifically authorizes Manager to disclose any of the foregoing to others or such disclosure reasonably results from the performance of Manager’s duties hereunder, or such disclosure is required by law.

5.16       Manager’s Bond and Insurance.

(a)        Manager shall bond all of its employees who may handle or be responsible for monies or other property of Owner or shall obtain a Commercial Crime Insurance Policy covering the activities of such employees. The bond or Commercial Crime Insurance Policy shall be in such form and amount and shall be issued by such insurer, as Owner shall approve. The form, amount and insurer initially approved by Owner are set forth in Section 1.6. Manager shall maintain the bond or Commercial Crime Insurance Policy in such amount or in an amount equal to three times the monthly rent roll for the Premises, including the projected rent for vacant space, whichever is greater. Such bond or Commercial Crime Insurance Policy shall contain a loss payee endorsement in favor of Owner as it relates to the Premises. Manager shall furnish a copy of an insurance certificate evidencing such bond or Commercial Crime Insurance Policy with loss payee endorsement in favor of Owner to Owner prior to the Effective Date and thereafter immediately upon renewing or replacing such bond or Commercial Crime Insurance Policy.

(b)        Manager shall maintain the following insurance in Manager’s name applicable to Manager’s activities under this Agreement:

(i)  Broad Form Commercial General Liability Insurance, in an amount not less than $1,000,000, combined single limit.

(ii)  Automobile Liability Insurance, covering both owned and non-owned vehicles, in an amount not less than $1,000,000, combined single limit.

(iii)  Workers Compensation Insurance, as required by law covering all Manager’s employees (and, when required by law, compulsory Non-Occupational Disability Insurance).

Such insurance shall be underwritten by reputable, financially sound companies. Manager shall furnish Owner with certificates of insurance evidencing such insurance prior to the Effective Date and thereafter upon renewing or replacing such insurance. Any such bond or insurance required under this Section 5.16 shall provide that it may not be cancelled or modified unless thirty (30) days prior written notice of such cancellation or modification has been provided to Owner, except in the case of nonpayment of premiums, in which case the notice period shall be ten (10) days.

8

(c)        Owner shall cause Manager to be covered as an additional insured under Owner’s Commercial General Liability Insurance covering the Premises. Owner’s Commercial General Liability Insurance shall be primary over any other commercial general liability insurance Manager is required to carry under this Agreement.

5.17       Hazardous Wastes.

(a)        Manager shall not place, cause or knowingly permit to be placed on the Premises, other than in the ordinary course of performing its obligations under this Agreement and in compliance with applicable law, any hazardous or toxic wastes or substances, as such terms are defined by federal, state or municipal statutes or regulations promulgated thereunder (collectively, “Hazardous Wastes”). If Manager discovers the existence of any Hazardous Wastes on the Premises, Manager shall immediately notify Owner. If such Hazardous Wastes were placed or knowingly permitted to be placed on the Premises by Manager, Manager shall, at its cost, diligently arrange for and complete the immediate removal thereof in accordance with applicable laws and Owner’s directions. Except as expressly provided herein to the contrary, Manager shall not be responsible for any Hazardous Wastes present on the Premises prior to the Effective Date hereof, unless deposited thereon by Manager, nor shall Manager be responsible for any Hazardous Wastes brought onto the Premises by a person other than Manager, its agents or employees. Manager shall immediately notify Owner of any notice received by Manager from any governmental authority of any actual or threatened violation of any applicable laws, regulations or ordinances governing the use, storage or disposal of any Hazardous Wastes and shall cooperate with Owner in responding to such notice and correcting or contesting any alleged violation at Owner’s expense.

(b)        Manager shall provide its employees, agents, consultants, governmental entities and the public with any notices or disclosures concerning Hazardous Wastes associated with the Premises required to be delivered by Owner or Manager under any applicable laws, including without limitation, any notices or disclosures concerning Hazardous Waste which Manager has received from Owner. Owner shall have the right to review such notices and disclosures before their distribution or submission by Manager and shall have the right, but not the obligation, to prescribe the form and content of any such notices or disclosures as long as the form and content prescribed by Owner comply with all applicable laws relating to such notices or disclosures. Owner shall provide Manager with any notices or disclosures concerning Hazardous Waste associated with the Premises required to be delivered by Owner under any applicable laws.

(c)        Without limiting any other indemnification obligations provided by law or specified in this Agreement, Manager shall indemnify, defend (at Manager’s sole cost and expense and with legal counsel approved by Owner which approval shall not be unreasonably withheld) and hold harmless Owner, its agents, employees and contractors from and against any and all claims, demands, losses, damage, disbursements, liabilities, obligations, fines, penalties, actions, causes of action, suits, costs and expenses, including without limitation, reasonable attorneys’ fees and costs, and all other professionals’ or consultants’ expenses incurred in investigating, preparing for, serving as a witness in, or defending any action or proceeding, whether actually commenced or threatened, or in removing or remediating any Hazardous Wastes on, under, from or about the Premises, arising out of or relating to, directly or indirectly, Manager’s breach of any of the terms of Section 5.17. This indemnity shall survive termination of this Agreement.

5.18       Asbestos and Similar Compliance Matters.  If the Premises are subject to the Occupational Safety and Health Administration’s regulations relating to asbestos, or to any state law or regulation relating to asbestos (such as California’s Connelley Act) or to any state law or regulation relating to carcinogenic or toxic chemicals (such as California’s Proposition 65), Manager shall, at Owner’s expense, comply with such laws and regulations as they relate to the Premises.

5.19       Insurance Coverage.  If requested in writing by Owner, with respect to the Premises, Manager shall cause to be placed and kept in force all forms of insurance required by law or needed to protect Owner adequately, including but not limited to, public liability insurance, fire and extended coverage

9

insurance, burglary and theft insurance, and boiler insurance. All such insurance shall be placed with such companies, in such amounts and with such beneficial interest appearing therein, as shall be specified by Owner, including Manager as an additional insured. Should Owner elect to place such insurance coverage directly, Owner shall provide Manager with a duplicate copy of the original policy and, if requested by Owner, Manager shall duly and punctually pay on behalf of Owner all premiums with respect thereto, before the policy’s lapse due to nonpayment.

ARTICLE VI

BUDGETS, REPORTS, AND OTHER FINANCIAL MATTERS

6.1        Budgets and Business Plans.

   (a)        Manager shall prepare and submit to Owner a proposed operating and capital budget (the “Budget”) for the operation, repair and maintenance of the Premises for the remainder of the calendar year in which the Effective Date occurs, no later than 60 days after the Effective Date. Thereafter, on or before the date specified each year by Owner (but not later than October 31), Manager shall prepare and submit to Owner an updated draft Budget for the remainder of the current calendar year and a preliminary Budget for the next calendar year followed by a final Budget for the next calendar year, incorporating any changes requested by Owner, such Budgets shall: (i) be prepared on a cash and/or accrual basis, as directed by Owner, and (ii) show a month by month projection of income, expenses, capital expenditures and reserves. Manager agrees to use its diligent efforts to ensure that the actual cost of operating the Premises shall not exceed the approved Budget. After written approval of each such Budget by Owner, Manager shall implement the Budget and use its best efforts to ensure that the actual cost of operating the Premises shall not exceed the approved Budget.

   (b)        Manager shall provide Owner each year with a draft of a business plan for the Premises, on or before the date specified by Owner (but no later than October 31), containing such information as Owner may reasonably request, including (i) a list of all properties competitive with the Premises, a list of the tenants of each and all other reasonably available information respecting each, and (ii) basic demographic data relating to the market area of the Premises, including population growth, major employers, employment and unemployment levels and, if the Premises is a retail property, retail sales and housing starts.

6.2        Reports.

   (a)        Manager and/or Subaccounting Manager shall, during the Term of this Agreement, deliver the following reports to Owner relating to the management and operation of the Premises in form and substance determined by Owner:

   (i)        Monthly Cash Basis Financial Statements and Operating Results: As soon as practicable, and in any event by the 25th of each month, Manager shall deliver monthly cash basis financial statements, in such form as approved by Owner, which shall include, among other things, balance sheet, actual vs. budget monthly and year-to-date net operating results, lease expiration report, rent roll, aging report, and security deposit ledger. See Exhibit B attached hereto for a complete listing of required reports.

   (ii)        Monthly Property Performance Report (“PPR”): As soon as practicable, and in any event by the 5th of the following month, Manager shall deliver monthly PPR, in format provided by Owner, which will include, among other things, current and

10

prospective lease status reports and occupancy summaries, status of capital and leasing improvements, projected capital requirements, status of outstanding accounts receivable, explanation of cash basis budget to actual variances on a year-to-date basis, and any other significant events/issues with respect to the Premises.

(iii)       Monthly U.S. GAAP Financial Statements:      As soon as practicable, and in any event within 5 working days of the 20th of each month, Manager shall deliver monthly accrual basis financial statements prepared in accordance with US GAAP which shall include straightening of rent and maintenance of depreciation and amortization on both a GAAP, tax, and E&P basis. Such financial statements shall be prepared in such form as approved by Owner, which shall include, among other things, balance sheet, 13 month income statement with year-to-date actual to budget comparison, depreciation and amortization schedule generated through BNA software, FAS13 schedules generated through MRI software, and supporting schedules for significant balance sheet items such accounts payable accruals, property taxes, insurance, prepaid, and allowance for doubtful accounts. See Exhibit B attached hereto for GAAP Report Table of Contents and Accrual Basis Report Checklist for a complete listing of required reports. Both the GAAP Report Table of Contents and Accrual Basis Report Checklist are required to be signed by both the preparer of the financial statements and their supervisor as representation that the reports are accurate and complete.

(iv)       Annual U.S. GAAP Financial Statements:      As soon as practicable, and in any event within 5 working days of December 31st, Manager shall deliver annual accrual basis financial statements prepared in a manner and form consistent with item (iii) above. In addition, Manager shall provide any information as required to complete the Owner’s Parent, KBS Strategic Opportunity REIT, annual audited financial statements and 10-K.

(v)        Other information: From time to time, upon Owner’s request, such other information with regard to Premises as may reasonably be requested.

(b)       To ensure the reliability of all reports required by this section, Manager shall on or before the 20th of each month, other than year-end, pay all charges, fees, bills and invoices which are normally and customarily incurred monthly in connection with the operation of the Premises and any other amounts which are payable that month, provided that if any charges, fees, bills and invoices for that month cannot be paid by the 20th, Manager shall accrue such items. If due to extraordinary circumstances, Manager incurs any expense after the 15th day of the month which is not reflected on the statements required by this section, Manager shall immediately notify Owner of said expense. At year-end, the same procedures would be applied but as of the last day of the year.

6.3     Remittance of Funds to Owner.  No later than the 25th day of each calendar month Manager shall remit to Owner all funds collected as part of Manager’s obligations hereunder in excess of (i) anticipated expenditures for the calendar month that Manager is authorized to make pursuant to the Budget, (ii) any reserves approved by Owner and (iii) the Management Fee payable pursuant to Section 9.1. Owner shall have the right to require the transfer to Owner at any time of funds in the Bank Account considered by Owner to be in excess of an amount reasonably required by Manager for disbursement and compensation purposes in connection with the operation and management of the Premises.

6.4     Records.  Manager agrees to keep proper records with respect to the management and operation of the Premises, and to retain those records for periods specified by Owner. Books will be prepared and maintained utilizing the MRI accounting software within the KBS Netsource database, and Manager shall pay the associated setup and monthly costs relating thereto only to the extent such costs are

11

not recoverable under leases or licenses of space in the Premises. Such books, records and accounts shall include, without limitation, vouchers, statements, receipted bills and invoices, employment records, documents, notices, agreements, contracts, correspondence, leases, permits, licenses, authorizations, all collections and disbursements related to the Premises, the deposits to the Bank Account and other business and affairs of the Premises within the responsibility of Manager pursuant to this Agreement. Owner shall have the right, during the Term of this Agreement, to inspect such records and audit the reports required by Section 6.2 during normal business hours upon reasonable prior notice to Manager. All such records, data, information and documents shall at all times be the property of Owner and shall be delivered to Owner without demand upon termination of this Agreement.

6.5        Duty of Care.  Manager shall exercise such control over accounting and financial transactions as is reasonably required to protect Owner’s assets from loss or diminution due to error, negligence, recklessness, willful misconduct, fraud or criminal acts on the part of Manager or its agents, contractors, subcontractors, associates or employees. Losses caused by such error or activity shall be borne by Manager, to the extent such losses are not paid to Owner pursuant to the bond required by Section 5.16.

ARTICLE VII

INDEMNIFICATION

7.1        Manager’s Indemnification.  Without limiting any indemnity provided elsewhere in this Agreement, Manager shall indemnify, defend, protect and hold harmless Owner and Owner’s Representative and their officers, directors, partners, members and employees from and against all claims, losses and liabilities (including all expenses and attorneys’ fees) resulting from property damage (including, but not limited to, damage to the property of Owner and its agents, contractors, subcontractors and employees), personal injury, death, defamation or false arrest which arise out of (a) any breach of this Agreement by Manager or (b) the gross negligence, recklessness, willful misconduct, fraud or criminal acts of Manager, its employees, agents, contractors, subcontractors or associates.

7.2        Owner’s Indemnification.  Owner shall indemnify, defend, protect and hold harmless Manager and its officers, directors and employees from and against all claims, losses and liabilities (including all expenses and attorneys’ fees) resulting from property damage (including, but not limited to, damage to the property of Manager and its agents and employees), personal injury, death, defamation or false arrest which arise out of (a) any breach of this Agreement by Owner or (b) the gross negligence, recklessness, willful misconduct, fraud or criminal acts of Owner or its employees or agents.

7.3        Survival.  All indemnities contained in this Agreement shall survive the expiration or termination of this Agreement.

7.4        Limitation on Indemnity.    It is expressly understood and agreed that all indemnity provisions of this Article VII apply only to the extent a loss or other event is not covered by insurance required to be maintained by the Owner under Sections 5.16 and 5.19 of this Agreement.

ARTICLE VIII

COSTS AND EXPENSES

8.1        Costs and Expenses of Manager.  Except as otherwise expressly provided herein, all costs and expenses incurred by or on behalf of Manager in performing its obligations hereunder shall be borne solely by Manager, including, without limitation, the following expenses or costs in connection with the operation and management of the Premises:

12

(a)        Cost of gross salary and wages, payroll taxes, insurance, worker’s compensation, pension benefits and any other benefits of Manager’s supervisory and home and regional office personnel;

(b)        General accounting and reporting services, as such services are considered to be within the reasonable scope of Manager’s responsibilities to Owner;

(c)        Cost of forms, stationery, ledgers and other supplies and equipment used in Manager’s home office or regional home office;

(d)        Cost or pro rata cost of telephone and general office expenses incurred on the Premises by Manager for the operation and management of properties other than the Premises;

(e)        Cost or pro rata cost of data-processing equipment, whether located at the Premises or at Manager’s home or regional office;

(f)        Cost or pro rata cost of data processing provided by computer service companies;

(g)        Cost of all bonuses, incentive compensation, profit sharing or any pay advances to employees employed by Manager in connection with the operation and management of the Premises, except for payments to individuals specifically approved in writing by Owner in advance;

(h)        Cost of automobile purchases and/or rentals, unless the automobile is being provided by Owner;

(i)        Costs attributable to claims, losses and liabilities arising from (i) any breach of this Agreement by Manager or (ii) the gross negligence, recklessness, willful misconduct, fraud or criminal acts of Manager’s employees, agents, contractors, subcontractors or associates;

(j)        Cost of comprehensive crime insurance purchased by Manager for its own account;

(k)        Costs for meals, travel and hotel accommodations for Manager’s home or regional office personnel who travel to and from the Premises, unless expressly authorized by Owner; and

(l)        Cost of obtaining and maintaining such licenses, permits, consents and authorizations as are required by Section 5.13 (b).

8.2    Reimbursement by Owner.   The following expenses or costs incurred by or on behalf of Manager in connection with the operation and management of the Premises shall be reimbursable monthly by Owner by disbursement from the Bank Account to the extent they are within the Budget or approved in writing by Owner and are supported by proper documentation from Manager:

(a)        Cost of salaries, fringe benefits (except as provided in Section (8.1 (g) ) and the employer’s portion of payroll taxes for all persons employed in connection with the operation and maintenance of the Premises, incurred pursuant to Section 5.3 (minus the pro-rata portion of such costs allocable to any time spent by such employees on matters other than the Premises);

(b)        Cost of Workers Compensation Insurance (and, when required by law, compulsory Non-Occupational Disability Insurance) incurred pursuant to Section 5.3; and

13

   (c)        Cost of telephone, office supplies and similar items for any management office on the Premises authorized by Owner.

8.3        Payment of Other Costs.  Excluding repair and maintenance expenditures and capital costs exceeding the limit set forth in Section 1.4, Manager may make the expenditures set forth in the approved Budget. All other expenditures shall require Owner’s prior written approval. Notwithstanding anything to the contrary in this Agreement, if Manager has been provided with notice of a pending sale, or negotiation for sale, of the Premises, Manager shall not be authorized to make any expenditures for repairs or capital improvements without Owner’s prior written approval.

8.4        Payment of Certain Charges Affecting the Premises. Manager shall pay from the Bank Account all taxes, special assessments, ground rents, insurance premiums and mortgage payments affecting the Premises as they become due and before any delinquency date, except that Owner reserves the right, at its option, to make any such payments directly, upon written notice to Manager.

8.5        Insufficient Funds in Bank Account.  Manager shall not be required to expend any of its own funds for disbursements chargeable to Owner. If there are insufficient funds in the Bank Account for a disbursement, Manager may, after notifying Owner of such insufficiency in writing, defer making any disbursement until Owner has furnished the funds necessary for such disbursement.

8.6        Nonpayment.  If Manager fails to make any payment when required or fails to perform any act required under this Agreement, then Owner, after 10 days’ written notice to Manager (or, in the case of any emergency, without notice) and without waiving or releasing Manager from any of its obligations hereunder, may (but shall not be required to) make such payment or perform such act. Owner shall have (in addition to any other right or remedy) the right to offset all costs and expenses incurred in exercising its rights under this Section 8.6 against any sums due or to become due to Manager, including, without limitation, the Management Fee and any costs and expenses reimbursable by Owner pursuant to Section 8.2.

ARTICLE IX

COMPENSATION

9.1        Management Fee.      Owner shall pay Manager as compensation for the management services rendered hereunder a management fee (the “Management Fee”) at the rate specified in Section 1.9. Such Management Fee shall be payable monthly in arrears, on the 15th day of each calendar month. Manager shall withdraw such Management Fee from the Bank Account and shall account for it as required by Section 6.2. The Management Fee shall be payable only on rent actually collected. The term rent, as used in this Agreement, shall include minimum rent, percentage rent, rent escalations, common area maintenance reimbursements, revenues for parking and real estate tax and insurance premium reimbursements. For the purpose of determining the Management Fee, unless specifically provided otherwise in Section 1.9, rent shall not include (i) fire loss or other insurance proceeds, capital improvements, remodeling and tenant change costs (including any overhead factor payable by tenants), (ii) security deposits except for the portion applied to past due rent, (iii) prepaid rents except for the portion applied to the then current month; (v) sums collected or paid for sales, excise or use taxes, or (vi) any amount paid for, or in connection with the termination of leases or other agreements with tenants, except for terminations which Owner has requested Manager to negotiate.

9.2        Owner-Occupied Space.  Manager shall not be entitled to any Management Fee with respect to Owner occupied space in the Premises unless a Management Fee for such space is specifically provided for in Section 1.9. In no event shall Manager be entitled to any Management Fee for any space occupied or used by it in the Premises.

14

ARTICLE X

TERMINATION

10.1        Termination. This Agreement shall terminate at the election of:

   (a)       Manager, upon 60 days’ written notice to Owner;

   (b)       Owner, upon 30 days’ written notice to Manager;

   (c)       Owner, upon 5 days’ written notice to Manager, if any of the following events occurs:

 (i)        the Premises are sold or transferred;

 (ii)       the Premises were acquired by Owner upon foreclosure of a mortgage and are subsequently redeemed;

 (iii)      Manager shall be in default in the performance of any of the covenants or agreements contained herein, and such default shall continue for 5 days after written notice thereof from Owner to Manager specifying the particulars of such default;

 (iv)     Manager commits any fraud or breach of trust, or makes any material misrepresentation;

 (v)      Manager files, or there shall be filed against Manager, a petition in bankruptcy;

 (vi)     Manager makes an assignment for the benefit of creditors;

 (vii)    Manager takes advantage of any insolvency law or act.

 (viii)   the Premises are damaged or destroyed and Owner decides not to rebuild or restore the Premises; or

 (ix)      a substantial portion of the Premises is taken by condemnation or similar proceedings.

10.2        Obligations Upon Termination.

(a)        Upon termination of this Agreement for any reason, Manager shall deliver the following to Owner on or before fifteen (15) days following the termination date:

 (i)          A final accounting, reflecting the balance of income and expenses for the Premises as of the date of termination;

 (ii)         Any monies due to Owner and any tenant security deposits held by Manager with respect to the Premises; and

 (iii)        All keys, property, supplies, records, contracts, drawings, leases and correspondence, in existence at the time of termination and all other papers or documents

15

pertaining to the Premises (except that Manager may keep copies of such documents as Manager is required by law to retain). All data, information and documents shall at all times be the property of Owner.

Manager shall remove all signs that it may have placed at the Premises containing its name and repair any resulting damage.

(b)        Upon termination of this Agreement for any reason, Manager’s right to withdraw funds from the Bank Account or any other account which contains funds collected in connection with the Premises shall terminate.

(c)        Within 30 days after termination of this Agreement, for reasons other than Manager’s default, Owner shall reimburse Manager for all expenses incurred by Manager and properly reimbursable by Owner under Section 8.2 and pay all fees properly payable to Manager for services rendered up to the date of such termination.

(d)        SAS 70 Type II or SSAE 16 Designation. Owner shall have the power to terminate this Agreement upon thirty (30) days’ notice to Manager if the Subaccounting Manager is not designated as SAS 70 Type II or SSAE 16 (to the extent such designation is still then available) compliant by a certified public accountant on or prior to December 1st of the calendar year for the year this agreement is Effective, and in such event no payment of a Termination Fee shall be due and owing to Manager. The Subaccounting Manager shall cause the SAS 70 Type II report to be an unqualified report and shall cover at minimum a period from January through September on an annual basis and must be issued by December 1st of each calendar year.

(e)        Security Access and Segregation of Duties. Manager will require the Subaccounting Manager to perform an annual security access and segregation of duties audit by a certified public accountant on all of its employees who are given access to the Owner’s accounting system. The results of this audit must be provided to the Owner by December 1st of each calendar year. Owner shall have the power to terminate this Agreement upon thirty (30) days’ notice to Manager if the audit is not completed.

ARTICLE XI

MISCELLANEOUS

11.1        Status of Manager.  It is the intention of the parties to create a relationship wherein Manager and Subaccounting Manager are independent contractors in the management, operation and maintenance of the Premises, and Owner is the beneficiary of such management, operation and maintenance. Nothing herein contained shall be construed as creating the relationship of employer-employee, principal-agent or establishing any partnership or joint venture arrangement between Owner and Manager. Manager shall afford Owner the full benefit of the judgment, experience and advice of Manager and Manager’s organization with respect to the policies to be pursued in management, and the execution of its responsibilities in a diligent, careful and vigilant manner.

11.2        Notices.  Any statement, notice recommendation, request, demand, consent or approval under this Agreement must be in writing and personally delivered or sent by overnight courier service, such as Federal Express or sent by United States, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed to have been given upon the date of personal delivery or the next business day following deposit with an overnight courier or delivery by the U.S. Postal Service (or refusal to accept delivery) as indicated in the return receipt, provided that in the case of communications sent by overnight courier service or United States registered or certified mail, the communication is

16

addressed as set forth in Section 1.7 if sent to the Owner’s Representative and as set forth in Section 1.8 if sent to Manager. Either party may, by written notice, designate a different address.

11.3        Ownership of Fixtures and Personal Property. Manager acknowledges that Owner owns all fixtures and personal property situated on or about the Premises and used in or necessary for the operation, maintenance and occupancy of the Premises (including, without limitation, any personal property purchased by Manager pursuant to Section 5.6).

11.4        Prohibited Activities. During the term of this Agreement Manager shall not, unless previously approved in writing by Owner, : (i) accept any contract to obtain a subtenant for any space in the Premises, or (ii) accept any contract to negotiate the termination of any lease of space in the Premises, or (iii) solicit any tenant to relocate from space in the Premises to any other location.

11.5        Assignment.  This Agreement shall not be assignable by Manager without the express prior written consent of Owner.

11.6        Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof or the application thereof to any entity or circumstance shall be determined by a court of competent jurisdiction to be illegal or unenforceable for any reason whatsoever, such term, provision or application thereof shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement or the application of such term or provision to any other entity or circumstance.

11.7        Costs of Suit. If Owner or Manager shall institute any action or proceeding against the other relating to this Agreement, the unsuccessful party shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorneys’ fees, as fixed by the court.

11.8        Waiver.  No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance of its obligations hereunder, shall be valid unless in writing. No such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of any other obligations of such party hereunder. The failure of any party to declare the other party in default shall not constitute a waiver by such party of its rights hereunder, irrespective of how long such failure continues. The granting of any consent or approval in any one instance by or on behalf of Owner shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

11.9        Remedies Cumulative. No remedy herein contained or otherwise conferred upon or reserved to Owner shall be considered exclusive of any other remedy, but such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute. Every power and remedy given by this Agreement to Owner may be exercised from time to time and as often as occasion may arise or as may be deemed expedient.

11.10      Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior oral or written agreements, understandings, representations and covenants, to the extent that they are inconsistent with this Agreement.

11.11      Amendment. This Agreement may not be amended or modified except by an agreement in writing signed by the party against whom enforcement of such change or modification is sought.

11.12      Governing Law. This Agreement and the obligations of Owner and Manager shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

17

11.13        Gifts. Manager shall not accept any gift from vendors employed in connection with the Project, other than gratuities of nominal value received in the ordinary course of business. Manager shall not, on Owner’s behalf or in connection with the services being rendered under this Agreement, provide any gift to or otherwise entertain any public official. The term “public official” means every member, officer, employee or consultant of a state or local agency. The term “gift,” as used herein, includes any service or merchandise of any kind, discounts on merchandise or services, meals and any other item of value. Under no circumstance shall Owner be deemed to have waived the provisions of this Section as to a specific gift unless the waiver is in writing and signed by two authorized officers of Owner.

11.14        OFAC Representations, Warranties and Indemnification.

  (a)        Representations and Warranties. Owner and Manager each represents and warrants that (i) it is not, and none of its partners, members, managers, employees, officers, directors, representatives or agents is, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or under any other law, rule, order or regulation that is enforced or administered by OFAC (such persons and entities each being a “Prohibited Person); (ii) it is not acting directly or indirectly for or on behalf of any Prohibited Person; (iii) it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any Prohibited Person; and (iv) it will not contract with or otherwise engage in any dealings or transactions or be otherwise associated with any Prohibited Person.

  (b)        Indemnification. Owner and Manager each hereby agrees to defend, indemnify, and hold harmless Manager from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs arising from or related to any breach of the foregoing representations and warranties by the indemnifying party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OWNER:	JP-Palisades I, LLC, a Texas limited liability company

	By:	JP-KBS Richardson Holdings, LLC, Its Sole Member

		By:	JP-RICHARDSON, LLC, its Managing Member

By:
Mark D. Jordan, Manager

18

MANAGER:	Sooner National Property Management, L.P.

	By:	Sooner National Property Management GP, LLC, General Partner

By:
Sarah Catherine Norris,

Date:

19

EXHIBIT A

SCHEDULE OF EMPLOYEES

Rodman Jordan	Senior Property Manager- $85,000 per year with annual bonus
Leigh Fitzgerald	Senior Property Manager $83,000 per year with annual bonus
Cindy Karnes	Property Manager- $80,000 per year per year with annual bonus
Wes Mitchell	Engineer- $21.00 per hour with annual bonus
Steve Wilson	Engineer- $50,000 per year per year with annual bonus
Bill Knowles	Engineer- $22.00 per hour with annual bonus

***All employees are allocated per square foot to each of the 5 buildings and benefits are calculated at 20% on top of employees wages.

EXHIBIT B

ERISA REQUIREMENTS

This Exhibit B is attached to and made a part of that certain Real Estate Management Agreement (the “Agreement”) dated as of                     , between                     , (“Owner”) and                      (“Manager”), only if the Owner as an employee benefit plan as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Manager represents and warrants that it is not (except by virtue of entering into this Agreement) a party in interest as that term is defined in Section 3(14) of ERISA as to Owner. The text of Section 3(14) is set forth below. Manager shall not knowingly employ, enter into a contract with or purchase any goods for the Premises from any party in interest without Owner’s prior written approval.

Section 3(14) of ERISA reads as follows:

The term “party in interest” means, as to an employee benefit plan —

(A)       any fiduciary (including, but not limited to, any administrator, officer, trustee, or custodian), counsel, or employee of such employee benefit plan;

(B)       a person providing services to such plan;

(C)       an employer any of whose employees are covered by such plan;

(D)       an employee organization any of whose members are covered by such plan;

(E)       an owner, direct or indirect, of 50 percent or more of —

(i)	the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation.

(ii)	the capital interest or the profits interest of a partnership, or,

(iii)	the beneficial interest of a trust or unincorporated enterprise which is an employer or an employee organization described in subparagraph (C) or (D);

(F)       a relative (as defined in paragraph (15) of any individual described in subparagraph (A), (B), (C), or (E);

(G)      a corporation, partnership, or trust or estate of which (or in which) 50 percent or more of —

(i)	the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation,

(ii)	the capital interest or profits interest of such partnership, or

(iii)	the beneficial interest of such trust or estate, is owned directly or indirectly, or held by persons described in subparagraph (A), (B), (C), (D), or (E);

(H)       an employee, officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a 10 percent or more shareholder directly or indirectly, of a person described in subparagraph (B), (C), (D), (E), or (G), or of the employee benefit plan; or

(I)       a 10 percent or more (directly or indirectly in capital or profits) partner or joint venturer of a person described in subparagraphs (B), (C), (D), (E), or (G).

The Secretary, after consultation and coordination with the Secretary of the Treasury, may by regulation prescribe a percentage lower than 50 percent for subparagraphs (E) and (G) and lower than 10 percent for subparagraphs (H) or (I). The Secretary may prescribe regulations for determining the ownership (direct or indirect) of profits and beneficial interests, and the manner in which indirect stockholdings are taken into account. Any person who is a party in interest with respect to a plan to which a trust described in section 501(c)(22) of the Internal Revenue Code of 1954 is permitted to make payments under Section 4223 shall be treated as a party in interest with respect to such trust.

Section 3(15) of ERISA (referred to in Paragraph F, Section 3(14) reads as follows:

The term “relative” means a spouse, ancestor, lineal descendant, or spouse of a lineal descendant.

EXHIBIT F

LEASING AGREEMENT

[To be attached post-closing in a form reasonably acceptable by the parties.]

EXHIBIT G

SCHEDULE OF SOURCES AND USES OF FUNDS

Sources
Initial Advance	$29,525,000
Holdback - TI/LC	$11,575,000
Holdback - CapEx/Interest	$5,000,000
Total Commitment	$46,600,000
Borrower Equity	$16,331,137
Total Sources:	$62,931,137

Uses
Acquisition Cost	$44,500,000
TI/LC Costs	$11,575,000
Capital Expenditures	$4,500,000
Interest Shortfalls	$500,000
GE Fee	$925,000
Closing Costs	$931,137
Total Uses:	$62,931,137

EXHIBIT H

LEASING GUIDELINES

LEASING GUIDELINES

Greenway I, II, III

Initial Rate:	Not less than $14.00 psf per year.

Premises:	Not more than 10,000 rentable square feet.

Recoveries:	Pro rata over a base year stop plus a direct recovery of electric. A subsequent year’s expense stop will be allowed for any lease transacted beyond the third quarter of the current year.

Term:	Not less than 3 years, not more than 10 years.

Free Rent:	Not more than one month for every year of Term.

Improvements:	Not more than $25 per rentable square foot.

Commissions:	Not more than 6.75% of base rent.

Palisades I and II

Initial Rate:	Not less than $15.00 psf per year.

Premises:	Not more than 10,000 rentable square feet.

Recoveries:	Pro rata over a base year stop plus a direct recovery of electric. A subsequent year’s expense stop will be allowed for any lease transacted beyond the third quarter of the current year.

Term:	Not less than 3 years, not more than 10 years.

Free Rent:	Not more than one month for every year of Term.

Improvements:	Not more than $25 per rentable square foot.

Commissions:	Not more than 6.75% of base rent.

LIMITED LIABILITY COMPANY AGREEMENT

OF JP-KBS RICHARDSON HOLDINGS, LLC

THIS AGREEMENT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 15b ET SEQ., AS AMENDED (THE “FEDERAL ACT”), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE DELAWARE SECURITIES ACT, THE [TEXAS/DELAWARE] CORPORATE SECURITIES LAW OF 1968 OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE “STATE ACTS”), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT GOVERNING THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

TABLE OF CONTENTS

Article I FORMATION		i
1.01.	Formation	i
1.02.	Names and Addresses	i
1.03.	Nature of Business	i
1.04.	Term of Company	ii

Article II MANAGEMENT OF THE COMPANY		ii
2.01.	Management of the Company	ii
2.02.	Major Decisions	v
2.03.	Company Funds	viii
2.04.	Employees	viii
2.05.	Insurance	ix
2.06.	Election, Removal, Resignation	ix
2.07.	Members Have No Managerial Authority	xi
2.08.	Meetings	xi
2.09.	Liability and Indemnity	xi
2.10.	Business Plan and Annual Budgets	xi
2.11.	Management and Leasing Agreements	xiii
2.12.	Reimbursement and Fees	xiii
2.13.	Limited Liability	xiv

Article III MEMBERS’ CONTRIBUTIONS TO COMPANY		xiv
3.01.	Initial Capital Commitments	xiv
3.02.	Additional Capital Commitments	xiv
3.03.	Default in Capital Commitment	xv
3.04.	Member Loans	xvii
3.05.	Determination of IRR Returns	xviii
3.06.	Capital Contributions in General	xviii

Article IV ALLOCATION OF PROFITS AND LOSSES		xix
4.01.	In General	xix
4.02.	Special Allocations	xix
4.03.	Differing Tax Basis; Tax Allocation	xx

Article V DISTRIBUTION OF CASH FLOW		xxi
5.01.	Distribution of Net Cash Prior to Removal of JV Member	xxi
5.02.	Distribution of Net Cash After Removal of the JV Member	xxi
5.03.	Limitation on Distributions	xxii
5.04.	In-Kind Distribution	xxii
5.05.	Tax Distributions	xxii
5.06.	Credit to Assigned Distributions	xxii

Article VI RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS		xxii
6.01.	Limitations on Transfer	xxii
6.02.	Permitted Transfers	xxiii

6.03.	Admission of Substituted Members	xxiv
6.04.	Election; Allocations Between Transferor and Transferee	xxiv
6.05.	Waiver of Withdrawal and Purchase Rights	xxiv

Article VII KBS’s RIGHT TO CAUSE SALE OF THE PROJECTS		xxiv
7.01.	KBS’s Right to Sell the Projects	xxv

Article VIII DISSOLUTION AND WINDING UP OF THE COMPANY		xxvi
8.01.	Events Causing Dissolution of the Company	xxvi
8.02.	Winding Up of the Company	xxvi
8.03.	Negative Capital Account Restoration	xxvi

Article IX BOOKS AND RECORDS		xxvii
9.01.	Books of Account and Bank Accounts	xxvii
9.02.	Tax Returns	xxvii

Article X MISCELLANEOUS		xxviii
10.01.	Notices	xxviii
10.02.	Construction of Agreement	xxviii
10.03.	Partnership Intended Solely for Tax Purposes	xxix
10.04.	Investment Representations	xxix
10.05.	Waiver of Conflict of Interest	xxx
10.06.	Section 1031 Exchange	xxxi
10.07.	Arbitration	xxxi
10.08.	Outside Activities	xxxii
10.09.	Limitation on Amendments	xxxii
10.10.	No Third Party Beneficiaries	xxxii

Article XI REIT PROTECTION		xxxii
11.01.	Certain Definitions	xxxii
11.02.	Prohibited Transactions	xxxiii

Article XII SINGLE PURPOSE ENTITY		xxxiv

EXHIBITS:

Exhibit A	NAMES AND ADDRESS, PERCENTAGE INTERESTS AND CAPITAL CONTRIBUTIONS OF THE MEMBERS

Exhibit B	LEGAL DESCRIPTION OF THE PROPERTY

Exhibit C	BUSINESS PLAN

Exhibit D	ANNUAL BUDGET

Exhibit E	FORM OF MANAGEMENT AGREEMENT

Exhibit F	FORM OF LEASING AGREEMENT

Exhibit G	SCHEDULE OF SOURCES AND USES OF FUNDS

Exhibit H	LEASING GUIDELINES